Exhibit 4.1
EXECUTION VERSION

THERMADYNE HOLDINGS CORPORATION
AND EACH OF THE GUARANTORS PARTY HERETO
9% SENIOR SECURED NOTES DUE 2017

INDENTURE
Dated as of December 3, 2010

U.S. BANK NATIONAL ASSOCIATION
Trustee and Collateral Trustee

CROSS-REFERENCE TABLE*

Trust Indenture
Act Section	Indenture Section
310(a)(1)	7.10
(a)(2)	7.10
(a)(3)	N.A.
(a)(4)	N.A.
(a)(5)	7.10
(b)	7.10
(c)	N.A.
311(a)	7.11
(b)	7.11
(c)	N.A.
312(a)	2.05
(b)	13.03
(c)	13.03
313(a)	7.06
(b)(1)	N.A.
(b)(2)	7.06; 7.07
(c)	7.06;13.02
(d)	7.06
314(a)	4.03;12.02; 13.05
(b)	N.A.
(c)(1)	N.A.
(c)(2)	N.A.
(c)(3)	N.A.
(d)	N.A.
(e)	13.05
(f)	N.A.
315(a)	7.01
(b)	12.02
(c)	N.A.
(d)	N.A.
(e)	N.A.
316(a) (last sentence)	N.A.
(a)(1)(A)	N.A.
(a)(1)(B)	N.A.
(a)(2)	N.A.
(b)	N.A.
(c)	N.A.
317(a)(1)	N.A.
(a)(2)	N.A.
(b)	N.A.
318(a)	N.A.
(b)	N.A.
(c)	13.01

		Page

Section 13.12	Counterpart Originals	120
Section 13.13	Table of Contents, Headings, etc.	120
EXHIBITS

Exhibit A	FORM OF NOTE
Exhibit B	FORM OF CERTIFICATE OF TRANSFER
Exhibit C	FORM OF CERTIFICATE OF EXCHANGE
Exhibit D	FORM OF SUPPLEMENTAL INDENTURE
Exhibit E	FORM OF CERTIFICATE FROM ACQUIRING INSTITUTIONAL ACCREDITED INVESTOR

     INDENTURE dated as of December 3, 2010 among THERMADYNE HOLDINGS CORPORATION, a Delaware corporation (the “Company”), the Guarantors (as defined herein) listed on the signature pages hereto, and U.S. Bank National Association, as trustee and as collateral trustee.
     The Company, the Guarantors and the Trustee agree as follows for the benefit of each other and for the equal and ratable benefit of the Holders (as defined herein) of the 9% Senior Secured Notes due 2017 (the “Notes”):
ARTICLE 1
DEFINITIONS AND INCORPORATION
BY REFERENCE
Section 1.01 Definitions.
     “144A Global Note” means a Global Note substantially in the form of Exhibit A-1 hereto bearing the Global Note Legend and the Private Placement Legend and deposited with or on behalf of, and registered in the name of, the Depositary or its nominee that will be issued in a denomination equal to the outstanding principal amount of the Notes sold in reliance on Rule 144A.
     “ABL Agent” means General Electric Capital Corporation and any successor thereof in such capacity under the ABL Credit Facility, or if there is no ABL Credit Facility, the “ABL Agent” designated pursuant to the terms of the Permitted ABL Debt.
     “ABL Collateral” means substantially all accounts receivable and other rights to payment (in each case, other than to the extent relating to the sale or other disposition of Fixed Assets Collateral), inventory, all documents related to inventory, instruments (except to the extent relating to the sale or other disposition of Fixed Assets Collateral) and general intangibles (excluding intellectual property) relating to accounts receivable and inventory, deposit accounts, cash and cash equivalents, other bank accounts, securities accounts, and, in each case, the proceeds thereof, of the Company and the guarantors thereunder.
     “ABL Collateral Documents” means, collectively, the security agreements, pledge agreements, mortgages, collateral assignments, deeds of trust and all other pledges, agreements, financing statements, patent, trademark or copyright filings, mortgages or other filings or documents that create or purport to create a Lien on the Collateral in favor of the ABL Agent (for the benefit of holders of Permitted ABL Obligations) and the Intercreditor Agreement, in each case, as they may be amended from time to time, and any instruments of assignment, control agreements, lockbox letters or other instruments or agreements executed pursuant to the foregoing.
     “ABL Credit Facility” means that certain loan agreement, to be dated as of the date of this Indenture, by and among the Company, the credit parties thereto, General Electric Capital Corporation, as agent and the other agents and lenders party thereto from time to time, and any related Notes, guarantees, collateral documents, instruments and agreements executed in connection therewith, and in each case, as amended, restated, restructured, increased, supplemented, refinanced or replaced in whole or in part from time to time, regardless of whether such amendment, restatement, adjustment, waiver, modification, renewal, refunding, replacement, restructuring, increase, supplement or refinancing is with the same financial institutions (whether as agents or lenders) or otherwise.
     “Acquired Indebtedness” means, with respect to any specified Person,

     (1) Indebtedness or Disqualified Stock of any other Person existing at the time such other Person is merged with or into or became a Restricted Subsidiary of such specified Person, including, without limitation, Indebtedness or Disqualified Stock incurred in connection with, or in contemplation of, such other Person merging with or into or becoming a Restricted Subsidiary of such specified Person; and
     (2) Indebtedness secured by a Lien encumbering any asset acquired by such specified Person.
     “Acquisition” means the consummation of the transactions contemplated by the Agreement and Plan of Merger, dated as of October 5, 2010, by and among Thermadyne Holdings Corporation, Razor Merger Sub Inc. and Razor Holdco Inc.
     “Additional Interest” means all additional interest then owing pursuant to the Registration Rights Agreement.
     “Additional Notes” means additional Notes (other than the Initial Notes) issued from time to time under this Indenture in accordance with Sections 2.02, 4.09 and 4.12 hereof, as part of the same series as the Initial Notes.
     “Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, “control” (including, with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise.
     “After-Acquired Property” means any and all assets or property (other than Excluded Assets) acquired after the Issue Date, including any property or assets acquired by the Company or a Guarantor from another Guarantor, which in each case constitutes Collateral.
“Agent” means any Registrar, co-registrar, Paying Agent or additional paying agent.
     “Applicable Premium” means, with respect to a Note on any Redemption Date, the excess, if any, of:
     (1) the present value at such Redemption Date of (i) the redemption price of such Note at December 15, 2013 (such redemption price being set forth in the table in Section 3.07(d) hereof), plus (ii) all remaining required interest payments due on such Note through December 15, 2013 (excluding accrued but unpaid interest to the Redemption Date), computed using a discount rate equal to the Treasury Rate as of such Redemption Date plus 50 basis points; over
     (2) the principal amount of such Note.
     “Applicable Procedures” means, with respect to any transfer, redemption or exchange of or for beneficial interests in any Global Note, the rules and procedures of the Depositary, Euroclear and Clearstream that apply to such transfer, redemption or exchange.
     “Asset Sale” means:

     (1) the sale, conveyance, transfer or other disposition, whether in a single transaction or a series of related transactions, of property or assets (including by way of a sale and leaseback) of the Company or any Restricted Subsidiary (each referred to in this definition as a “disposition”), or
     (2) the issuance or sale of Equity Interests of any Restricted Subsidiary (other than directors’ qualifying shares or shares required by applicable law to be held by a Person other than the Company or a Restricted Subsidiary), whether in a single transaction or a series of related transactions (other than preferred stock of Restricted Subsidiaries issued in compliance with Section 4.09 hereof) in each case, other than:
     (a) a disposition of Cash Equivalents or obsolete, damaged or worn out property or equipment;
     (b) the sale or lease of inventory in the ordinary course of business;
     (c) the disposition of all or substantially all of the assets of the Company and the Restricted Subsidiaries in a manner permitted pursuant to Section 5.01 hereof or any disposition that constitutes a Change of Control pursuant to this Indenture;
     (d) the making of any Restricted Payment or Permitted Investment that is permitted to be made, and is made, under Section 4.07 hereof or the granting of a Lien permitted by Section 4.12 hereof;
     (e) any disposition of assets or issuance or sale of Equity Interests of any Restricted Subsidiary in any transaction or series of related transactions with an aggregate fair market value of less than $1.0 million;
     (f) any disposition of property or assets or issuance of securities by a Restricted Subsidiary to the Company or another Restricted Subsidiary or by the Company to a Restricted Subsidiary;
     (g) to the extent allowable under Section 1031 of the Internal Revenue Code of 1986, any exchange of like property (excluding any boot thereon) for use in a Similar Business;
     (h) the lease, assignment or sublease of any real or personal property in the ordinary course of business;
     (i) licenses or sub-licenses of intellectual property in the ordinary course of business;
     (j) foreclosures on assets, involuntary asset transfers or transfers by reason of eminent domain;
     (k) any financing transaction with respect to property built or acquired by the Company or any Restricted Subsidiary after the Issue Date, including, without limitation, sale leasebacks and asset securitizations permitted by this Indenture;

     (l) any issuance or sale of Equity Interests in, or Indebtedness or other securities of, an Unrestricted Subsidiary, including in connection with any merger or consolidation;
     (m) dispositions of accounts receivable in connection with the compromise, settlement or collection thereof in the ordinary course of business or in bankruptcy or similar proceedings; and
     (n) any surrender or waiver of contract rights or the settlement, release or surrender of contract rights or other litigation claims in the ordinary course of business.
     “Bank Products” means any facilities or services related to cash management, including treasury, depository, overdraft, credit or debit card, purchase card, electronic funds transfer and other cash management arrangements.
“Bankruptcy Code” means Title 11 of the United States Code.
     “Beneficial Owner” has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act. The terms “Beneficially Owns” and “Beneficially Owned” have a corresponding meaning.
“Board of Directors” means:
     (1) with respect to a corporation, the board of directors of the corporation or any committee thereof duly authorized to act on behalf of such board;
     (2) with respect to a partnership, the Board of Directors of the general partner of the partnership;
     (3) with respect to a limited liability company, the managing member or members or any controlling committee of managing members thereof; and
     (4) with respect to any other Person, the board or committee of such Person serving a similar function.
     “Borrowing Base” means, as of any date, an amount equal to the sum of (1) 60% of the Company’s and its Restricted Subsidiaries’ aggregate book value of all accounts receivable and (2) 25% of the Company’s and its Restricted Subsidiaries’ aggregate book value of all inventory, in each case, calculated on a consolidated basis and in accordance with GAAP based on the most recent internal month-end financial statements available to the Company; provided that, prior to November 30, 2011, the Borrowing Base shall not exceed $60.0 million.
     “Broker-Dealer” has the meaning set forth in the Registration Rights Agreement.
     “Business Day” means any day other than a Legal Holiday.
     “Capital Stock” means:
     (1) in the case of a corporation, corporate stock;
     (2) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;

     (3) in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited); and
     (4) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.
     “Capitalized Lease Obligation” means, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease that would at such time be required to be capitalized and reflected as a liability on a balance sheet (excluding the footnotes thereto) in accordance with GAAP.
     “Cash Equivalents” means:
     (1) United States dollars;
     (2) (a) pounds sterling, euros or any national currency of any participating member state of the EMU; or (b) in the case of the Company or any Restricted Subsidiary, such local currencies held by them from time to time in the ordinary course of business;
     (3) securities or obligations issued or directly and fully and unconditionally guaranteed or insured by the U.S. government or any agency or instrumentality thereof;
     (4) certificates of deposit, money market, time deposits and eurodollar time deposits with maturities of one year or less from the date of acquisition, bankers’ acceptances with maturities not exceeding one year and overnight bank deposits, in each case with any domestic or foreign commercial bank having capital and surplus of not less than $50.0 million in the case of U.S. banks (or the U.S. dollar equivalent as of the date of determination);
     (5) repurchase obligations for underlying securities of the types described in clauses (3), (4) and (8) entered into with any financial institution meeting the qualifications specified in clause (4) above;
     (6) commercial paper rated at least P-1 by Moody’s or at least A-1 by S&P and in each case maturing within 12 months after the date of creation thereof;
     (7) marketable short-term money market and similar securities having a rating of at least P-2 or A-2 from either Moody’s or S&P, respectively (or, if at any time neither Moody’s nor S&P shall be rating such obligations, an equivalent rating from another Rating Agency) and in each case maturing within 24 months after the date of creation or acquisition thereof;
     (8) readily marketable direct obligations issued by any state, commonwealth or territory of the United States or any political subdivision or taxing authority thereof having an Investment Grade Rating from either Moody’s or S&P;
     (9) Indebtedness or Preferred Stock issued by Persons with a rating of “A” or higher from S&P or “A2” or higher from Moody’s with maturities of 24 months or less from the date of acquisition;
     (10) readily marketable direct obligations issued by any foreign government or any political subdivision or public instrumentality thereof, in each case having an Investment Grade Rating from Moody’s or S&P with maturities of 24 months or less from the date of acquisition;

     (11) Investments with average maturities of 12 months or less from the date of acquisition in money market funds rated AAA- (or the equivalent thereof) or better by S&P or Aaa3 (or the equivalent thereof) or better by Moody’s;
     (12) investments funds investing at least 90% of their assets in securities of the types described in clauses (1) through (11) above; and
     (13) instruments equivalent to those referred to in clauses (3) to (12) above denominated in euro or pounds sterling or any other foreign currency comparable in credit quality and tenor to those referred to above and customarily used by corporations for cash management purposes in any jurisdiction outside the United States to the extent reasonably required in connection with any business conducted by any Restricted Subsidiary organized in such jurisdiction.
“Change of Control” means the occurrence of either of the following:
     (1) the sale, lease, transfer or other disposition, in one or a series of related transactions, of all or substantially all of the assets of the Company and its Subsidiaries, taken as a whole, to any Person other than a Permitted Holder;
     (2) the Company becomes aware of (by way of a report or any other filing pursuant to Section 13(d) of the Exchange Act, proxy, vote, written notice or otherwise) the acquisition by any “person” or “group” (as such terms are used in Section 13(d) or 14(d) of the Exchange Act or any successor provision), including any group acting for the purpose of acquiring, holding or disposing of securities (within the meaning of Rule 13d-5(b)(1) under the Exchange Act), other than a Permitted Holder, in a single transaction or in a related series of transactions, by way of merger, consolidation or other business combination or purchase of beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act, or any successor provision), of 50% or more of the total voting power of the Voting Stock of the Company;
     (3) the adoption of a plan relating to the liquidation or dissolution of the Company; or
     (4) the first day on which a majority of the members of the Board of Directors of the Company are not Continuing Directors.
     “Clearstream” means Clearstream Banking, S.A and any successor thereto.
     “Collateral” means the ABL Collateral and the Fixed Assets Collateral.
     “Collateral Trust Agreement” means that certain collateral trust agreement to be dated the date of this Indenture, by and among the Company, the Guarantors, the Collateral Trustee and the Trustee.
     “Company” has the meaning set forth in the recitals hereto until a successor Person shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Company” shall mean such successor Person.
     “Consolidated Adjusted EBITDA” means, with respect to any Person for any period, the Consolidated Net Income of such Person and its Restricted Subsidiaries for such period:

          (1) increased (without duplication) by:
          (a) provision for taxes based on income or profits or capital gains, plus franchise or similar taxes, of such Person for such period deducted (and not added back) in computing Consolidated Net Income; plus
          (b) Consolidated Interest Expense of such Person for such period to the extent the same was deducted (and not added back) in calculating such Consolidated Net Income; plus
          (c) Consolidated Depreciation and Amortization Expense of such Person for such period to the extent such depreciation and amortization were deducted (and not added back) in computing Consolidated Net Income; plus
          (d) any transaction costs, fees, expenses or charges related to any Equity Offering, Permitted Investment, acquisition, disposition, recapitalization or the incurrence of Indebtedness permitted to be incurred under this Indenture (whether or not successful), including such fees, expenses or charges related to the offering of the Notes and the ABL Credit Facility, and, in each case, deducted (and not added back) in computing Consolidated Net Income; plus
          (e) the amount of management, monitoring, consulting and advisory fees (including termination fees) and related indemnities and expenses paid or accrued in such period under the Management Services Agreement to the extent otherwise permitted under Section 4.11 hereof and deducted (and not added back) in such period in computing Consolidated Net Income; plus
          (f) any costs or expense incurred by the Company or a Restricted Subsidiary pursuant to any management equity plan or stock option plan or any other management or employee benefit plan or agreement or any stock subscription or shareholder agreement, to the extent that such cost or expenses are funded with cash proceeds contributed to the capital of the Company or net cash proceeds of an issuance of Equity Interests of the Company (other than Disqualified Stock) solely to the extent that such net cash proceeds are excluded from the calculation set forth in Section 4.07(a)(C) hereof; plus
          (g) the amount of cost savings projected by the Company in good faith by a responsible financial or accounting officer of the Company to be realized as a result of specified actions taken (calculated on a pro forma basis as though such cost savings had been realized on the first day of such period), net of the amount of actual benefits realized during such period from such actions; provided that (x) such cost savings are reasonably identifiable and factually supportable, (y) such actions have been initiated and (z) such cost savings do not exceed $5.0 million for any four-quarter period; plus
          (h) any other non-cash charges, expenses or losses reducing Consolidated Net Income for such period (including any impairment charges or the impact of purchase accounting), excluding any such charge that represents an accrual or reserve for a cash expenditure for a future period; plus
          (i) any proceeds from business interruption, casualty or liability insurance received by such Person during such period, to the extent associated losses arising out of the event that resulted in the payment of such business interruption insurance proceeds were included in computing Consolidated Net Income; plus
          (j) the amount of any non-recurring or unusual gains or losses, costs or charges (including, but not limited to, any non-recurring or unusual legal fees, litigation costs or settlements, fines or penalties), any business optimization expenses and any restructuring charges or expenses deducted (and not added back) in such period in computing Consolidated Net Income, including, without limitation, one-time severance, plant closures and modifications, relocation, transition, non-recurring retention payments and other restructuring costs, costs or expenses after the Issue Date related to employment of terminated employees, costs or expenses realized in connection with, resulting from, or in anticipation of, the Acquisition, costs incurred in connection with acquisitions after the Issue Date and curtailments or modifications to pension and postretirement restructuring expenses; plus
          (k) the amount of any non-controlling interest expense consisting of Subsidiary income attributable to non-controlling interests of third parties in any non-Wholly-Owned Subsidiary deducted (and not added back) in computing Consolidated Net Income (less the amount of any cash dividends paid to the holders of such minority interests),
     (2) increased or decreased by (without duplication) any net loss or gain resulting in such period from Permitted Hedging Obligations (including pursuant to the application of ASC No. 815—“Derivatives and Hedging Overview”); and
     (3) decreased by (without duplication), non-cash items increasing Consolidated Net Income of such Person for such period, excluding any items which represent the reversal of any accrual of, or cash reserve for, anticipated cash charges in any prior period.
     “Consolidated Depreciation and Amortization Expense” means with respect to any Person for any period, the total amount of depreciation and amortization expense, including the amortization of deferred financing fees, of such Person and its Restricted Subsidiaries for such period on a consolidated basis and otherwise determined in accordance with GAAP.
     “Consolidated Interest Expense” means, with respect to any Person for any period, the sum, without duplication, of:
     (1) consolidated interest expense of such Person and its Restricted Subsidiaries for such period, to the extent such expense was deducted (and not added back) in computing Consolidated Net Income (including (i) amortization of original issue discount resulting from the issuance of Indebtedness at less than par, (ii) non-cash interest payments (but excluding any non-cash interest expense attributable to the movement in the mark to market valuation of Permitted Hedging Obligations or other derivative instruments pursuant to ASC No. 815—“Derivatives and Hedging Overview”), (iii) the interest component of Capitalized Lease Obligations and (iv) net payments, if any, without duplication, pursuant to interest rate Permitted Hedging Obligations, and excluding (A) any Additional Interest, (B) amortization of deferred financing fees and (C) any expensing of bridge or other financing fees); plus
     (2) consolidated capitalized interest of such Person and its Restricted Subsidiaries for such period, whether paid or accrued; plus

     (3) any interest on Indebtedness of another Person that is guaranteed by such Person or one of its Restricted Subsidiaries or secured by a Lien on assets of such Person or one of its Restricted Subsidiaries, whether or not such Guarantee or Lien is called upon; plus
     (4) the product of (i) all dividends, whether paid or accrued and whether or not in cash, on any series of Disqualified Stock or Designated Preferred Stock of such Person or any of its Restricted Subsidiaries, other than dividends on Equity Interests payable solely in Equity Interests of the Company (other than Disqualified Stock) or to the Company or a Restricted Subsidiary of the Company, times (ii) a fraction, the numerator of which is one and the denominator of which is one minus the then current combined federal, state and local statutory tax rate of such Person, expressed as a decimal; minus
     (5) consolidated interest income of such Person and its Restricted Subsidiaries for such period.
     “Consolidated Net Income” means, with respect to any Person for any period, the aggregate of the Net Income, of such Person and its Restricted Subsidiaries for such period, on a consolidated basis, and otherwise determined in accordance with GAAP; provided, however, that, without duplication:
     (1) any after-tax effect of extraordinary gains or losses or any non-cash non-recurring or unusual gains or losses, costs, charges or expenses, any non-cash business optimization expenses and any non-cash restructuring charges or expenses (excluding any such non-cash charge or expense to the extent that it represents an accrual of or reserve for cash charges or expenses in any future period or amortization of a prepaid cash charge or expense that was paid in a prior period) including, but not limited to, any non-cash non-recurring or unusual legal fees, litigation costs or settlements, fines or penalties, shall be excluded, including, without limitation, non-cash severance, plant closures and modifications, relocation, transition and other restructuring costs, costs or expenses after the Issue Date related to employment of terminated employees, non-cash costs or expenses realized in connection with, resulting from, or in anticipation of, the Acquisition, non-cash costs incurred in connection with acquisitions after the Issue Date and curtailments or modifications to pension and postretirement restructuring expenses;
     (2) the Net Income for such period shall not include the cumulative effect of a change in accounting principles during such period;
     (3) any net after-tax effect of income (loss) from disposed, abandoned, transferred, closed or discontinued operations and any net after-tax gains or losses on disposed, abandoned, transferred, closed or discontinued operations shall be excluded;
     (4) any net after-tax effect of gains or losses (less all fees and expenses relating thereto) attributable to asset dispositions other than in the ordinary course of business, as determined in good faith by the Board of Directors of the Company, shall be excluded;
     (5) the Net Income for such period of any Person that is not a Subsidiary, or is an Unrestricted Subsidiary, or that is accounted for by the equity method of accounting, shall be excluded; provided that Consolidated Net Income of such Person shall be increased by the amount of dividends or distributions or other payments that are actually paid in cash (or to the extent converted into cash) to the referent Person or a Restricted Subsidiary thereof in respect of such period;

     (6) solely for the purpose of determining the amount available for Restricted Payments under Section 4.07(a)(C)(1) hereof, the Net Income for such period of any Restricted Subsidiary (other than any Guarantor) shall be excluded if the declaration or payment of dividends or similar distributions by that Restricted Subsidiary of its Net Income is not at the date of determination wholly permitted without any prior governmental approval (which has not been obtained) or, directly or indirectly, by the operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule, or governmental regulation applicable to that Restricted Subsidiary or its stockholders, unless such restriction with respect to the payment of dividends or in similar distributions has been legally waived; provided that Consolidated Net Income of such Person will be increased by the amount of dividends or other distributions or other payments actually paid in cash (or to the extent converted into cash) to such Person or a Restricted Subsidiary thereof in respect of such period, to the extent not already included therein;
     (7) the effects of adjustments (including the effects of such adjustments pushed down to such Person and the Restricted Subsidiaries) in any line item of such Person’s consolidated financial statements pursuant to GAAP resulting from the application of purchase accounting in relation to any consummated acquisition, net of taxes, shall be excluded;
     (8) any net after-tax income (loss) from the early extinguishment of Indebtedness or Permitted Hedging Obligations or other derivative instruments shall be excluded;
     (9) any impairment charge or asset write-off or write-down pursuant to ASC No. 350—“Intangible Assets” and No. 360—“Impairments” and the amortization of intangibles arising pursuant to ASC No. 805 (excluding any such impairment charge to the extent that it represents an accrual of or reserve for cash expenditures in any future period except to the extent such item is subsequently reversed) shall be excluded;
     (10) any non-cash compensation charge or expense recorded from grants of stock appreciation or similar rights, stock options, restricted stock or other rights to officers, directors or employees shall be excluded;
     (11) accruals and reserves that are established or adjusted within twelve months after the Issue Date that are so required to be established or adjusted as a result of the Acquisition in accordance with GAAP or changes as a result of adoption or modification of accounting policies shall be excluded;
     (12) any net loss or gain resulting in such period from currency translation gains or losses related to currency re-measurements of Indebtedness (including any net loss or gain resulting from Permitted Hedging Obligations for currency exchange risk) shall be excluded;
     (13) (a) the non-cash portion of “straight-line” rent expense shall be excluded and (b) the cash portion of “straight- line” rent expense which exceeds the amount expensed in respect of such rent expense shall be included; and
     (14) non-cash gains and losses attributable to movement in the mark-to-market valuation of Permitted Hedging Obligations pursuant to Financial Accounting Standards Board Statement No. 133.
Notwithstanding the foregoing, for the purpose of Section 4.07 hereof only (other than Section 4.07(a)(C)(4) hereof), there shall be excluded from Consolidated Net Income any income arising from any sale or other disposition of Restricted Investments made by the Company and the Restricted Subsidiaries, any repurchases and redemptions of Restricted Investments from the Company and the Restricted Subsidiaries, any repayments of loans and advances which constitute Restricted Investments by the Company or any Restricted Subsidiary, any sale of the stock of an Unrestricted Subsidiary or any distribution or dividend from an Unrestricted Subsidiary, in each case only to the extent such amounts increase the amount of Restricted Payments permitted under such covenant pursuant to clause (c) (4) of the first paragraph thereof.
     “Contingent Obligations” means, with respect to any Person, any obligation of such Person guaranteeing any leases, dividends or other obligations that do not constitute Indebtedness (“primary obligations”) of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, including, without limitation, any obligation of such Person, whether or not contingent,
     (1) to purchase any such primary obligation or any property constituting direct or indirect security therefor, or
     (2) to advance or supply funds:
     (a) for the purchase or payment of any such primary obligation, or
     (b) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, or
     (c) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation against loss in respect thereof.
     “continuing” means, with respect to any Default or Event of Default, that such Default or Event of Default has not been cured or waived.
     “Continuing Directors” means, as of any date of determination, any member of the Board of Directors of the Company who:
     (1) was a member of such Board of Directors on the date of this Indenture; or
     (2) was nominated for election or elected to such Board of Directors with the approval of a majority of the Continuing Directors who were members of such Board of Directors at the time of such nomination or election.
     “Corporate Trust Office of the Trustee” will be at the address of the Trustee specified in Section 13.02 hereof or such other address as to which the Trustee may give notice to the Company.
     “Credit Facilities” means, with respect to the Company or any of its Restricted Subsidiaries, one or more debt facilities, including but not limited to the ABL Credit Facility, or other financing arrangements (including, without limitation, commercial paper facilities or indentures) providing for revolving credit loans, term loans, letters of credit or other long-term Indebtedness, including any notes, mortgages, guarantees, security documents, instruments and agreements executed in connection therewith, and any amendments, supplements, modifications, extensions, renewals, restatements or refundings thereof and any indentures or credit facilities or commercial paper facilities that replace, refund or refinance any part of the loans, notes, other credit facilities or commitments thereunder, including any such replacement, refunding or refinancing facility or indenture that increases the amount permitted to be borrowed thereunder or alters the maturity thereof (provided that such increase in borrowings is permitted under Section 4.09 hereof) or adds Restricted Subsidiaries as additional borrowers or guarantors thereunder and whether by the same or any other agent, lender or investor or group of lenders or investors.
     “Custodian” means the Trustee, as custodian for DTC with respect to the Notes in global form, or any successor entity thereto.
     “Default” means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default provided that any Default that results solely from the taking of any action that would have been permitted but for the continuation of a previous Default will be deemed to be cured if such previous Default is cured prior to becoming an Event of Default.
     “Definitive Note” means a certificated Note registered in the name of the Holder thereof and issued in accordance with Sections 2.06 or 2.10 hereof, substantially in the form of Exhibit A-1 hereto except that such Note shall not bear the Global Note Legend and shall not have the “Schedule of Exchanges of Interests in the Global Note” attached thereto.
     “Depositary” means, with respect to the Notes issuable or issued in whole or in part in global form, the Person specified in Section 2.03 hereof as the Depositary with respect to the Notes, and any and all successors thereto appointed as depositary hereunder and having become such pursuant to the applicable provision of this Indenture.
     “Designated Noncash Consideration” means the fair market value of noncash consideration received by the Company or a Restricted Subsidiary in connection with an Asset Sale that is so designated as Designated Noncash Consideration pursuant to an Officer’s Certificate executed by a financial officer of the Company, setting forth the basis of such valuation, less the amount of cash or Cash Equivalents received in connection with a subsequent sale of such Designated Noncash Consideration.
     “Designated Preferred Stock” means preferred stock of the Company or any direct or indirect parent thereof or a Restricted Subsidiary (in each case other than Disqualified Stock) that is issued for cash (other than to a Restricted Subsidiary) and is so designated as Designated Preferred Stock, pursuant to an Officer’s Certificate executed by a financial officer of the Company or the applicable parent thereof, as the case may be, on the issuance date thereof, the cash proceeds of which are excluded from the calculation set forth in Section 4.07(a)(C) hereof.
     “Disqualified Stock” means, with respect to any Person, any Capital Stock of such Person which, by its terms, or by the terms of any security into which it is convertible or for which it is putable or exchangeable, or upon the happening of any event, matures or is mandatorily redeemable, other than as a result of a change of control or asset sale, pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the holder thereof, other than as a result of a change of control or asset sale, in whole or in part, in each case prior to the date 91 days after the earlier of the maturity date of the Notes or the date the Notes are no longer outstanding; provided, however, that only the portion of Capital Stock that so matures or is mandatorily redeemable, is so convertible or exchangeable or is so redeemable at the option of the holder thereof prior to such date will be deemed to be Disqualified Stock; and, provided further, that if such Capital Stock is issued to any plan for the benefit of employees of the Company or its Subsidiaries or by any such plan to such employees, such Capital Stock shall not constitute Disqualified Stock solely because it may be required to be repurchased by the Company or any of its Subsidiaries in order to satisfy applicable statutory or regulatory obligations; provided, further, that any Capital Stock held by any future, current or former employee, director, manager or consultant (or their respective trusts, estates, investment funds, investment vehicles or immediate family members) of the Company, any of its

Subsidiaries or any direct or indirect parent entity of the Company in each case upon the termination of employment or death of such person pursuant to any stockholders’ agreement, management equity plan, stock option plan or any other management or employee benefit plan or agreement shall not constitute Disqualified Stock solely because it may be required to be repurchased by the Company or its Subsidiaries.
     “Domestic Subsidiary” means, with respect to any Person, any Restricted Subsidiary of such Person other than a Foreign Subsidiary.
     “EMU” means the economic and monetary union as contemplated in the Treaty on European Union.
     “Equity Interests” means Capital Stock and all warrants, options or other rights to acquire Capital Stock, but excluding any debt security that is convertible into, or exchangeable for, Capital Stock.
     “Equity Offering” means any public or private sale of common or preferred equity (excluding Disqualified Stock) of the Company or, to the extent the net proceeds therefrom are contributed to the Company in the form of common equity capital, any of its direct or indirect parent companies, other than (a) public offerings with respect to the Company’s or any direct or indirect parent company’s common stock registered on Form S-4 or Form S-8, and (b) any sales to the Company or any of its Subsidiaries, and (c) any such public or private sale that constitutes an Excluded Contribution or representing Designated Preferred Stock.
     “Euroclear” means Euroclear Bank, S.A./N.V., as operator of the Euroclear system, and any successor thereto.
     “Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder.
     “Exchange Notes” means any Notes issued in exchange for Notes pursuant to the Registration Rights Agreement or similar agreement.
     “Exchange Offer” has the meaning set forth in the Registration Rights Agreement.
     “Exchange Offer Registration Statement” has the meaning set forth in the Registration Rights Agreement.
     “Excluded Assets” has the meaning set forth under the caption “—Security for the Notes—Excluded Assets.”
     “Excluded Contribution” means net cash proceeds, marketable securities or Qualified Proceeds received by the Company after the Issue Date from:
     (1) contributions to the Company’s common equity capital, and
     (2) the sale (other than to the Company or a Subsidiary of the Company or to any management equity plan or stock option plan or any other management or employee benefit plan or agreement of the Company or a Subsidiary of the Company) of Capital Stock (other than Disqualified Stock and Designated Preferred Stock) of the Company or, to the extent the net proceeds therefrom are contributed to the Company in the form of common equity capital, any direct or indirect parent of the Company, in each case designated as Excluded Contributions pursuant to an Officer’s Certificate, which are excluded from the calculation set forth in Section 4.07(a)(C) hereof.
     “Existing Indebtedness” means Indebtedness of the Company and its Restricted Subsidiaries existing on the Issue Date.
     “Fair Market Value” means, with respect to any asset or property, the fair market value of such asset or property as determined in good faith by the Board of Directors of the Company (unless otherwise provided in this Indenture), whose determination will be conclusive.
     “FIRREA” means the Financial Institutions Reform, Recovery and Enforcement Act of 1989, as amended.
     “Fixed Assets Collateral” means substantially all (a) machinery, equipment, furniture, fixtures, intellectual property, owned real property, general intangibles (except those constituting ABL Collateral and relating thereto) and proceeds of the foregoing, (b) all of the Capital Stock and intercompany notes of the Company and each Subsidiary of the Company owned by the Company or any Guarantor (limited, in the case of Foreign Subsidiaries, to 65% of the voting Capital Stock and 100% of the non-voting Capital Stock of each first-tier Foreign Subsidiary), and (c) all other current and future tangible and intangible assets of the Company and the Guarantors, in each case other than ABL Collateral and Excluded Assets.
     “Fixed Charge Coverage Ratio” means with respect to any specified Person for any period, the ratio of Consolidated Adjusted EBITDA of such Person for such period to the Consolidated Interest Expense of such Person for such period. If the Company or any Restricted Subsidiary has incurred, assumed, guaranteed, redeemed, retired or extinguished any Indebtedness (other than Indebtedness incurred under any revolving credit facility unless such Indebtedness has been permanently repaid and has not been replaced) or issues or redeems Disqualified Stock or preferred stock subsequent to the commencement of the period for which the Fixed Charge Coverage Ratio is being calculated but prior to or simultaneously with the Calculation Date, then the Fixed Charge Coverage Ratio shall be calculated giving pro forma effect to such incurrence, assumption, guarantee, redemption, retirement or extinguishment of Indebtedness, or such issuance or redemption of Disqualified Stock or preferred stock, as if the same had occurred at the beginning of the applicable four-quarter period.
For purposes of making the computation referred to above, Investments, acquisitions, dispositions, mergers, consolidations and disposed operations (as determined in accordance with GAAP) that have been made by the Company or any of its Restricted Subsidiaries during the four-quarter reference period or subsequent to such reference period and on or prior to or simultaneously with the Calculation Date shall be calculated on a pro forma basis assuming that all such Investments, acquisitions, dispositions, mergers, consolidations and disposed operations (and the change in any associated fixed charge obligations and the change in Consolidated Adjusted EBITDA resulting therefrom) had occurred on the first day of the four-quarter reference period. If since the beginning of such period any Person that subsequently became a Restricted Subsidiary or was merged with or into the Company or any of its Restricted Subsidiaries since the beginning of such period shall have made any Investment, acquisition, disposition, merger, consolidation or disposed operation that would have required adjustment pursuant to this definition, then the Fixed Charge Coverage Ratio shall be calculated giving pro forma effect thereto for such period as if such Investment, acquisition, disposition, merger, consolidation or disposed operation had occurred at the beginning of the applicable four-quarter period.
For purposes of this definition, whenever pro forma effect is to be given to an Investment, acquisition (including the Acquisition), disposition, merger or consolidation or any other transaction, the pro forma calculations shall be (x) made in good faith by a responsible financial or accounting officer of the

Company (and may include, for the avoidance of doubt, cost savings and operating expense reductions resulting from such Investment, acquisition, disposition, merger or consolidation or disposed operation which is being given pro forma effect that have been or are expected to be realized within 12 months after the date of such Investment, acquisition, disposition, merger, consolidation or disposed operation) or (y) determined in accordance with Regulation S-X under the Securities Act. If any Indebtedness bears a floating rate of interest and is being given pro forma effect, the interest on such Indebtedness shall be calculated as if the rate in effect on the Calculation Date had been the applicable rate for the entire period (taking into account any Permitted Hedging Obligations applicable to such Indebtedness). Interest on a Capitalized Lease Obligation shall be deemed to accrue at an interest rate reasonably determined by a responsible financial or accounting officer of the Company to be the rate of interest implicit in such Capitalized Lease Obligation in accordance with GAAP. For purposes of making the computation referred to above, interest on any Indebtedness under a revolving credit facility computed on a pro forma basis shall be computed based upon the average daily balance of such Indebtedness during the applicable period except as set forth in the first paragraph of this definition. Interest on Indebtedness that may optionally be determined at an interest rate based upon a factor of a prime or similar rate, a eurocurrency interbank offered rate, or other rate, shall be deemed to have been based upon the rate actually chosen, or, if none, then based upon such optional rate chosen as the Company may designate.
For the purposes of this definition, any amount in a currency other than U.S. dollars will be converted to U.S. dollars based on the average exchange rate for such currency for the most recent twelve month period immediately prior to the date of determination determined in a manner consistent with that used in calculating Consolidated Adjusted EBITDA for the applicable period.
     “Foreign Subsidiary” means, with respect to any Person, any Subsidiary of such Person that is not organized or existing under the laws of the United States, any state thereof or the District of Columbia, and any Subsidiary of such Subsidiary.
     “GAAP” means generally accepted accounting principles in the United States which are in effect on the Issue Date. At any time after the Issue Date, the Company may elect to apply IFRS as in effect on the Issue Date in lieu of GAAP and, upon any such election, references herein to GAAP shall thereafter be construed to mean IFRS as in effect on the Issue Date (except as otherwise provided in this Indenture); provided that any such election, once made, shall be irrevocable; provided, further, any calculation or determination in this Indenture that requires the application of GAAP for periods that include fiscal quarters ended prior to the Company’s election to apply IFRS shall remain as previously calculated or determined in accordance with GAAP. The Company shall give notice of any such election made in accordance with this definition to the Trustee and the Holders of Notes.
     “Global Note Legend” means the legend set forth in Section 2.06(g)(2) hereof, which is required to be placed on all Global Notes issued under this Indenture.
     “Global Notes” means, individually and collectively, each of the Restricted Global Notes and the Unrestricted Global Notes deposited with or on behalf of and registered in the name of the Depository or its nominee, substantially in the form of Exhibit A-1 hereto and that bears the Global Note Legend and that has the “Schedule of Exchanges of Interests in the Global Note” attached thereto, issued in accordance with Section 2.01, 2.06(b)(3), 2.06(b)(4), 2.06(d)(2) or 2.06(f) hereof.
     “Government Securities” means securities that are:
     (1) direct obligations of the United States of America for the timely payment of which its full faith and credit is pledged, or

     (2) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the timely payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in either case, are not callable or redeemable at the option of the issuers thereof, and shall also include a depository receipt issued by a bank (as defined in Section 3(a) (2) of the Securities Act), as custodian with respect to any such Government Securities or a specific payment of principal of or interest on any such Government Securities held by such custodian for the account of the holder of such depository receipt; provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the Government Securities or the specific payment of principal of or interest on the Government Securities evidenced by such depository receipt.
     “guarantee” means a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner (including, without limitation, letters of credit and reimbursement agreements in respect thereof), of all or any part of any Indebtedness or other obligations.
     “Guarantee” means the guarantee by any Guarantor of the Company’s Obligations under this Indenture and the Notes.
     “Guarantor” means each Subsidiary of the Company that Guarantees the Notes in accordance with the terms of this Indenture.
     “Holder” means a Person in whose name a Note is registered in the notes register.
     “IAI Global Note” means a Global Note substantially in the form of Exhibit A-1 hereto bearing the Global Note Legend and the Private Placement Legend and deposited with or on behalf of and registered in the name of the Depositary or its nominee that will be issued in a denomination equal to the outstanding principal amount of the Notes sold to Institutional Accredited Investors.
     “IFRS” shall mean International Financial Reporting Standards as issued by the International Accounting Standards Board.
     “Immaterial Subsidiary” means, as of any date, any Restricted Subsidiary whose total assets, as of that date, are less than $100,000 and whose total revenues for the most recent 12-month period do not exceed $100,000; provided, that all Immaterial Subsidiaries, in the aggregate shall have total assets for the end of the most recent 12-month period not to exceed $1,000,000 and total revenues for the end of the most recent 12-month period not to exceed $1,000,000.
     “Indebtedness” means, with respect to any Person,
     (1) any indebtedness (including principal and premium) of such Person, whether or not contingent:
     (a) in respect of borrowed money,
     (b) evidenced by bonds, notes, debentures or similar instruments or letters of credit or bankers’ acceptances (or, without duplication, reimbursement agreements in respect thereof),

     (c) representing the deferred and unpaid balance of the purchase price of any property (including Capitalized Lease Obligations), except (i) any such balance that constitutes a trade payable or similar obligation to a trade creditor, in each case accrued in the ordinary course of business and (ii) any earn-out obligations until such obligation becomes a liability on the balance sheet of such Person in accordance with GAAP and if not paid after becoming due and payable, or
     (d) representing net obligations under any Permitted Hedging Obligations or Permitted Cash Management Obligations,
if and to the extent that any of the foregoing Indebtedness (other than letters of credit, Permitted Hedging Obligations and Permitted Cash Management Obligations) would appear as a liability upon a balance sheet (excluding the footnotes thereto) of such Person prepared in accordance with GAAP; provided that Indebtedness of any direct or indirect parent of such Person appearing upon the balance sheet of such Person solely by reason of push-down accounting under GAAP shall be excluded,
     (2) to the extent not otherwise included, any obligation by such Person to be liable for, or to pay, as obligor, guarantor or otherwise, on the obligations of the type referred to in clause (a) of another Person, other than by endorsement of negotiable instruments for collection in the ordinary course of business, and
     (3) to the extent not otherwise included, obligations of the type referred to in clause (a) of another Person secured by a Lien on any asset owned by such Person (other than a Lien on Capital Stock of an Unrestricted Subsidiary), whether or not such Indebtedness is assumed by such Person (with the amount of such Indebtedness deemed to be the lower of (i) the principal amount of the Indebtedness of such other person and (ii) the fair market value of the assets securing such Indebtedness at the date of determination);
provided, however, that Contingent Obligations incurred in the ordinary course of business shall be deemed not to constitute Indebtedness.
     “Indenture” means this Indenture, as amended or supplemented from time to time.
     “Independent Financial Advisor” means an accounting, appraisal, investment banking firm or consultant to Persons engaged in Similar Businesses of nationally recognized standing that is, in the good faith judgment of the Company, qualified to perform the task for which it has been engaged.
     “Indirect Participant” means a Person who holds a beneficial interest in a Global Note through a Participant.
     “Initial Notes” means the first $260,000,000 aggregate principal amount of Notes issued under this Indenture on the date hereof.
     “Initial Purchasers” means Jefferies & Company, Inc. and RBC Capital Markets, LLC.
     “Insolvency or Liquidation Proceeding” means:
     (1) any voluntary or involuntary case or proceeding under the Bankruptcy Code or the bankruptcy laws of Canada or Australia with respect to the Company or any Guarantor;

     (2) any other voluntary or involuntary insolvency, reorganization or bankruptcy case or proceeding, or any receivership, liquidation, reorganization or other similar case or proceeding with respect to the Company or any Guarantor or with respect to a material portion of their respective assets;
     (3) any composition of liabilities or similar arrangement relating to the Company or any Guarantor, whether or not under a court’s jurisdiction or supervision;
     (4) any liquidation, dissolution, reorganization or winding up of the Company or any Guarantor, whether voluntary or involuntary, whether or not under a court’s jurisdiction or supervision, and whether or not involving insolvency or bankruptcy; or
     (5) any general assignment for the benefit of creditors or any other marshalling of assets and liabilities of the Company or any Guarantor.
     “Institutional Accredited Investor” means an institution that is an “accredited investor” as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act, who are not also QIBs.
     “Intercreditor Agreement” means that certain intercreditor agreement, dated as of the date of this Indenture, by and between the ABL Agent and the Collateral Trustee, and acknowledged by the Company and the Guarantors, as it may be amended from time to time in accordance with its terms, in substantially the form attached as an exhibit to this Indenture.
     “Investment Grade Rating” means a rating equal to or higher than Baa3 (or the equivalent) by Moody’s and BBB- (or the equivalent) by S&P, or an equivalent rating by any other Rating Agency.
     “Investments” means, with respect to any Person, all investments by such Person in other Persons (including Affiliates) in the form of loans (including guarantees or other obligations (excluding performance guarantees and similar obligations)), advances of funds or capital contributions (excluding accounts receivable, trade credit, advances to customers, commission, travel and similar advances to officers and employees, in each case made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities issued by any other Person and investments that are required by GAAP to be classified on the balance sheet (excluding the footnotes) of such Person in the same manner as the other investments included in this definition to the extent such transactions involve the transfer of cash or other property. For purposes of the definition of “Unrestricted Subsidiary” and Section 4.07 hereof,
     (1) “Investments” shall include the portion (proportionate to the Company’s direct or indirect equity interest in such Subsidiary) of the fair market value of the net assets of a Subsidiary of the Company at the time that such Subsidiary is designated an Unrestricted Subsidiary; provided, however, that upon a redesignation of such Subsidiary as a Restricted Subsidiary, the Company or applicable Restricted Subsidiary shall be deemed to continue to have a permanent “Investment” in an Unrestricted Subsidiary in an amount (if positive) equal to:
     (a) the Company’s direct or indirect “Investment” in such Subsidiary at the time of such redesignation; less
     (b) the portion (proportionate to the Company’s direct or indirect equity interest in such Subsidiary) of the fair market value of the net assets of such Subsidiary at the time of such redesignation; and

     (2) any property transferred to or from an Unrestricted Subsidiary shall be valued at its fair market value at the time of such transfer, in each case as determined in good faith by the Company.
The amount of any Investment outstanding at any one time shall be the original cost of such Investment, reduced by any return of capital (including a dividend on common Equity Interests) received in cash by the Company or any Restricted Subsidiary in respect of such Investment.
     “Issue Date” means the date on which the Notes are initially issued.
     “Legal Holiday” means a Saturday, a Sunday or a day on which banking institutions in the City of New York or at a place of payment are authorized by law, regulation or executive order to remain closed. If a payment date is a Legal Holiday at a place of payment, payment may be made at that place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue on such payment for the intervening period.
     “Letter of Transmittal” means the letter of transmittal, or its electronic equivalent in accordance with the Applicable Procedures, to be prepared by the Company and sent to all Holders of the Notes for use by such Holders in connection with an Exchange Offer.
     “Lien” means, with respect to any asset, any mortgage, lien (statutory or otherwise), pledge, charge, security interest or encumbrance of any kind in the nature of a security interest in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction; provided that in no event shall an operating lease be deemed to constitute a Lien.
     “Management Services Agreement” means the Management Services Agreement, to be dated the date of this Indenture, between Irving Place Capital Management, L.P. and the Company as in effect on the date of this Indenture, or any amendment, modification or supplement thereto or any replacement thereof, as long as such agreement or arrangement as so amended, modified, supplemented or replaced, taken as a whole, is not materially more disadvantageous to the Company and its Restricted Subsidiaries than the original agreement or arrangements as in effect on the date of this Indenture.
     “Moody’s” means Moody’s Investors Service, Inc. and any successor to its rating agency business.
     “Mortgages” means the mortgages, deeds of trust, deeds to secure Indebtedness or other similar documents securing Liens on the Premises as well as the other Collateral secured by and described in the mortgages, deeds of trust, deeds to secure Indebtedness or other similar documents.
     “National Flood Insurance Program” means the program created by the U.S. Congress pursuant to the National Flood Insurance Act of 1968 and the Flood Disaster Protection Act of 1973, as revised by the National Flood Insurance Reform Act of 1994, that mandates the purchase of flood insurance to cover real property improvements located in Special Flood Hazard Areas in participating communities and provides protection to property owners through a Federal insurance program.
     “Net Income” means, with respect to any Person, the net income (loss) of such Person, determined in accordance with GAAP and before any reduction in respect of preferred stock dividends.

     “Net Proceeds” from an Asset Sale means cash payments received by the Company or any Restricted Subsidiary (including any cash received from the sale or other disposition of any Designated Noncash Consideration and securities or other assets received as consideration, but only as and when received, but excluding any other consideration received in the form of assumption by the acquiring Person of Indebtedness or other obligations relating to the properties or assets that are the subject of such Asset Sale or received in any other non-cash form) therefrom, in each case net of:
     (1) all brokerage, legal, accounting, investment banking, title and recording tax expenses, commissions and other fees and expenses incurred, and all federal, state, provincial, foreign and local taxes required to be paid or accrued as a liability under GAAP or distributed or distributable to its members as a tax distribution (after taking into account any available tax credits or deductions and any tax sharing agreements), as a consequence of such Asset Sale;
     (2) all payments made on any Indebtedness (other than Permitted Fixed Asset Obligations) that is secured with a higher priority than the Notes and the Guarantees by any assets subject to such Asset Sale, in accordance with the terms of any Lien upon such assets, or that must by its terms, or in order to obtain a necessary consent to such Asset Sale, or by applicable law, be repaid out of the proceeds from such Asset Sale;
     (3) all distributions and other payments required to be made to minority interest holders in Subsidiaries or joint ventures as a result of such Asset Sale;
     (4) the deduction of appropriate amounts to be provided by the Company or such Restricted Subsidiary as a reserve, in accordance with GAAP, against any liabilities associated with the property or other assets disposed of in such Asset Sale and retained by the Company or any Restricted Subsidiary after such Asset Sale; and
     (5) any portion of the purchase price from an Asset Sale placed in escrow (whether as a reserve for adjustment of the purchase price, or for satisfaction of indemnities in respect of such Asset Sale);
provided, however, that, in the cases of clauses (4) and (5), upon reversal of any such reserve or the termination of any such escrow, Net Proceeds shall be increased by the amount of such reversal or any portion of funds released from escrow to the Company or any Restricted Subsidiary; provided, further, that, in the case of a Sale of a Guarantor, any Net Proceeds received in such Sale of a Guarantor in respect of ABL Collateral will constitute Net Proceeds from an Asset Sale other than a Sale of a Guarantor and will not constitute Net Proceeds from an Asset Sale that constitutes a Sale of a Guarantor.
     “Non-U.S. Person” means a Person who is not a U.S. Person.
     “Notes” has the meaning assigned to it in the preamble to this Indenture. The Initial Notes and the Additional Notes shall be treated as a single class for all purposes under this Indenture, and unless the context otherwise requires, all references to the Notes shall include the Initial Notes and any Additional Notes.
     “Obligations” means any principal, interest (including any interest accruing subsequent to the filing of a petition in bankruptcy, reorganization or similar proceeding at the rate provided for in the documentation with respect thereto, whether or not such interest is an allowed claim under applicable state, federal or foreign law), penalties, fees, indemnifications, reimbursements (including, without limitation, reimbursement obligations with respect to letters of credit and banker’s acceptances), damages and other liabilities, and guarantees of payment of such principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities, payable under the documentation governing any Indebtedness.
     “Offering Memorandum” means the offering memorandum, dated November 17, 2010, relating to the sale of the Notes.
     “Officer” means the Chairman of the Board of Directors, the Chief Executive Officer, the Chief Financial Officer, the President, any Executive Vice President, Senior Vice President or Vice President, the Treasurer or the Secretary of the Company. “Officer” of any Guarantor has a correlative meaning.
     “Officer’s Certificate” means a certificate signed on behalf of the Company by any of the principal executive officer, the principal financial officer, the treasurer or the principal accounting officer of the Company, that meets the requirements set forth in this Indenture.
     “Opinion of Counsel” means an opinion from legal counsel who is reasonably acceptable to the Trustee (who may be counsel to or an employee of the Company), that meets the requirements of this Indenture.
     “Participant” means, with respect to the Depositary, Euroclear or Clearstream, a Person who has an account with the Depositary, Euroclear or Clearstream, respectively (and, with respect to DTC, shall include Euroclear and Clearstream).
     “Permitted ABL Debt” means Indebtedness of the Company under a Credit Facility (including letters of credit and reimbursement obligations with respect thereto) that was permitted to be incurred and was incurred under Section 4.09(b)(1) hereof and permitted to be incurred and secured under each applicable Permitted Fixed Asset Lien Document (or as to which the administrative agent under such Credit Facility obtained an Officer’s Certificate at the time of incurrence to the effect that such Indebtedness was permitted to be incurred and secured by all applicable Permitted Fixed Asset Documents); provided that, in the case of any Indebtedness incurred under a Credit Facility other than the ABL Credit Facility as in effect on the Issue Date:
     (1) on or before the date on which such Indebtedness is incurred by the Company, such Indebtedness is designated by the Company, in an Officer’s Certificate delivered to the Collateral Trustee, as “Permitted ABL Debt” for the purposes of the Secured Debt Documents and the Intercreditor Agreement (it being understood that no series of Indebtedness may be designated as both Permitted ABL Debt and Permitted Fixed Asset Debt); and
     (2) all requirements set forth in the Intercreditor Agreement as to the confirmation, grant or perfection of the ABL Agent’s Liens to secure such Indebtedness or Obligations in respect thereof are satisfied (and the satisfaction of such requirements and the other provisions of this clause (3) will be conclusively established if the Company delivers to the ABL Agent an Officer’s Certificate stating that such requirements and other provisions have been satisfied and that such Indebtedness is “Permitted ABL Debt”).
     “Permitted ABL Documents” means, collectively, the ABL Credit Facility and the ABL Collateral Documents and any other indenture, credit agreement, security agreement, pledge agreement, collateral agreement or other agreement pursuant to which any Permitted ABL Debt is incurred and the related security documents.
     “Permitted ABL Liens” means Liens described in clause (2) of the definition of “Permitted Liens.”

     “Permitted ABL Obligations” means the Permitted ABL Debt and all other Obligations in respect thereof together with Permitted Hedging Obligations and Permitted Cash Management Obligations that, in each case, are designated by the Company to the ABL Agent as “Secured Bank Product Obligations” by written notice in accordance with the terms of the ABL Credit Facility and the Intercreditor Agreement, as applicable.
     “Permitted ABL Representative” means (1) in the case of the ABL Credit Facility, the ABL Agent and (2) in the case of any Series of ABL Debt, the trustee, agent or representative of the holders of such Series of ABL Debt who maintains the transfer register for such Series of ABL Debt and is appointed as a representative of such Series of ABL Debt (for purposes related to the administration of the ABL Collateral Documents) pursuant to this Indenture, credit agreement or other agreement governing such Series of ABL Debt.
     “Permitted Cash Management Obligations” means, all Obligations of the Company or any Guarantor incurred in the ordinary course of business, whether on account of principal, interest, reimbursement obligations, fees, indemnities, costs, expenses or otherwise, which may arise under, out of, or in connection with any Bank Products, to any person that is or was a lender (or an affiliate thereof) or the agent (or an affiliate thereof) under the ABL Credit Facility at the time the agreements or arrangements in respect of such services were entered into that, in each case, are designated by the Company to the ABL Agent as “Secured Bank Product Obligations” by written notice in accordance with the terms of the ABL Credit Facility and the Intercreditor Agreement, as applicable.
     “Permitted Fixed Asset Debt” means:
     (1) the Notes initially issued by the Company under this Indenture; and
     (2) any other Indebtedness of the Company (including Additional Notes but excluding Permitted ABL Debt) that is secured equally and ratably with the Permitted Fixed Asset Obligations by a Permitted Fixed Asset Lien that was permitted to be incurred and so secured under each applicable Permitted Fixed Asset Document; provided that, in the case of any Indebtedness referred to in clause (2) hereof, that:
     (a) on or before the date on which such Indebtedness is incurred by the Company, such Indebtedness is designated by the Company, in an Officer’s Certificate delivered to each Permitted Fixed Asset Representative and the Collateral Trustee, as “Permitted Fixed Asset Debt” for the purposes of the Secured Debt Documents and the Collateral Trust Agreement; provided that no series of Indebtedness may be designated as both Permitted Fixed Asset Debt and Permitted ABL Debt; and
     (b) all requirements set forth in the Collateral Trust Agreement as to the confirmation, grant or perfection of the Collateral Trustee’s Lien to secure such Indebtedness or Obligations in respect thereof are satisfied (and the satisfaction of such requirements and the other provisions of this clause (b) will be conclusively established if the Company delivers to the Collateral Trustee an Officer’s Certificate stating that such requirements and other provisions have been satisfied and that such Indebtedness is “Permitted Fixed Asset Debt”).
For the avoidance of doubt, Permitted Hedging Obligations and Permitted Cash Management Obligations do not constitute Permitted Fixed Asset Debt.

     “Permitted Fixed Asset Documents” means, collectively, this Indenture, the Notes and the Security Documents and any other indenture, credit facility or other agreement pursuant to which any Permitted Fixed Asset Debt is incurred and the related security documents (other than any security documents that do not secure Permitted Fixed Asset Obligations).
     “Permitted Fixed Asset Lien” means a Lien granted by a Security Document to the Collateral Trustee, at any time, upon any property of the Company or any Guarantor to secure Permitted Fixed Asset Obligations.
     “Permitted Fixed Asset Obligations” means Permitted Fixed Asset Debt and all other Obligations in respect thereof.
     “Permitted Fixed Asset Representative” means (1) the Trustee, in the case of the Notes, and (2) in the case of any other Series of Fixed Asset Debt, the trustee, agent or representative of the holders of such Series of Fixed Asset Debt who is appointed as a representative of such Series of Fixed Asset Debt (for purposes related to the administration of the applicable security documents related thereto) pursuant to this Indenture, credit agreement or other agreement governing such Series of Fixed Asset Debt.
     “Permitted Hedging Obligations” means Obligations of the Company or any Guarantor to any agreements or arrangements for the purpose of limiting interest rate risk, exchange rate risk or commodity pricing risk (excluding hedging agreements or arrangements entered into for speculative purposes).
     “Permitted Holders” means the Sponsor and members of senior management of the Company, a Restricted Subsidiary or any direct or indirect parent entity of the foregoing on the Issue Date who are holders of Equity Interests of the Company (or any of its direct or indirect parent companies) and any “group” (within the meaning of Section 13(d)(3) or Section 14(d) (2) of the Exchange Act or any successor provision) of which any of the foregoing are members; provided, that, in the case of such group and without giving effect to the existence of such group or any other group, such Sponsor and such members of management, collectively, have beneficial ownership of more than 50% of the total voting power of the Voting Stock of the Company or any of its direct or indirect parent companies. Any Person or group whose, acquisition of beneficial ownership constitutes a Change of Control in respect of which a Change of Control Offer is made in accordance with the requirements of this Indenture will thereafter, together with its Affiliates, constitute an additional Permitted Holder.
     “Permitted Investments” means:
     (1) any Investment in the Company or any Restricted Subsidiary;
     (2) any Investment in cash and Cash Equivalents;
     (3) any Investment by the Company or any Restricted Subsidiary in a Person if as a result of such Investment:
     (a) such Person becomes a Restricted Subsidiary; or
     (b) such Person, in one transaction or a series of related transactions, is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, the Company or a Restricted Subsidiary,
     (4) any Investment in securities or other assets not constituting cash or Cash Equivalents and received in connection with an Asset Sale made pursuant to and in compliance with the provisions of Section 4.10 hereof or any other disposition of assets not constituting an Asset Sale;
     (5) any Investment existing or pursuant to agreements or arrangements in effect on the Issue Date and any modification, replacement, renewal or extension thereof; provided that the amount of any such Investment may not be increased except (x) as required by the terms of such Investment as in existence on the Issue Date or (y) as otherwise permitted under this Indenture;
     (6) any Investment acquired by the Company or any Restricted Subsidiary:
     (a) in exchange for any other Investment or accounts receivable held by the Company or any such Restricted Subsidiary in connection with or as a result of a bankruptcy, workout, reorganization or recapitalization of the issuers of such other Investment or accounts receivable; or
     (b) as a result of a foreclosure by the Company or any Restricted Subsidiary with respect to any secured Investment or other transfer of title with respect to any secured Investment in default;
     (7) Permitted Hedging Obligations permitted under Section 4.09(b)(11) hereof;
     (8) loans and advances to officers, directors and employees for business-related travel expenses, moving expenses and other expenses, in each case incurred in the ordinary course of business or to finance the purchase of Equity Interests of the Company or any of its direct or indirect parents and in an amount not to exceed $2.5 million at any one time outstanding;
     (9) Investments the payment for which consists of Equity Interests of the Company or any of its direct or indirect parents (exclusive of Disqualified Stock of the Company); provided, however, that the receipt of such Investments will not increase the amount available for Restricted Payments under Section 4.07(a)(C) hereof;
     (10) (i) guarantees of Indebtedness permitted under Section 4.09 hereof; provided that if such Indebtedness can only be incurred by the Company or Guarantors, then such guarantees are only permitted by this clause to the extent made by the Company or a Guarantor, and (ii) performance guarantees with respect to obligations incurred by the Company or any of its Restricted Subsidiaries that are permitted by this Indenture;
     (11) any transaction to the extent it constitutes an Investment that is permitted and made in accordance with the provisions of Section 4.11(b) hereof (except transactions described in clauses (2), (5), (6), (10) and (11) of Section 4.11(b) hereof);
     (12) Investments consisting of purchases and acquisitions of inventory, supplies, material or equipment in the ordinary course of business or the licensing or sub-licensing of intellectual property pursuant to joint marketing arrangements with other Persons;
     (13) additional Investments having an aggregate fair market value, taken together with all other Investments made pursuant to this clause (n) that are at that time outstanding, not to exceed the greater of $10.0 million and 2.0% of Total Assets (with the fair market value of each Investment being measured at the time made and without giving effect to subsequent changes in value); provided that if such Investment is in Capital Stock of a Person that subsequently becomes a Restricted Subsidiary, such Investment shall thereafter be deemed permitted under clause (1) or (4) above and shall not be included as having been made pursuant to this clause (13);
     (14) Investments of a Restricted Subsidiary acquired after the Issue Date or of an entity merged into the Company or merged into or consolidated with a Restricted Subsidiary after the Issue Date to the extent that such Investments were not made in contemplation of or in connection with such acquisition, merger or consolidation and were in existence on the date of such acquisition, merger or consolidation;
     (15) the creation of Liens on the assets of the Company or any of its Restricted Subsidiaries in compliance with the covenant described in Section 4.12 hereof;
     (16) Investments consisting of earnest money deposits required in connection with a purchase agreement, or letter of intent, or other acquisitions to the extent not otherwise prohibited under this Indenture; and
     (17) Investments in joint ventures in an aggregate amount not to exceed $15.0 million at any one time outstanding; provided that if such Investment is in Capital Stock of a Person that subsequently becomes a Restricted Subsidiary, such Investment shall thereafter be deemed permitted under clause (1) or (3) above and shall not be included as having been made pursuant to this clause (17).
“Permitted Liens” means, with respect to any Person:
     (1) Liens on Collateral held by the Collateral Trustee securing Permitted Fixed Asset Debt and all related Permitted Fixed Asset Obligations permitted to be incurred pursuant to Section 4.09 hereof;
     (2) Liens on (x) Collateral securing Permitted ABL Debt and other Permitted ABL Obligations and (y) Capital Stock of any Subsidiary of the Company that would otherwise constitute Fixed Assets Collateral but does not constitute Fixed Assets Collateral due to clause (a) of the definition of Excluded Assets securing Permitted ABL Debt and other Permitted ABL Obligations; provided, however, that any Liens on Fixed Assets Collateral permitted pursuant to this clause (2) must be junior in priority to any Liens on Fixed Assets Collateral granted in favor of the Collateral Trustee for the benefit of the Trustee and the Holders of the Notes and other Permitted Fixed Asset Obligations as set forth in the Security Documents;
     (3) Liens, pledges, prepayments or deposits by such Person in connection with workmen’s compensation laws, unemployment insurance laws and other social security legislation or similar legislation, Liens, pledges, prepayments or deposits in connection with, or to secure the performance of, bids, tenders, contracts (other than for the payment of Indebtedness) or leases to which such Person is a party, or Liens, pledges, prepayments or deposits to secure public or statutory obligations of such Person or Liens or deposits of cash or U.S. government bonds to secure surety or appeal bonds to which such Person is a party, or Liens or deposits as security for contested taxes or import duties or for the payment of rent, in each case incurred in the ordinary course of business;
     (4) Liens imposed by law, such as carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s, workmen’s, suppliers’ or construction contractor’s Liens, in each case which secure amounts which are not overdue for a period of more than 60 days or if more than 60 days overdue, are unfiled and no other action has been taken to enforce such Lien or being contested in good faith by appropriate proceedings or other Liens arising out of judgments or awards against such Person with respect to which such Person shall then be proceeding with an appeal or other proceedings for review if adequate reserves with respect thereto are maintained on the books of such Person in accordance with GAAP;
     (5) Liens for taxes, assessments or other governmental charges not yet overdue for a period of more than 30 days or payable or subject to penalties for nonpayment or which are being contested in good faith by appropriate proceedings diligently conducted, if adequate reserves with respect thereto are maintained on the books of such Person in accordance with GAAP;
     (6) Liens (including rights of set-off), deposits, prepayments or cash pledges in connection with or to secure the performance of statutory bonds, stay, customs and appeal bonds, performance bonds and surety bonds or bid bonds and other obligations of a like nature (including those to secure health, safety and environmental obligations) or with respect to other regulatory requirements or letters of credit issued pursuant to the request of and for the account of such Person in the ordinary course of its business;
     (7) easements, rights-of-way, restrictions (including zoning restrictions), covenants, licenses, encroachments, protrusions and other similar minor encumbrances and minor title defects affecting real property and zoning or other restrictions as to the use of real properties or Liens incidental which are imposed by any governmental authority having jurisdiction over such real property which do not in the aggregate materially adversely affect the value of said properties or materially impair their use in the operation of the business of such Person;
     (8) Liens securing Indebtedness permitted to be incurred pursuant to Section 4.09(b)(4) hereof; provided that Liens securing Indebtedness incurred pursuant to Section 4.09(b)(4) hereof are solely on acquired property or the assets of the acquired entity; provided, further, however, that individual financings of equipment provided by one lender may be cross collateralized to other financings of equipment, which financing consist of Indebtedness incurred pursuant to Section 4.09(b)(4) hereof and are provided by such lender;
     (9) Liens existing on the Issue Date (other than Liens securing the Notes or securing Obligations under the ABL Credit Facility outstanding on the date of this Indenture);
     (10) Liens on property or shares of stock of or held by a Person at the time such Person becomes a Restricted Subsidiary; provided, however, such Liens are not created or incurred in connection with, or in contemplation of, such other Person becoming such a subsidiary; provided, further, however, that such Liens may not extend to any other property owned by the Company or any Restricted Subsidiary;
     (11) Liens on property at the time the Company or a Restricted Subsidiary acquired the property, including any acquisition by means of a merger or consolidation with or into the Company or any Restricted Subsidiary; provided, however, that such Liens are not created or incurred in connection with, or in contemplation of, such acquisition; provided, further, however, that the Liens may not extend to any other property owned by the Company or any Restricted Subsidiary;

     (12) Liens securing Indebtedness or other obligations of a Restricted Subsidiary that is not a Guarantor to another Restricted Subsidiary that is not a Guarantor, in each case permitted to be incurred in accordance with Section 4.09 hereof; provided that the Liens extend only to assets of Restricted Subsidiaries that are not Guarantors;
     (13) Liens on specific items of inventory of other goods and proceeds of any Person securing such Person’s obligations in respect of bankers’ acceptances issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods;
     (14) leases, licenses, sublicenses and subleases of real property or intellectual property granted to others in the ordinary course of business which do not materially interfere with the ordinary conduct of the business of the Company or any of the Restricted Subsidiaries;
     (15) Liens arising from Uniform Commercial Code financing statement filings regarding operating leases entered into by the Company and its Restricted Subsidiaries in the ordinary course of business;
     (16) Liens in favor of the Company or any Guarantor;
     (17) Liens on equipment of the Company or any Restricted Subsidiary granted in the ordinary course of business to the Company’s or any Restricted Subsidiary’s clients at which such equipment is located;
     (18) Liens to secure any refinancing, refunding, extension, renewal, modification or replacement (or successive refinancing, refunding, extensions, renewals, modifications or replacements) as a whole, or in part, of any Indebtedness secured by any Lien referred to in clauses (9), (10), (11), (12), (13), (14), (19) and (21); provided, however, that (x) such new Lien shall be limited to all or part of the same property that secured the original Lien (plus improvements on such property and after acquired-property that is affixed or incorporated into the property covered by such Lien), (y) the Indebtedness secured by such Lien at such time is not increased to any amount greater than the sum of (A) the outstanding principal amount or, if greater, committed amount of the Indebtedness secured by a Lien described under clauses (9), (10), (11), (12), (13), (14), (19) and (21) at the time the original Lien became a Permitted Lien under this Indenture, and (B) an amount necessary to pay any fees and expenses, including premiums and defeasance costs, related to such refinancing, refunding, extension, renewal or replacement and (z) the new Lien has no greater priority relative to the Notes and the Guarantees and the holders of the Indebtedness secured by such Lien have no greater intercreditor rights relative to the Notes and the Guarantees and Holders thereof than the original Liens and the related Indebtedness;
     (19) Liens on the Collateral in favor of any collateral trustee for the benefit of the Holders relating to such collateral trustee’s administrative expenses with respect to the Collateral;
     (20) Liens to secure Indebtedness of any Foreign Subsidiary that is not a Guarantor permitted by Section 4.09(b)(18) hereof covering only the assets of such Foreign Subsidiary;
     (21) Liens securing judgments, attachments or awards not giving rise to an Event of Default and notices of lis pendens and associated rights related to litigation being contested in good faith by appropriate proceedings and for which adequate reserves have been made;

     (22) any interest or title of a lessor, sublessor, licensor or sublicensor in the property subject to any lease, sublease, license or sublicense (other than any property that is the subject of a sale and leaseback transaction);
     (23) Liens on assets or securities deemed to arise in connection with and solely as a result of the execution, delivery or performance of contracts to sell such assets or securities if such sale is otherwise permitted by this Indenture;
     (24) Liens on Capital Stock of Unrestricted Subsidiaries securing Indebtedness of such Unrestricted Subsidiaries;
     (25) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with importation of goods;
     (26) Liens arising out of conditional sale, title retention, consignment or similar arrangements for the sale of goods entered into by the Company or any of its Restricted Subsidiaries in the ordinary course of business;
     (27) Liens on the Collateral incurred to secure Liens that are contractual rights of set-off or, in the case of clause (i) or (ii) below, other bankers’ Liens (i) relating to treasury, depository and cash management services or any automated clearing house transfers of funds in the ordinary course of business and not given in connection with the issuance of Indebtedness, (ii) relating to pooled deposit or sweep accounts to permit satisfaction of overdraft or similar obligations incurred in the ordinary course of business of the Company or any Subsidiary or (iii) relating to purchase orders and other agreements entered into with customers of the Company or any Restricted Subsidiary in the ordinary course of business;
     (28) Liens (i) of a collection bank arising under Section 4-210 of the Uniform Commercial Code on items in the course of collection, (ii) in favor of a banking institution arising as a matter of law encumbering deposits (including the right of set-off) arising in the ordinary course of business in connection with the maintenance of such accounts and (iii) arising under customary general terms of the account bank in relation to any bank account maintained with such bank and attaching only to such account and the products and proceeds thereof , which Liens, in any event, do not to secure any Indebtedness;
     (29) Liens arising by operation of law or contract on insurance policies and the proceeds thereof to secure premiums thereunder, and Liens, pledges and deposits in the ordinary course of business securing liability for premiums or reimbursement or indemnification obligations of (including obligations in respect of letters of credit or bank guarantees for the benefits of) insurance carriers;
     (30) Liens attaching solely to cash earnest money deposits in connection with fully collateralized repurchase agreements that are permitted by Section 4.09 hereof that constitute temporary cash investments and that do not extend to any assets other than those that are the subject of such repurchase agreement;
     (31) Liens solely on any cash earnest money deposits made in connection with any letter of intent or purchase agreement permitted hereunder;
     (32) ground leases in respect of real property on which facilities owned or leased by the Company or any of its Subsidiaries are located and other Liens affecting the interest of any landlord (and any underlying landlord) of any real property leased by the Company or any Subsidiary;
     (33) Liens on equipment owned by the Company or any Restricted Subsidiary and located on the premises of any supplier, in the ordinary course of business;
     (34) utility and other similar deposits made in the ordinary course of business;
     (35) Liens encumbering reasonable customary initial deposits and margin deposits and similar Liens attaching to commodity trading accounts or other brokerage accounts incurred in the ordinary course of business, consistent with past practice and not for speculative purposes;
     (36) Liens (i) on cash advances in favor of the seller of any property to be acquired in an Investment permitted pursuant to Permitted Investments to be applied against the purchase price for such Investment, and (ii) consisting of an agreement to sell any property in an Asset Sale permitted under Section 4.10 hereof, in each case, solely to the extent such Investment or Asset Sale, as the case may be, would have been permitted on the date of the creation of such Lien; and
     (37) Liens securing Indebtedness and other obligations in an aggregate principal amount not to exceed $5.0 million at any one time outstanding.
For purposes of determining compliance with this definition, (a) Permitted Liens need not be incurred solely by reference to one category of Permitted Liens described above but are permitted to be incurred in part under any combination thereof and (b) in the event that a Lien (or any portion thereof) meets the criteria of one or more of the categories of Permitted Liens described above, the Company shall, in its sole discretion, classify (or reclassify) such item of Permitted Liens (or any portion thereof) in any manner that complies with this definition and will only be required to include the amount and type of such item of Permitted Liens in one of the above clauses and such Lien will be treated as having been incurred pursuant to only one of such clauses.
“Permitted Prior Liens” means:
     (1) Liens described in clauses (2), (3), (6), (7), (8), (9), (11), (13), (14), (17), (20) and (25) of the definition of “Permitted Liens;” and
     (2) Permitted Liens that arise by operation of law and are not voluntarily granted, to the extent entitled by law to priority over the Liens created by the Security Documents.
     “Person” means any individual, corporation, limited liability company, partnership, joint venture, association, joint stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.
     “preferred stock” means any Equity Interest with preferential rights of payment of dividends or upon liquidation, dissolution, or winding up.
     “Private Placement Legend” means the legend set forth in Section 2.06(g)(1) hereof to be placed on all Notes issued under this Indenture except where otherwise permitted by the provisions of this Indenture.

     “Purchase Money Obligations” means any Indebtedness incurred to finance or refinance the acquisition, leasing, construction or improvement of property (real or personal) or assets (other than Capital Stock), and whether acquired through the direct acquisition of such property or assets, or otherwise.
“QIB” means a “qualified institutional buyer” as defined in Rule 144A.
     “Qualified Proceeds” means assets that are used or useful in, or Capital Stock of any Person engaged in, a Similar Business; provided that the fair market value of any such assets or Capital Stock shall be determined by the Board of Directors of the Company in good faith.
     “Rating Agencies” means Moody’s and S&P or if Moody’s or S&P or both shall not make a rating on the Notes publicly available, a nationally recognized statistical rating agency or agencies, as the case may be, selected by the Company which shall be substituted for Moody’s or S&P or both, as the case may be.
     “Registration Rights Agreement” means the Registration Rights Agreement with respect to the Notes dated as of the Issue Date, among the Company, the Guarantors and the Initial Purchasers.
“Regulation S” means Regulation S promulgated under the Securities Act.
     “Regulation S Global Note” means a Regulation S Temporary Global Note or Regulation S Permanent Global Note, as appropriate.
     “Regulation S Permanent Global Note” means a permanent Global Note in the form of Exhibit A-1 hereto bearing the Global Note Legend and the Private Placement Legend and deposited with or on behalf of and registered in the name of the Depositary or its nominee, issued in a denomination equal to the outstanding principal amount of the Regulation S Temporary Global Note upon expiration of the Restricted Period.
     “Regulation S Temporary Global Note” means a temporary Global Note in the form of Exhibit A-2 hereto deposited with or on behalf of and registered in the name of the Depositary or its nominee, issued in a denomination equal to the outstanding principal amount of the Notes initially sold in reliance on Rule 903 of Regulation S.
     “Regulation S Temporary Global Note Legend” means the legend set forth in Section 2.06(g)(3) hereof to be placed on all Regulation S Temporary Global Notes issued under this Indenture.
     “Responsible Officer” when used with respect to the Trustee, means any officer within the Corporate Trust Administration of the Trustee (or any successor group of the Trustee) or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his knowledge of and familiarity with the particular subject.
     “Required Debtholders” means, at any time, the holders of a majority in aggregate principal amount of all Permitted Fixed Asset Debt then outstanding, calculated in accordance with the provisions of the Collateral Trust Agreement.
“Restricted Definitive Note” means a Definitive Note bearing the Private Placement Legend.
“Restricted Global Note” means a Global Note bearing the Private Placement Legend.

“Restricted Investment” means an Investment other than a Permitted Investment.
“Restricted Period” means the 40-day distribution compliance period as defined in Regulation S.
     “Restricted Subsidiary” means, at any time, any direct or indirect Subsidiary of the Company (including any Foreign Subsidiary) that is not then an Unrestricted Subsidiary; provided, however, that upon the occurrence of an Unrestricted Subsidiary ceasing to be an Unrestricted Subsidiary, such Subsidiary shall be included in the definition of “Restricted Subsidiary.”
     “Rule 144” means Rule 144 promulgated under the Securities Act.
     “Rule 144A” means Rule 144A promulgated under the Securities Act.
     “Rule 903” means Rule 903 promulgated under Regulation S.
     “Rule 904” means Rule 904 promulgated under Regulation S.
     “S&P” means Standard and Poor’s Ratings Group and any successor to its rating agency business.
     “Sale of a Guarantor” means (1) any Asset Sale to the extent involving a sale, lease, conveyance or other disposition of the Capital Stock of a Guarantor or (2) the issuance of Equity Interests by a Guarantor, other than (a) an issuance of Equity Interests by a Guarantor to the Company or another Guarantor, and (b) directors’ qualifying shares.
     “Sale of Fixed Assets Collateral” means any Asset Sale to the extent involving a sale, lease, conveyance or other disposition of Fixed Assets Collateral.
“SEC” means the U.S. Securities and Exchange Commission.
     “Secured Debt Documents” means the Permitted ABL Documents and the Permitted Fixed Asset Documents.
     “Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder.
     “Security Documents” means the security agreements, pledge agreements, collateral assignments, mortgages, deeds of trust, collateral agency agreements, the Intercreditor Agreement, the Collateral Trust Agreement, and related agreements, instruments and documents executed and delivered pursuant to this Indenture or any of the foregoing (including, without limitation, finance statements under the Uniform Commercial Code of the relevant states), as amended, supplemented, restated, renewed, refunded, replaced, restructured, repaid, refinanced, replaced or otherwise modified, in whole or in part, from time to time, and pursuant to which Collateral is pledged, assigned or granted to or on behalf of the Collateral Trustee for the ratable benefit of the Holders and the Trustee or notice of such pledge, assignment or grant is given.
     “Series of Fixed Asset Debt” means, severally, the Notes and each other issue or series of Permitted Fixed Asset Debt for which a single transfer register is maintained.

     “Series of Permitted ABL Debt” means, severally, the Indebtedness outstanding under the ABL Credit Facility and each other issue or series of Permitted ABL Debt for which a single transfer register is maintained.
     “Shelf Registration Statement” means the Shelf Registration Statement as defined in the Registration Rights Agreement.
     “Significant Subsidiary” means any Restricted Subsidiary that would be a “significant subsidiary” as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such regulation is in effect on the date hereof.
     “Similar Business” means any business conducted or proposed to be conducted by the Company and its Restricted Subsidiaries on the Issue Date or any business that is similar, reasonably related, incidental or ancillary thereto or any reasonable extension thereof.
     “Special Flood Hazard Area” means an area that FEMA’s current flood maps indicate has at least a one percent (1%) chance of a flood equal to or exceeding the base flood elevation (a 100-year flood) in any given year.
     “Sponsor” means Irving Place Capital Partners III, L.P. and its Affiliates, but not including any of its portfolio companies.
“Subordinated Indebtedness” means:
     (1) with respect to the Company, any Indebtedness of the Company which is by its terms subordinated in right of payment to the Notes, and
     (2) with respect to any Guarantor, any Indebtedness of such Guarantor which is by its terms subordinated in right of payment to the Guarantee of such Guarantor.
     ”Subsidiary” means, with respect to any Person:
     (1) any corporation, association, or other business entity (other than a partnership, joint venture, limited liability company or similar entity) of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time of determination owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person or a combination thereof; and
     (2) any partnership, joint venture, limited liability company or similar entity of which
     (a) more than 50% of the capital accounts, distribution rights, total equity and voting interests or general or limited partnership interests, as applicable, are owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person or a combination thereof whether in the form of membership, general, special or limited partnership or otherwise, and
     (b) such Person or any Restricted Subsidiary of such Person is a controlling general partner or managing member or otherwise controls such entity.

     “TIA” means the Trust Indenture Act of 1939, as amended, and the rules and regulations thereunder (15 U.S.C. §§ 77aaa-77bbbb).
     “Total Assets” means, with respect to any Person, the total consolidated assets of such Person and its Restricted Subsidiaries as shown on (or determined from) the most recent internal balance sheet of such Person.
     “Treasury Rate” means, as of any Redemption Date, the yield to maturity as of such redemption date of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15 (519) that has become publicly available at least two business days prior to the Redemption Date (or, if such Statistical Release is no longer published, any publicly available source of similar market data)) most nearly equal to the period from the redemption date to December 15, 2013; provided, however, that if the period from the redemption date to December 15, 2013 is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year will be used.
     “Trustee” means U.S. Bank National Association, until a successor replaces it in accordance with the applicable provisions of this Indenture and thereafter means the successor serving hereunder.
     “Unrestricted Definitive Note” means a Definitive Note that does not bear and is not required to bear the Private Placement Legend.
     “Unrestricted Global Note” means a Global Note that does not bear and is not required to bear the Private Placement Legend.
“Unrestricted Subsidiary” means:
     (1) any Subsidiary of the Company, which at the time of determination is an Unrestricted Subsidiary (as designated by the Board of Directors of the Company, as provided below); and
     (2) any Subsidiary of an Unrestricted Subsidiary.
The Board of Directors of the Company may designate any Subsidiary of the Company (including any existing Subsidiary and any newly acquired or newly formed Subsidiary) to be an Unrestricted Subsidiary unless such Subsidiary or any of its Subsidiaries owns any Equity Interests or Indebtedness of, or owns or holds any Lien on, any property of, the Company or any Subsidiary of the Company (other than any Subsidiary of the Subsidiary to be so designated); provided that
     (1) any Unrestricted Subsidiary must be an entity of which shares of the Capital Stock or other Equity Interests (including partnership interests) entitled to cast at least a majority of the votes that may be cast by all shares or Equity Interests having ordinary voting power for the election of directors or other governing body are owned, directly or indirectly, by the Company,
     (2) such designation complies with Section 4.07 hereof and
     (3) each of:
          (a) the Subsidiary to be so designated, and

          (b) its Subsidiaries
has not at the time of designation, and does not thereafter, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable with respect to any Indebtedness pursuant to which the lender has recourse to any of the assets of the Company or any Restricted Subsidiary.
The Board of Directors of the Company may designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided that, immediately after giving effect to such designation no Default or Event of Default shall have occurred and be continuing.
Any such designation by the Board of Directors of the Company shall be notified by the Company to the Trustee by promptly filing with the Trustee a copy of the resolution of the Board of Directors of the Company giving effect to such designation and an Officer’s Certificate certifying that such designation complied with the foregoing provisions.
“U.S. Person” means a U.S. Person as defined in Rule 902(k) of Regulation S.
     “Voting Stock” of any Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the Board of Directors of such Person.
     “Weighted Average Life to Maturity” means, when applied to any Indebtedness, Disqualified Stock or preferred stock, as the case may be, at any date, the quotient obtained by dividing:
     (1) the sum of the products of the number of years from the date of determination to the date of each successive scheduled principal payment of such Indebtedness or redemption or similar payment with respect to such Disqualified Stock or preferred stock multiplied by the amount of such payment, by
     (2) the sum of all such payments.
     “Wholly-Owned Restricted Subsidiary” is any Wholly Owned Subsidiary that is a Restricted Subsidiary.
     “Wholly Owned Subsidiary” of any Person means a Subsidiary of such Person, 100% of the outstanding Capital Stock or other ownership interests of which (other than directors’ qualifying shares) shall at the time be owned by such Person or by one or more Wholly Owned Subsidiaries of such Person.
     Other Definitions.

Defined in
Term	Section
“Affiliate Transaction”	4.11
“Asset Sale Offer”	3.09
“Authentication Order”	2.02
“Change of Control Offer”	4.15
“Change of Control Payment”	4.15
“Change of Control Payment Date”	4.15
“Covenant Defeasance”	8.03
“DTC”	2.03
“Event of Default”	6.01
“Excess Proceeds”	4.10

Defined in
Term	Section
“incur”	4.09
“Legal Defeasance”	8.02
“Offer Amount”	3.09
“Offer Period”	3.09
“Paying Agent”	2.03
“Permitted Debt”	4.09
“Payment Default”	6.01
“Premises”	4.17
“Purchase Date”	3.09
“Redemption Date”	3.07
“Refinancing Indebtedness”	4.09
“Registrar”	2.03
“Replacement Assets”	4.10
“Restricted Payments”	4.07
“Security Register”	2.03
“Successor Company”	5.01
“Successor Person”	5.01
“Unutilized Excess Proceeds”	4.10
Section 1.02 Incorporation by Reference of Trust Indenture Act.
     Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture.
The following TIA terms used in this Indenture have the following meanings:
“indenture securities” means the Notes and the Guarantees;
“indenture security Holder” means a Holder of a Note;
“indenture to be qualified” means this Indenture;
“indenture trustee” or “institutional trustee” means the Trustee; and
     “obligor” on the Notes and the Guarantees means the Company and the Guarantors, respectively, and any successor obligor upon the Notes and the Guarantees, respectively.
     All other terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule under the TIA and not otherwise defined herein have the meanings so assigned to them.
Section 1.03 Rules of Construction.
Unless the context otherwise requires:
(1) a term has the meaning assigned to it;
     (2) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

(3) “or” is not exclusive;
(4) words in the singular include the plural, and in the plural include the singular;
(5) “will” shall be interpreted to express a command;
     (6) any reference in this instrument to “Article,” “Section,” “clause” or “Exhibit” is to the designated Article, Section, clause or exhibit of this Indenture;
     (7) the words “herein,” “hereof” and “hereunder” and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision;
(8) “including” means “including without limitation;”
(9) provisions apply to successive events and transactions; and
     (10) references to sections of or rules under the Securities Act, Exchange Act or TIA will be deemed to include substitute, replacement of successor sections or rules adopted by the SEC from time to time.
ARTICLE 2
THE NOTES
Section 2.01 Form and Dating.
     (a) General. The Notes and the Trustee’s certificate of authentication will be substantially in the form of Exhibits A-1 and A-2 hereto. The Notes may have notations, legends or endorsements required by law, exchange rule or usage, in addition to those set forth in the form of Exhibits A-1 and A-2 hereto. Each Note will be dated the date of its authentication. The Notes shall be in denominations of $2,000 and integral multiples of $1,000 in excess thereof.
     The terms and provisions contained in the Notes will constitute, and are hereby expressly made, a part of this Indenture and the Company, the Guarantors and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby. However, to the extent any provision of any Note conflicts with the express provisions of this Indenture, the provisions of this Indenture shall govern and be controlling.
     (b) Global Notes. Notes issued in global form will be substantially in the form of Exhibits A-1 and A-2 hereto (including the Global Note Legend thereon and the “Schedule of Exchanges of Interests in the Global Note” thereto). Notes issued in definitive form will be substantially in the form of Exhibit A-1 hereto (but without the Global Note Legend thereon and without the “Schedule of Exchanges of Interests in the Global Note” attached thereto). Each Global Note will represent such aggregate principal amount of the outstanding Notes as will be specified therein and each shall provide that it represents the aggregate principal amount of outstanding Notes from time to time endorsed thereon and that the aggregate principal amount of outstanding Notes represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges, repurchases and redemptions and transfers of interest therein. Any endorsement of a Global Note to reflect the amount of any increase or decrease in the aggregate principal amount of outstanding Notes represented thereby will be made by the Trustee or the Custodian, at the direction of the Trustee, in accordance with instructions given by the Holder thereof as required by Section 2.06 hereof.

     (c) Temporary Global Notes. Notes offered and sold in reliance on Regulation S will be issued initially in the form of the Regulation S Temporary Global Note, which will be deposited on behalf of the purchasers of the Notes represented thereby with the Trustee, at its New York office, as custodian for the Depositary, and registered in the name of the Depositary or the nominee of the Depositary for the accounts of designated agents holding on behalf of Euroclear or Clearstream, duly executed by the Company and authenticated by the Trustee as hereinafter provided. The Restricted Period will be terminated upon the receipt by the Trustee of:
     (1) a written certificate from the Depositary, together with copies of certificates from Euroclear and Clearstream certifying that they have received certification of non-United States beneficial ownership of 100% of the aggregate principal amount of the Regulation S Temporary Global Note; and
     (2) an Officers’ Certificate from the Company.
     Following the termination of the Restricted Period, beneficial interests in the Regulation S Temporary Global Note will be exchanged for beneficial interests in the Regulation S Permanent Global Note pursuant to the Applicable Procedures. Simultaneously with the authentication of the Regulation S Permanent Global Note, the Trustee will cancel the Regulation S Temporary Global Note. The aggregate principal amount of the Regulation S Temporary Global Note and the Regulation S Permanent Global Note may from time to time be increased or decreased by adjustments made on the records of the Trustee and the Depositary or its nominee, as the case may be, in connection with transfers of interest as hereinafter provided.
     (3) Euroclear and Clearstream Procedures Applicable. The provisions of the “Operating Procedures of the Euroclear System” and “Terms and Conditions Governing Use of Euroclear” and the “General Terms and Conditions of Clearstream Banking” and “Customer Handbook” of Clearstream will be applicable to transfers of beneficial interests in the Regulation S Temporary Global Note and the Regulation S Permanent Global Note that are held by Participants through Euroclear or Clearstream.
     (d) Book-Entry Provisions. This Section 2.01(d) shall apply only to Global Notes deposited with the Trustee, as custodian for the Depositary. Participants and Indirect Participants shall have no rights under this Indenture or any Global Note with respect to any Global Note held on their behalf by the Depositary or by the Trustee as custodian for the Depositary, and the Depositary shall be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner of such Global Note for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or impair, as between the Depositary and its Participants or Indirect Participants, the Applicable Procedures or the operation of customary practices of the Depositary governing the exercise of the rights of a holder of a beneficial interest in any Global Note.
Section 2.02 Execution and Authentication.
At least one Officer must sign the Notes for the Company by manual or facsimile signature.
     If an Officer whose signature is on a Note no longer holds that office at the time a Note is authenticated by the Trustee, the Note will nevertheless be valid.

     A Note will not be valid until authenticated by the manual signature of the Trustee. The signature will be conclusive evidence that the Note has been authenticated under this Indenture.
     The Trustee will, upon receipt of a written order of the Company signed by an Officer (an “Authentication Order”), authenticate Notes for original issue that may be validly issued under this Indenture, including any Additional Notes. The Authentication Order shall set forth the number of separate Note certificates, the principal amount of each of the Notes to be authenticated, the date on which the original issue of Notes is to be authenticated, the registered holder of each of the said Notes, and delivery instructions. The aggregate principal amount of Notes outstanding at any time may not exceed the aggregate principal amount of Notes authorized for issuance by the Company pursuant to one or more Authentication Orders, except as provided in Section 2.07 hereof.
     The Trustee may appoint an authenticating agent acceptable to the Company to authenticate Notes. An authenticating agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as the Trustee to deal with Holders, the Company or an Affiliate of the Company.
Section 2.03 Registrar and Paying Agent.
     The Company will maintain an office or agency where Notes may be presented for registration of transfer or for exchange (“Registrar”) and an office or agency where Notes may be presented for payment (“Paying Agent”). The Registrar will keep a register (the “Security Register”) of the Notes and of their transfer and exchange. The Company may appoint one or more co-registrars and one or more additional paying agents. The term “Registrar” includes any co-registrar and the term “Paying Agent” includes any additional paying agent. The Company may change any Paying Agent or Registrar without notice to any Holder. The Company will notify the Trustee in writing of the name and address of any Agent not a party to this Indenture. If the Company fails to appoint or maintain another entity as Registrar or Paying Agent, the Trustee shall act as such. The Company or any of its Subsidiaries may act as Paying Agent or Registrar.
     The Company initially appoints The Depository Trust Company (“DTC”) to act as Depositary with respect to the Global Notes.
     The Company initially appoints the Trustee to act as the Registrar and Paying Agent and to act as Custodian with respect to the Global Notes, and the Trustee hereby agrees so to initially act.
Section 2.04 Paying Agent to Hold Money in Trust.
     The Company will require each Paying Agent other than the Trustee to agree in writing that the Paying Agent will hold in trust for the benefit of Holders or the Trustee all money held by the Paying Agent for the payment of principal of, premium on, if any, interest or Additional Interest, if any, on, the Notes, and will notify the Trustee of any default by the Company in making any such payment. While any such default continues, the Trustee may require a Paying Agent to pay all money held by it relating to the Notes to the Trustee. The Company at any time may require a Paying Agent to pay all money held by it relating to the Notes to the Trustee. Upon payment over to the Trustee, the Paying Agent (if other than the Company or a Subsidiary) will have no further liability for such money. If the Company or a Subsidiary acts as Paying Agent, it will segregate and hold in a separate trust fund for the benefit of the Holders all money held by it as Paying Agent. Upon any Event of Default under Section 6.01(7) or 6.01(8) relating to the Company, the Trustee will serve as Paying Agent for the Notes.

Section 2.05 Holder Lists.
     The Trustee will preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of all Holders and shall otherwise comply with TIA §312(a). If the Trustee is not the Registrar, the Company will furnish or cause to be furnished to the Trustee at least seven Business Days, or such shorter time as the Trustee may allow, before each interest payment date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of the Holders of Notes and the Company shall otherwise comply with TIA §312(a).
Section 2.06 Transfer and Exchange.
     (a) Transfer and Exchange of Global Notes. A Global Note may not be transferred except as a whole by the Depositary to a nominee of the Depositary, by a nominee of the Depositary to the Depositary or to another nominee of the Depositary, or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary. All Global Notes will be exchanged by the Company for Definitive Notes if:
     (1) the Company delivers to the Trustee notice from the Depositary that it is unwilling or unable to continue to act as Depositary or that it is no longer a clearing agency registered under the Exchange Act and, in either case, a successor Depositary is not appointed by the Company within 120 days after the date of such notice from the Depositary;
     (2) the Company in its sole discretion determines that the Global Notes (in whole but not in part) should be exchanged for Definitive Notes and delivers a written notice to such effect to the Trustee; provided that in no event shall the Regulation S Temporary Global Note be exchanged by the Company for Definitive Notes prior to (A) the expiration of the Restricted Period and (B) the receipt by the Registrar of any certificates required pursuant to Rule 903(b)(3)(ii)(B) under the Securities Act; or
     (3) there has occurred and is continuing a Default or Event of Default with respect to the Notes.
     Upon the occurrence of either of the preceding events in (1) or (2) above, Definitive Notes shall be issued in such names as the Depositary shall instruct the Trustee. Global Notes also may be exchanged or replaced, in whole or in part, as provided in Sections 2.07 and 2.10 hereof. Except as provided above, every Note authenticated and delivered in exchange for, or in lieu of, a Global Note or any portion thereof, pursuant to this Section 2.06 or Section 2.07 or 2.10 hereof, shall be authenticated and delivered in the form of, and shall be, a Global Note. A Global Note may not be exchanged for another Note other than as provided in this Section 2.06(a), however, beneficial interests in a Global Note may be transferred and exchanged as provided in Section 2.06(b), (c) or (f) hereof.
     (b) Transfer and Exchange of Beneficial Interests in the Global Notes. The transfer and exchange of beneficial interests in the Global Notes will be effected through the Depositary, in accordance with the provisions of this Indenture and the Applicable Procedures. Beneficial interests in the Restricted Global Notes will be subject to restrictions on transfer comparable to those set forth herein to the extent required by the Securities Act. Transfers of beneficial interests in the Global Notes also will require compliance with either subparagraph (1) or (2) below, as applicable, as well as one or more of the other following subparagraphs, as applicable:

     (1) Transfer of Beneficial Interests in the Same Global Note. Beneficial interests in any Restricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in the same Restricted Global Note in accordance with the transfer restrictions set forth in the Private Placement Legend and any Applicable Procedures; provided, however, that prior to the expiration of the Restricted Period, transfers of beneficial interests in the Regulation S Temporary Global Note may not be made to a U.S. Person or for the account or benefit of a U.S. Person (other than an Initial Purchaser). Beneficial interests in any Unrestricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note. Except as may be required by any Applicable Procedures, no written orders or instructions shall be required to be delivered to the Registrar to effect the transfers described in this Section 2.06(b)(1).
     (2) All Other Transfers and Exchanges of Beneficial Interests in Global Notes. In connection with all transfers and exchanges of beneficial interests that are not subject to Section 2.06(b)(1) above, the transferor of such beneficial interest must deliver to the Registrar either:
(A) both:
     (i) a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to credit or cause to be credited a beneficial interest in another Global Note in an amount equal to the beneficial interest to be transferred or exchanged; and
     (ii) instructions given in accordance with the Applicable Procedures containing information regarding the Participant account to be credited with such increase; or
(B) both:
     (i) a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to cause to be issued a Definitive Note in an amount equal to the beneficial interest to be transferred or exchanged; and
     (ii) instructions given by the Depositary to the Registrar containing information regarding the Person in whose name such Definitive Note shall be registered to effect the transfer or exchange referred to in (i) above;
provided that in no event shall Definitive Notes be issued upon the transfer or exchange of beneficial interests in the Regulation S Temporary Global Note prior to (A) the expiration of the Restricted Period and (B) the receipt by the Registrar of any certificates required pursuant to Rule 903(b)(3)(ii)(B) under the Securities Act;
Upon consummation of an Exchange Offer by the Company in accordance with Section 2.06(f) hereof, the requirements of this Section 2.06(b)(2) shall be deemed to have been satisfied upon receipt by the Registrar of the instructions contained in the Letter of Transmittal delivered by the Holder of such beneficial interests in the Restricted Global Notes. Upon satisfaction of all of the requirements for transfer or exchange of beneficial interests in Global Notes contained in this Indenture and the Notes or otherwise applicable under the Securities Act, the Trustee shall adjust the principal amount of the relevant Global Note(s) pursuant to Section 2.06(h) hereof.
     (3) Transfer of Beneficial Interests to Another Restricted Global Note. A beneficial interest in any Restricted Global Note may be transferred to a Person who takes delivery thereof in the form of a beneficial interest in another Restricted Global Note if the transfer complies with the requirements of Section 2.06(b)(2) above and the Registrar receives the following:
     (A) if the transferee will take delivery in the form of a beneficial interest in the 144A Global Note, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (1) thereof;
     (B) if the transferee will take delivery in the form of a beneficial interest in the Regulation S Temporary Global Note or the Regulation S Permanent Global Note, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (2) thereof; and
     (C) if the transferee will take delivery in the form of a beneficial interest in the IAI Global Note, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item (3) thereof, if applicable.
     (4) Transfer and Exchange of Beneficial Interests in a Restricted Global Note for Beneficial Interests in an Unrestricted Global Note. A beneficial interest in any Restricted Global Note may be exchanged by any holder thereof for a beneficial interest in an Unrestricted Global Note or transferred to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note if the exchange or transfer complies with the requirements of Section 2.06(b)(2) above and:
     (A) such exchange or transfer is effected pursuant to the Exchange Offer in accordance with the Registration Rights Agreement and the holder of the beneficial interest to be transferred, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal (or is deemed to have certified if delivery is made through the Applicable Procedures) as may be required by the Registration Rights Agreement that it is not (i) a Broker-Dealer, (ii) a Person participating in the distribution of the Exchange Notes or (iii) a Person who is an affiliate (as defined in Rule 144) of the Company;
     (B) such transfer is effected pursuant to the Shelf Registration Statement in accordance with the Registration Rights Agreement;
     (C) such transfer is effected by a Broker-Dealer pursuant to the Exchange Offer Registration Statement in accordance with the Registration Rights Agreement; or
     (D) the Registrar receives the following:
     (i) if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a beneficial interest in an Unrestricted Global Note, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (1)(a) thereof; or

     (ii) if the holder of such beneficial interest in a Restricted Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note, a certificate from such holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;
and, in each such case set forth in this subparagraph (D), if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.
     If any such transfer is effected pursuant to subparagraph (B) or (D) above at a time when an Unrestricted Global Note has not yet been issued, the Company shall issue and, upon receipt of an Authentication Order in accordance with Section 2.02 hereof, the Trustee shall authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the aggregate principal amount of beneficial interests transferred pursuant to subparagraph (B) or (D) above.
     Beneficial interests in an Unrestricted Global Note cannot be exchanged for, or transferred to Persons who take delivery thereof in the form of, a beneficial interest in a Restricted Global Note.
(c) Transfer or Exchange of Beneficial Interests for Definitive Notes.
     (1) Beneficial Interests in Restricted Global Notes to Restricted Definitive Notes. If any holder of a beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Restricted Definitive Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Restricted Definitive Note, then, upon receipt by the Registrar of the following documentation:
     (A) if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Restricted Definitive Note, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (2)(a) thereof;
     (B) if such beneficial interest is being transferred to a QIB in accordance with Rule 144A, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (1) thereof;
     (C) if such beneficial interest is being transferred to a Non-U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (2) thereof;
     (D) if such beneficial interest is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(a) thereof;
     (E) if such beneficial interest is being transferred to the Company or any of its Subsidiaries, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(b) thereof; or

     (F) if such beneficial interest is being transferred pursuant to an effective registration statement under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(c) thereof, the Trustee shall cause the aggregate principal amount of the applicable Global Note to be reduced accordingly pursuant to Section 2.06(h) hereof, and the Company shall execute and the Trustee shall authenticate and deliver to the Person designated in the instructions a Definitive Note in the appropriate principal amount. Any Definitive Note issued in exchange for a beneficial interest in a Restricted Global Note pursuant to this Section 2.06(c) shall be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest shall instruct the Registrar through instructions from the Depositary and the Participant or Indirect Participant. The Trustee shall deliver such Definitive Notes to the Persons in whose names such Notes are so registered. Any Definitive Note issued in exchange for a beneficial interest in a Restricted Global Note pursuant to this Section 2.06(c)(1) shall bear the Private Placement Legend and shall be subject to all restrictions on transfer contained therein.
     (2) Beneficial Interests in Regulation S Temporary Global Note to Definitive Notes. Notwithstanding Sections 2.06(c)(1)(A) and (C) hereof, a beneficial interest in the Regulation S Temporary Global Note may not be exchanged for a Definitive Note or transferred to a Person who takes delivery thereof in the form of a Definitive Note prior to (A) the expiration of the Restricted Period and (B) the receipt by the Registrar of any certificates required pursuant to Rule 903(b)(3)(ii)(B) under the Securities Act, except in the case of a transfer pursuant to an exemption from the registration requirements of the Securities Act other than Rule 903 or Rule 904.
     (3) Beneficial Interests in Restricted Global Notes to Unrestricted Definitive Notes. A holder of a beneficial interest in a Restricted Global Note may exchange such beneficial interest for an Unrestricted Definitive Note or may transfer such beneficial interest to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note only if:
     (A) such exchange or transfer is effected pursuant to the Exchange Offer in accordance with the Registration Rights Agreement and the holder of such beneficial interest, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal (or is deemed to have certified if delivery is made through the Applicable Procedures) as may be required by the Registration Rights Agreement that it is not (i) a Broker-Dealer, (ii) a Person participating in the distribution of the Exchange Notes or (iii) a Person who is an affiliate (as defined in Rule 144) of the Company;
     (B) such transfer is effected pursuant to the Shelf Registration Statement in accordance with the Registration Rights Agreement;
     (C) such transfer is effected by a Broker-Dealer pursuant to the Exchange Offer Registration Statement in accordance with the Registration Rights Agreement; or
     (D) the Registrar receives the following:
     (i) if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for an Unrestricted Definitive Note, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (1)(b) thereof; or

     (ii) if the holder of such beneficial interest in a Restricted Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of an Unrestricted Definitive Note, a certificate from such holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;
and, in each such case set forth in this subparagraph (D), if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.
     (4) Beneficial Interests in Unrestricted Global Notes to Unrestricted Definitive Notes. If any holder of a beneficial interest in an Unrestricted Global Note proposes to exchange such beneficial interest for a Definitive Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Definitive Note, then, upon satisfaction of the conditions set forth in Section 2.06(b)(2) hereof, the Trustee will cause the aggregate principal amount of the applicable Global Note to be reduced accordingly pursuant to Section 2.06(h) hereof, and the Company will execute and the Trustee will authenticate and deliver to the Person designated in the instructions a Definitive Note in the appropriate principal amount. Any Definitive Note issued in exchange for a beneficial interest pursuant to this Section 2.06(c)(3) will be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest requests through instructions to the Registrar from or through the Depositary and the Participant or Indirect Participant. The Trustee will deliver such Definitive Notes to the Persons in whose names such Notes are so registered. Any Definitive Note issued in exchange for a beneficial interest pursuant to this Section 2.06(c)(4) will not bear the Private Placement Legend.
     (d) Transfer and Exchange of Definitive Notes for Beneficial Interests.
     (1) Restricted Definitive Notes to Beneficial Interests in Restricted Global Notes. If any Holder of a Restricted Definitive Note proposes to exchange such Note for a beneficial interest in a Restricted Global Note or to transfer such Restricted Definitive Notes to a Person who takes delivery thereof in the form of a beneficial interest in a Restricted Global Note, then, upon receipt by the Registrar of the following documentation:
     (A) if the Holder of such Restricted Definitive Note proposes to exchange such Note for a beneficial interest in a Restricted Global Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (2)(b) thereof;
     (B) if such Restricted Definitive Note is being transferred to a QIB in accordance with Rule 144A, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (1) thereof;
     (C) if such Restricted Definitive Note is being transferred to a Non-U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (2) thereof;
     (D) if such Restricted Definitive Note is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with

Rule 144, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(a) thereof;
     (E) if such Restricted Definitive Note is being transferred to an Institutional Accredited Investor in reliance on an exemption from the registration requirements of the Securities Act other than those listed in subparagraphs (B) through (D) above, a certificate to the effect set forth in Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item (3) thereof, if applicable;
     (F) if such Restricted Definitive Note is being transferred to the Company or any of its Subsidiaries, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(b) thereof; or
     (G) if such Restricted Definitive Note is being transferred pursuant to an effective registration statement under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(c) thereof, the Trustee will cancel the Restricted Definitive Note, increase or cause to be increased in a corresponding amount pursuant to Section 2.06(h) hereof the aggregate principal amount of, in the case of clause (A) above, the appropriate Restricted Global Note, in the case of clause (B) above, the 144A Global Note, and in the case of clause (C) above, the Regulation S Global Note, and in all other cases, the IAI Global Note.
     (2) Restricted Definitive Notes to Beneficial Interests in Unrestricted Global Notes. A Holder of a Restricted Definitive Note may exchange such Note for a beneficial interest in an Unrestricted Global Note or transfer such Restricted Definitive Note to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note only if:
     (A) such exchange or transfer is effected pursuant to the Exchange Offer in accordance with the Registration Rights Agreement and the Holder, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal (or is deemed to have certified if delivery is made through the Applicable Procedures) as may be required by the Registration Rights Agreement that it is not (i) a Broker-Dealer, (ii) a Person participating in the distribution of the Exchange Notes or (iii) a Person who is an affiliate (as defined in Rule 144) of the Company;
     (B) such transfer is effected pursuant to the Shelf Registration Statement in accordance with the Registration Rights Agreement;
     (C) such transfer is effected by a Broker-Dealer pursuant to the Exchange Offer Registration Statement in accordance with the Registration Rights Agreement; or
     (D) the Registrar receives the following:
     (i) if the Holder of such Definitive Notes proposes to exchange such Notes for a beneficial interest in the Unrestricted Global Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (1)(c) thereof; or
     (ii) if the Holder of such Definitive Notes proposes to transfer such Notes to a Person who shall take delivery thereof in the form of a beneficial interest in the Unrestricted Global Note, a certificate from such Holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;
and, in each such case set forth in this subparagraph (D), if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.
     Upon satisfaction of the conditions of any of the subparagraphs in this Section 2.06(d)(2), the Trustee will cancel the Definitive Notes and increase or cause to be increased in a corresponding amount pursuant to Section 2.06(h) hereof the aggregate principal amount of the Unrestricted Global Note.
     (3) Unrestricted Definitive Notes to Beneficial Interests in Unrestricted Global Notes. A Holder of an Unrestricted Definitive Note may exchange such Note for a beneficial interest in an Unrestricted Global Note or transfer such Definitive Notes to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note at any time. Upon receipt of a request for such an exchange or transfer, the Trustee will cancel the applicable Unrestricted Definitive Note and increase or cause to be increased in a corresponding amount pursuant to Section 2.06(h) hereof the aggregate principal amount of one of the Unrestricted Global Notes.
     If any such exchange or transfer from a Definitive Note to a beneficial interest in an Unrestricted Global Note is effected pursuant to subparagraphs (2)(B), (2)(D) or (3) above at a time when an Unrestricted Global Note has not yet been issued, the Company will issue and, upon receipt of an Authentication Order in accordance with Section 2.02 hereof, the Trustee will authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the principal amount of Definitive Notes so transferred.
     (e) Transfer and Exchange of Definitive Notes for Definitive Notes. Upon request by a Holder of Definitive Notes and such Holder’s compliance with the provisions of this Section 2.06(e), the Registrar will register the transfer or exchange of Definitive Notes. Prior to such registration of transfer or exchange, the requesting Holder must present or surrender to the Registrar the Definitive Notes duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Registrar duly executed by such Holder or by its attorney, duly authorized in writing. In addition, the requesting Holder must provide any additional certifications, documents and information, as applicable, required pursuant to the following provisions of this Section 2.06(e).
     (1) Restricted Definitive Notes to Restricted Definitive Notes. Any Restricted Definitive Note may be transferred to and registered in the name of Persons who take delivery thereof in the form of a Restricted Definitive Note if the Registrar receives the following:
     (A) if the transfer will be made pursuant to Rule 144A, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (1) thereof;
     (B) if the transfer will be made pursuant to Rule 903 or Rule 904, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (2) thereof; and

     (C) if the transfer will be made pursuant to any other exemption from the registration requirements of the Securities Act, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item (3) thereof, if applicable.
     (2) Restricted Definitive Notes to Unrestricted Definitive Notes. Any Restricted Definitive Note may be exchanged by the Holder thereof for an Unrestricted Definitive Note or transferred to a Person or Persons who take delivery thereof in the form of an Unrestricted Definitive Note if:
     (A) such exchange or transfer is effected pursuant to the Exchange Offer in accordance with the Registration Rights Agreement and the Holder, in the case of an exchange, or the transferee, in the case of a transfer, certifies (or is deemed to have certified if delivery is made through the Applicable Procedures) as may be required by the Registration Rights Agreement in the applicable Letter of Transmittal that it is not (i) a Broker-Dealer, (ii) a Person participating in the distribution of the Exchange Notes or (iii) a Person who is an affiliate (as defined in Rule 144) of the Company;
     (B) any such transfer is effected pursuant to the Shelf Registration Statement in accordance with the Registration Rights Agreement;
     (C) any such transfer is effected by a Broker-Dealer pursuant to the Exchange Offer Registration Statement in accordance with the Registration Rights Agreement; or
     (D) the Registrar receives the following:
     (i) if the Holder of such Restricted Definitive Notes proposes to exchange such Notes for an Unrestricted Definitive Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (1)(d) thereof; or
     (ii) if the Holder of such Restricted Definitive Notes proposes to transfer such Notes to a Person who shall take delivery thereof in the form of an Unrestricted Definitive Note, a certificate from such Holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;
and, in each such case set forth in this subparagraph (D), if the Registrar so requests, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.
     (3) Unrestricted Definitive Notes to Unrestricted Definitive Notes. A Holder of Unrestricted Definitive Notes may transfer such Notes to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note. Upon receipt of a request to register such a transfer, the Registrar shall register the Unrestricted Definitive Notes pursuant to the instructions from the Holder thereof.

     (f) Exchange Offer. Upon the occurrence of the Exchange Offer in accordance with the Registration Rights Agreement, the Company will issue and, upon receipt of an Authentication Order in accordance with Section 2.02 hereof, the Trustee will authenticate:
     (1) one or more Unrestricted Global Notes in an aggregate principal amount equal to the principal amount of the beneficial interests in the Restricted Global Notes accepted for exchange in the Exchange Offer by Persons that certify in the applicable Letters of Transmittal that (A) they are not Broker-Dealers, (B) they are not participating in a distribution of the Exchange Notes and (C) they are not affiliates (as defined in Rule 144) of the Company; and
     (2) Unrestricted Definitive Notes in an aggregate principal amount equal to the principal amount of the Restricted Definitive Notes accepted for exchange in the Exchange Offer by Persons that certify in the applicable Letters of Transmittal that (A) they are not Broker-Dealers, (B) they are not participating in a distribution of the Exchange Notes and (C) they are not affiliates (as defined in Rule 144) of the Company.
     Concurrently with the issuance of such Notes, the Trustee will cause to be reduced in a corresponding amount the aggregate principal amount of the applicable Restricted Global Notes to be reduced accordingly, and the Company will execute and the Trustee will authenticate and deliver to the Persons designated by the Holders of Definitive Notes so accepted Unrestricted Definitive Notes in the appropriate principal amount.
     (g) Legends. The following legends will appear on the face of all Global Notes and Definitive Notes issued under this Indenture unless specifically stated otherwise in the applicable provisions of this Indenture.
(1) Private Placement Legend.
     (A) Except as permitted by subparagraph (B) below, each Global Note and each Definitive Note (and all Notes issued in exchange therefor or substitution thereof) shall bear the legend in substantially the following form:
“THIS NOTE (OR ITS PREDECESSOR) HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS, EXCEPT AS SET FORTH IN THE NEXT SENTENCE. BY ITS ACQUISITION HEREOF OR OF A BENEFICIAL INTEREST HEREIN, THE HOLDER:
(1) REPRESENTS THAT (A) IT IS A “QUALIFIED INSTITUTIONAL BUYER” (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) (A “QIB”), (B) IT HAS ACQUIRED THIS NOTE IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH REGULATION S UNDER THE SECURITIES ACT, OR (C) IT IS AN INSTITUTIONAL “ACCREDITED INVESTOR” (AS DEFINED IN RULE 501(A)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT) (AN “IAI”),
(2) AGREES THAT IT WILL NOT RESELL OR OTHERWISE TRANSFER THIS NOTE OR ANY BENEFICIAL INTEREST HEREIN EXCEPT (A) TO THE ISSUER, THE COMPANY OR ANY OF ITS SUBSIDIARIES, (B) TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QIB PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QIB IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (C) IN AN OFFSHORE

TRANSACTION MEETING THE REQUIREMENTS OF RULE 903 OR 904 OF REGULATION S OF THE SECURITIES ACT, (D) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144 UNDER THE SECURITIES ACT, (E) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (AND BASED UPON AN OPINION OF COUNSEL ACCEPTABLE TO THE COMPANY AND THE TRUSTEE), (F) TO AN IAI THAT, PRIOR TO SUCH TRANSFER, FURNISHES TO THE TRUSTEE A SIGNED LETTER CONTAINING CERTAIN REPRESENTATIONS AND AGREEMENTS RELATING TO THE REGISTRATION OF TRANSFER OF THIS NOTE (THE FORM OF WHICH LETTER CAN BE OBTAINED FROM THE TRUSTEE) AND, IF SUCH TRANSFER IS IN RESPECT OF AN AGGREGATE PRINCIPAL AMOUNT OF NOTES AT THE TIME OF TRANSFER OF LESS THAN $250,000, AN OPINION OF COUNSEL ACCEPTABLE TO THE COMPANY THAT SUCH TRANSFER IS IN COMPLIANCE WITH THE SECURITIES ACT OR (G) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT AND, IN EACH CASE, IN ACCORDANCE WITH THE APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION, AND
(3) AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THIS NOTE OR AN INTEREST HEREIN IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND.
AS USED HEREIN, THE TERMS “OFFSHORE TRANSACTIONS” AND “UNITED STATES” HAVE THE MEANINGS GIVEN TO THEM BY RULE 902 OF REGULATION S UNDER THE SECURITIES ACT. THE INDENTURE CONTAINS A PROVISION REQUIRING THE TRUSTEE TO REFUSE TO REGISTER ANY TRANSFER OF THIS NOTE IN VIOLATION OF THE FOREGOING.”
     (B) Notwithstanding the foregoing, any Global Note or Definitive Note issued pursuant to subparagraphs (b)(4), (c)(3), (c)(4), (d)(2), (d)(3), (e)(2), (e)(3) or (f) of this Section 2.06 (and all Notes issued in exchange therefor or substitution thereof) will not bear the Private Placement Legend.
     (2) Global Note Legend. Each Global Note will bear a legend in substantially the following form:
“THIS GLOBAL NOTE IS HELD BY THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (1) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 2.06 OF THE INDENTURE, (2) THIS GLOBAL NOTE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.06(a) OF THE INDENTURE, (3) THIS GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 2.11 OF THE INDENTURE AND (4) THIS GLOBAL NOTE MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF THE COMPANY.
UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN DEFINITIVE FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY. UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER

STREET, NEW YORK, NEW YORK) (“DTC”), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR SUCH OTHER ENTITY AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.”
     (3) Regulation S Temporary Global Note Legend. The Regulation S Temporary Global Note will bear a Legend in substantially the following form:
“EXCEPT AS SET FORTH BELOW, BENEFICIAL OWNERSHIP INTERESTS IN THIS REGULATION S TEMPORARY GLOBAL NOTE WILL NOT BE EXCHANGEABLE FOR INTERESTS IN THE REGULATION S PERMANENT GLOBAL NOTE OR ANY OTHER NOTE REPRESENTING AN INTEREST IN THE NOTES REPRESENTED HEREBY WHICH DO NOT CONTAIN A LEGEND CONTAINING RESTRICTIONS ON TRANSFER, UNTIL THE EXPIRATION OF THE “40-DAY DISTRIBUTION COMPLIANCE PERIOD” (WITHIN THE MEANING OF RULE 903(B)(2) OF REGULATION S UNDER THE SECURITIES ACT) AND THEN ONLY UPON CERTIFICATION IN FORM REASONABLY SATISFACTORY TO THE TRUSTEE THAT SUCH BENEFICIAL INTERESTS ARE OWNED EITHER BY NON-U.S. PERSONS OR U.S. PERSONS WHO PURCHASED SUCH INTERESTS IN A TRANSACTION THAT DID NOT REQUIRE REGISTRATION UNDER THE SECURITIES ACT. DURING SUCH 40-DAY DISTRIBUTION COMPLIANCE PERIOD, BENEFICIAL OWNERSHIP IN THIS REGULATION S TEMPORARY GLOBAL NOTE MAY ONLY BE TRANSFERRED IN ACCORDANCE WITH THE INDENTURE.”
     (h) Cancellation and/or Adjustment of Global Notes. At such time as all beneficial interests in a particular Global Note have been exchanged for Definitive Notes or a particular Global Note has been redeemed, repurchased or canceled in whole and not in part, each such Global Note will be returned to or retained and canceled by the Trustee in accordance with Section 2.11 hereof. At any time prior to such cancellation, if any beneficial interest in a Global Note is exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note or for Definitive Notes, the principal amount of Notes represented by such Global Note will be reduced accordingly and an endorsement will be made on such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such reduction; and if the beneficial interest is being exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note, such other Global Note will be increased accordingly and an endorsement will be made on such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such increase.
     (i) General Provisions Relating to Transfers and Exchanges.
     (1) To permit registrations of transfers and exchanges, the Company will execute and the Trustee will authenticate Global Notes and Definitive Notes upon receipt of an Authentication Order in accordance with Section 2.02 hereof or at the Registrar’s request.
     (2) No service charge will be made to a Holder of a beneficial interest in a Global Note or to a Holder of a Definitive Note for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or similar governmental charge payable upon exchange or transfer pursuant to Sections 2.10, 3.06, 3.09, 4.10, 4.15 and 9.05 hereof).
     (3) The Registrar will not be required to register the transfer of or exchange of any Note selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part.
     (4) All Global Notes and Definitive Notes issued upon any registration of transfer or exchange of Global Notes or Definitive Notes will be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Global Notes or Definitive Notes surrendered upon such registration of transfer or exchange.
(5) Neither the Registrar nor the Company will be required:
     (A) to issue, to register the transfer of or to exchange any Notes during a period beginning at the opening of business 15 days before the day of any selection of Notes for redemption under Section 3.02 hereof and ending at the close of business on the day of selection;
     (B) to register the transfer of or to exchange any Note selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part; or
     (C) to register the transfer of or to exchange a Note between a record date and the next succeeding interest payment date.
     (6) Prior to due presentment for the registration of a transfer of any Note, the Trustee, any Agent and the Company may deem and treat the Person in whose name any Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal of and interest on such Notes and for all other purposes, and none of the Trustee, any Agent or the Company shall be affected by notice to the contrary.
     (7) The Trustee will authenticate Global Notes and Definitive Notes in accordance with the provisions of Section 2.02 hereof.
     (8) All certifications, certificates and Opinions of Counsel required to be submitted to the Registrar pursuant to this Section 2.06 to effect a registration of transfer or exchange may be submitted by facsimile.
     The Trustee (in any of its capacities hereunder) shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Note other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by the terms of, this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.
Section 2.07 Replacement Notes.
     If any mutilated Note is surrendered to the Trustee or the Company and the Trustee receives evidence to its satisfaction of the destruction, loss or theft of any Note, the Company will issue and the Trustee, upon receipt of an Authentication Order, will authenticate a replacement Note if the Trustee’s requirements are met. If required by the Trustee or the Company, an indemnity bond must be supplied by the Holder that is sufficient in the judgment of the Trustee and the Company to protect the Company, the Trustee, any Agent and any authenticating agent from any loss that any of them may suffer if a Note is replaced. The Company may charge for its expenses in replacing a Note.
     Every replacement Note is an additional obligation of the Company and will be entitled to all of the benefits of this Indenture equally and proportionately with all other Notes duly issued hereunder.
Section 2.08 Outstanding Notes.
     The Notes outstanding at any time are all the Notes authenticated by the Trustee except for those canceled by it, those delivered to it for cancellation, those reductions in the interest in a Global Note effected by the Trustee in accordance with the provisions hereof, and those described in this Section 2.08 as not outstanding. Except as set forth in Section 2.09 hereof, a Note does not cease to be outstanding because the Company or an Affiliate of the Company holds the Note; however, Notes held by the Company or a Subsidiary of the Company shall not be deemed to be outstanding for purposes of Section 3.07(a) hereof.
     If a Note is replaced pursuant to Section 2.07 hereof, it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Note is held by a protected purchaser.
     If the principal amount of any Note is considered paid under Section 4.01 hereof, it ceases to be outstanding and interest on it ceases to accrue.
     If the Paying Agent (other than the Company, a Subsidiary or an Affiliate of any thereof) holds, on a redemption date or maturity date, money sufficient to pay Notes payable on that date, then on and after that date such Notes will be deemed to be no longer outstanding and will cease to accrue interest.
Section 2.09 Treasury Notes.
     In determining whether the Holders of the required principal amount of Notes have concurred in any direction, waiver or consent, Notes owned by the Company or any Guarantor, or by any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company or any Guarantor, will be considered as though not outstanding, except that for the purposes of determining whether the Trustee will be protected in relying on any such direction, waiver or consent, only Notes that the Trustee knows are so owned will be so disregarded.
Section 2.10 Temporary Notes.
     Until certificates representing Notes are ready for delivery, the Company may prepare and the Trustee, upon receipt of an Authentication Order, will authenticate temporary Notes. Temporary Notes will be substantially in the form of certificated Notes but may have variations that the Company considers appropriate for temporary Notes and as may be reasonably acceptable to the Trustee. Without unreasonable delay, the Company will prepare and the Trustee will authenticate definitive Notes in exchange for temporary Notes. After preparation of the Definitive Notes, the Temporary Notes will be exchangeable for Definitive Notes upon surrender of the Temporary Notes
Holders of temporary Notes will be entitled to all of the benefits of this Indenture.

Section 2.11 Cancellation.
     The Company at any time may deliver Notes to the Trustee for cancellation. The Registrar and Paying Agent will forward to the Trustee any Notes surrendered to them for registration of transfer, exchange or payment. Upon the sole discretion of the Company, the Trustee and no one else will cancel all Notes surrendered for registration of transfer, exchange, payment, replacement or cancellation and will destroy canceled Notes (subject to the record retention requirement of the Exchange Act). Certification of the destruction of all canceled Notes will be delivered to the Company. The Company may not issue new Notes to replace Notes that it has paid or that have been delivered to the Trustee for cancellation.
Section 2.12 Defaulted Interest.
     If the Company defaults in a payment of interest on the Notes, it will pay the defaulted interest in any lawful manner plus, to the extent lawful, interest payable on the defaulted interest, to the Persons who are Holders on a subsequent special record date, in each case at the rate provided in the Notes and in Section 4.01 hereof. The Company will notify the Trustee in writing of the amount of defaulted interest proposed to be paid on each Note and the date of the proposed payment. The Company will fix or cause to be fixed each such special record date and payment date; provided that no such special record date may be less than 10 days prior to the related payment date for such defaulted interest. At least 15 days before the special record date, the Company (or, upon the written request of the Company, the Trustee in the name and at the expense of the Company) will mail or cause to be mailed to Holders a notice that states the special record date, the related payment date and the amount of such interest to be paid.
Section 2.13 Additional Interest.
     If Additional Interest is payable by the Company pursuant to the Registration Rights Agreement and paragraph 1 of the Notes, the Company shall deliver to the Trustee a certificate to that effect stating (i) the amount of such Additional Interest that is payable and (ii) the date on which such interest is payable pursuant to Section 4.01. Unless and until a Responsible Officer of the Trustee receives such a certificate or instruction or direction from the Holders in accordance with the terms of this Indenture, the Trustee may assume without inquiry that no Additional Interest is payable. The foregoing shall not prejudice the rights of the Holders with respect to their entitlement to Additional Interest as otherwise set forth in this Indenture or the Notes and pursuing any action against the Company directly or otherwise directing the Trustee to take any such action in accordance with the terms of this Indenture and the Notes. If the Company has paid Additional Interest directly to the Persons entitled to it, the Company shall deliver to the Trustee an Officer’s Certificate setting forth the details of such payment.
Section 2.14 Issuance of Additional Notes.
     The Company shall be entitled, subject to its compliance with Section 4.09, to issue Additional Notes under this Indenture which shall have identical terms as the Initial Notes issued on the date hereof, other than with respect to the date of issuance, issue price and rights under the related Registration Rights Agreement, if any. The Initial Notes issued on the date hereof, any Additional Notes and all Exchange Notes issued in exchange therefor shall be treated as a single class for all purposes under this Indenture, including directions, waivers, amendments, consents, redemptions and Offers to Purchase.
     With respect to any Additional Notes, the Company shall set forth in a Board Resolution and an Officer’s Certificate, a copy of each of which shall be delivered to the Trustee, the following information:
     (1) the aggregate principal amount of such Additional Notes to be authenticated and delivered pursuant to this Indenture;

     (2) the issue price, the issue date and the CUSIP and/or ISIN number of such Additional Notes; provided, however, that no Additional Notes may be issued at a price that would cause such Additional Notes to have “original issue discount” within the meaning of Section 1273 of the Code, other than a de minimis original issue discount within the meaning of Section 1273 of the Code; and
     (3) whether such Additional Notes shall be subject to the restrictions on transfer set forth in Section 2.06 relating to Restricted Global Notes and Restricted Definitive Notes.
Section 2.15 Record Date.
     The record date for purposes of determining the identity of Holders of Notes entitled to vote or consent to any action by vote or consent or permitted under this Indenture shall be determined as provided for in TIA Section 316(c).
ARTICLE 3
REDEMPTION AND PREPAYMENT
Section 3.01 Notices to Trustee.
     If the Company elects to redeem Notes pursuant to the optional redemption provisions of Section 3.07 hereof, it must furnish to the Trustee, at least 30 days but not more than 60 days before a redemption date (or such shorter period allowed by the Trustee, or, if such redemption is accompanied by the satisfaction and discharge of the Notes and this Indenture, upon not less than 30 days nor more than one year), an Officer’s Certificate setting forth:
(1) the clause of this Indenture pursuant to which the redemption shall occur;
(2) the redemption date;
(3) the principal amount of Notes to be redeemed; and
(4) the redemption price, if then ascertainable.
Section 3.02 Selection of Notes to Be Redeemed.
     If less than all of the Notes are to be redeemed in an offer to purchase at any time, the Trustee will select Notes for redemption on a pro rata basis (or, in the case of Notes issued in global form pursuant to Article 2 hereof, based on a method that most nearly approximates a pro rata selection as the Trustee deems fair and appropriate or by lot in any case pursuant to the rules and procedures of DTC) unless otherwise required by law or applicable stock exchange or depositary requirements or procedures; provided that no Notes of $2,000 or less shall be redeemed in part.
     The Trustee will promptly notify the Company in writing of the Notes selected for redemption or purchase and, in the case of any Note selected for partial redemption or purchase, the principal amount thereof to be redeemed or purchased. Notes and portions of Notes selected for redemption or purchase will be in amounts of $2,000 or whole multiples of $1,000 in excess thereof; except that if all of the Notes of a Holder are to be redeemed or purchased, the entire outstanding amount of Notes held by such Holder shall be redeemed or purchased. Except as provided in the preceding sentence, provisions of this Indenture that apply to Notes called for redemption or purchase also apply to portions of Notes called for redemption or purchase.

Section 3.03 Notice of Redemption.
     Subject to the provisions of Section 3.09 hereof, at least 30 days but not more than 60 days before a redemption date, the Company will mail or cause to be mailed, by first class mail, a notice of redemption to each Holder whose Notes are to be redeemed at its registered address, except that redemption notices may be mailed more than 60 days prior to a redemption date if the notice is issued in connection with a defeasance of the Notes or a satisfaction and discharge of this Indenture pursuant to Articles 8 or 12 hereof.
The notice will identify the Notes to be redeemed and will state:
(1) the redemption date;
     (2) the redemption price or appropriate method for calculation of the redemption price, but need not include the redemption price itself; the actual redemption price may be set forth in an Offficer’s Certificate delivered to the Trustee prior to the redemption date;
     (3) if any Note is being redeemed in part, the portion of the principal amount of such Note to be redeemed and that, after the redemption date upon surrender of such Note, a new Note or Notes in principal amount equal to the unredeemed portion will be issued upon cancellation of the original Note;
(4) the name and address of the Paying Agent;
     (5) that Notes called for redemption must be surrendered to the Paying Agent to collect the redemption price;
     (6) that, unless the Company defaults in making such redemption payment, interest on Notes called for redemption ceases to accrue on and after the redemption date;
     (7) the paragraph of the Notes and/or Section of this Indenture pursuant to which the Notes called for redemption are being redeemed; and
     (8) that no representation is made as to the correctness or accuracy of the CUSIP and/or ISIN number, if any, listed in such notice or printed on the Notes.
     At the Company’s request, the Trustee will give the notice of redemption in the Company’s name and at its expense; provided, however, that the Company has delivered to the Trustee, at least seven Business Days before notice of redemption is required to be sent or caused to be sent to Holders pursuant to this Section 3.03 (or such shorter period allowed by the Trustee), an Officer’s Certificate requesting that the Trustee give such notice and setting forth the information to be stated in such notice as provided in the preceding paragraph.
Section 3.04 Effect of Notice of Redemption.
     Except as provided for in Section 3.07 hereof, once notice of redemption is mailed in accordance with Section 3.03 hereof, Notes called for redemption become irrevocably due and payable on the redemption date at the redemption price. A notice of redemption may not be conditional.

Section 3.05 Deposit of Redemption or Purchase Price.
     Before 11:00 a.m., New York City time, on the redemption or purchase date (or such later time of day to which the Trustee may reasonably agree), the Company will deposit with the Trustee or with the Paying Agent money sufficient to pay the redemption or purchase price of , accrued interest and Additional Interest, if any, on all Notes to be redeemed or purchased on that date. The Trustee or the Paying Agent will promptly return to the Company any money deposited with the Trustee or the Paying Agent by the Company in excess of the amounts necessary to pay the redemption or purchase price of, accrued interest and Additional Interest, if any, on all Notes to be redeemed or purchased.
     If the Company complies with the provisions of the preceding paragraph, on and after the redemption or purchase date, interest will cease to accrue on the Notes or the portions of Notes called for redemption or purchase. If a Note is redeemed or purchased on or after an interest record date but on or prior to the related interest payment date, then any accrued and unpaid interest, if any, shall be paid to the Person in whose name such Note was registered at the close of business on such record date. If any Note called for redemption or purchase is not so paid upon surrender for redemption or purchase because of the failure of the Company to comply with the preceding paragraph, interest shall be paid on the unpaid principal, from the redemption or purchase date until such principal is paid, and to the extent lawful on any interest not paid on such unpaid principal, in each case at the rate provided in the Notes and in Section 4.01 hereof.
Section 3.06 Notes Redeemed or Purchased in Part.
     Upon surrender of a Note that is redeemed or purchased in part, the Company will issue and, upon receipt of an Authentication Order, the Trustee will authenticate for the Holder at the expense of the Company a new Note equal in principal amount to the unredeemed or unpurchased portion of the Note surrendered.
Section 3.07 Optional Redemption.
     (a) At any time prior to December 15, 2013, the Company may, at its option, on one or more occasions, redeem up to 35% of the original aggregate principal amount of Notes issued under this Indenture (including any Additional Notes) at a redemption price equal to 109.000% of the aggregate principal amount of the Notes redeemed, plus accrued and unpaid interest and Additional Interest thereon, if any, to but excluding the applicable date of redemption (the “Redemption Date”), subject to the right of Holders of record of the Notes on the relevant record date to receive interest due on the relevant interest payment date, with the net cash proceeds of one or more Equity Offerings of the Company or any direct or indirect parent of the Company to the extent such net cash proceeds are received by or contributed to the Company; provided that:
     (1) at least 65% of the original aggregate principal amount of Notes originally issued under this Indenture (excluding Notes held by the Company and its Subsidiaries) remains outstanding immediately after the occurrence of each such redemption; and
     (2) each such redemption occurs within 90 days of the date of closing of each such Equity Offering.
     (b) At any time and from time to time prior to December 15, 2013, the Company may redeem, in the aggregate, up to 10% of the original aggregate principal amount of Notes issued under this Indenture (including any Additional Notes issued under this Indenture after the Issue Date) during each 12-month period commencing with the Issue Date at a redemption price of 103% of the aggregate principal amount of the Notes redeemed, plus accrued and unpaid interest and Additional Interest thereon, if any, to but excluding the applicable Redemption Date, subject to the right of Holders of record of the Notes on the relevant record date to receive interest due on the relevant interest payment date.
     (c) At any time prior to December 15, 2013, the Company may redeem all or a part of the Notes, upon not less than 30 nor more than 60 days’ notice (or, if such redemption is accompanied by the satisfaction and discharge of the Notes and this Indenture, upon not less than 30 days’ nor more than one year’s notice) to the registered address of each Holder of Notes or otherwise in accordance with the procedures of DTC, at a redemption price equal to 100% of the principal amount of Notes redeemed plus the Applicable Premium as of, and accrued and unpaid interest and Additional Interest thereon, if any, to but excluding the Redemption Date, subject to the rights of Holders of the Notes on the relevant record date to receive interest due on the relevant interest payment date.
     (d) On and after December 15, 2013, the Company may redeem the Notes, in whole or in part, upon not less than 30 nor more than 60 days’ notice (or, if such redemption is accompanied by the satisfaction and discharge of the Notes and this Indenture, upon not less than 30 days’ nor more than one year’s notice) by first class mail, postage prepaid, with a copy to the Trustee, to each Holder of Notes to the address of such Holder appearing in the security register at the redemption prices (expressed as percentages of principal amount of the Notes to be redeemed) set forth in the table below, plus accrued and unpaid interest and Additional Interest thereon, if any, to but excluding the applicable Redemption Date, subject to the right of Holders of record of the Notes on the relevant record date to receive interest due on the relevant interest payment date, if redeemed during the twelve-month period beginning on of each of the years indicated in the table below:

Year	Percentage
2013	106.750%
2014	104.500%
2015	102.250%
2016 and thereafter	100.000%
     Unless the Company defaults in the payment of the redemption price, interest will cease to accrue on the Notes or portions thereof called for redemption on the applicable redemption date.
     (e) Any redemption pursuant to this Section 3.07 shall be made pursuant to the provisions of Sections 3.01 through 3.06 hereof.
Section 3.08 Mandatory Redemption.
     The Company is not required to make mandatory redemption or sinking fund payments with respect to the Notes.
Section 3.09 Offer to Purchase by Application of Asset Sale Proceeds.
     In the event that, pursuant to Section 4.10 hereof, the Company is required to commence an offer to all Holders to purchase Notes (an “Asset Sale Offer”), it will follow the procedures specified below.
     The Asset Sale Offer shall be made to all Holders and all holders of other Indebtedness permitted to be purchased pursuant to Section 4.10 hereof. The Asset Sale Offer will remain open for a period of at least 20 Business Days following its commencement and not more than 45 Business Days, except to the extent that a longer period is required by applicable law (the “Offer Period”). No later than five Business Days after the termination of the Offer Period (the “Purchase Date”), the Company will apply all proceeds (the “Offer Amount”) to the purchase of Notes and such other Indebtedness (on a pro rata basis based on the accreted value or the principal amount of Notes and such other Indebtedness surrendered, if applicable) or, if less than the Offer Amount has been tendered, all Notes and other Indebtedness tendered in response to the Asset Sale Offer. Payment for any Notes so purchased will be made in the same manner as interest payments are made.
     If the Purchase Date is on or after an interest record date and on or before the related interest payment date, any accrued and unpaid interest and Additional Interest, if any, will be paid to the Person in whose name a Note is registered at the close of business on such record date, and no additional interest will be payable to Holders who tender Notes pursuant to the Asset Sale Offer.
     Upon the commencement of an Asset Sale Offer, the Company will send, by first class mail, a notice to each of the Holders, with a copy to the Trustee. The notice will contain all instructions and materials necessary to enable such Holders to tender Notes pursuant to the Asset Sale Offer. The notice, which will govern the terms of the Asset Sale Offer, will state:
     (1) that the Asset Sale Offer is being made pursuant to this Section 3.09 and Section 4.10 hereof and the length of time the Asset Sale Offer will remain open;
(2) the Offer Amount, the purchase price and the Purchase Date;
     (3) that any Note not tendered or accepted for payment will continue to accrue interest;
     (4) that, unless the Company defaults in making such payment, any Note accepted for payment pursuant to the Asset Sale Offer will cease to accrue interest after the Purchase Date;
     (5) that Holders electing to have a Note purchased pursuant to an Asset Sale Offer may elect to have Notes purchased in denominations of $2,000 or an integral multiple of $1,000 in excess thereof;
     (6) that Holders electing to have Notes purchased pursuant to any Asset Sale Offer will be required to surrender the Note, with the form entitled “Option of Holder to Elect Purchase” attached to the Notes completed, or transfer by book-entry transfer, to the Company, a Depositary, if appointed by the Company, or a Paying Agent at the address specified in the notice at least three Business Days before the Purchase Date;
     (7) that Holders will be entitled to withdraw their election if the Company, the Depositary or the Paying Agent, as the case may be, receives, not later than the expiration of the Offer Period, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Note the Holder delivered for purchase and a statement that such Holder is withdrawing his election to have such Note purchased;
     (8) that, if the aggregate principal amount of Notes and other pari passu Indebtedness surrendered by holders thereof exceeds the Offer Amount, the Company will select the Notes and other Indebtedness to be purchased on a pro rata basis based on the accreted value or the principal amount of Notes and such other Indebtedness surrendered (with such adjustments as may be deemed appropriate by the Company so that only Notes in denominations of $2,000, or an integral multiple of $1,000 in excess thereof, will be purchased); and

     (9) that Holders whose Notes were purchased only in part will be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered (or transferred by book-entry transfer).
     On or before the Purchase Date, the Company will, to the extent lawful, accept for payment, on a pro rata basis to the extent necessary, the Offer Amount of Notes or portions thereof tendered pursuant to the Asset Sale Offer, or if less than the Offer Amount has been tendered, all Notes tendered, and will deliver or cause to be delivered to the Trustee the Notes properly accepted together with an Officer’s Certificate stating that such Notes or portions thereof were accepted for payment by the Company in accordance with the terms of this Section 3.09. The Company, the Depositary or the Paying Agent, as the case may be, will promptly (but in any case not later than five days after the Purchase Date) mail or deliver to each tendering Holder an amount equal to the purchase price of the Notes tendered by such Holder and accepted by the Company for purchase, and the Company will promptly issue a new Note, and the Trustee, upon written request from the Company, will authenticate and mail or deliver (or cause to be transferred by book entry) such new Note to such Holder, in a principal amount equal to any unpurchased portion of the Note surrendered. Any Note not so accepted shall be promptly mailed or delivered by the Company to the Holder thereof. The Company will publicly announce the results of the Asset Sale Offer on the Purchase Date.
     Other than as specifically provided in this Section 3.09, any purchase pursuant to this Section 3.09 shall be made pursuant to the provisions of Sections 3.01 through 3.06 hereof.
ARTICLE 4
COVENANTS
Section 4.01 Payment of Notes.
     The Company will pay or cause to be paid the principal of, premium on, if any, interest and Additional Interest, if any, on, the Notes on the dates and in the manner provided in the Notes. Principal, premium, if any, interest and Additional Interest, if any, will be considered paid on the date due if the Paying Agent, if other than the Company or a Subsidiary thereof, holds as of 11:00 a.m. Eastern Time on the due date money deposited by the Company in immediately available funds and designated for and sufficient to pay all principal, premium, if any, interest and Additional Interest, if any, then due. Such Paying Agent shall return to the Company promptly, and in any event, no later than five Business Days following the date of payment, any money (including accrued interest) that exceeds such amount of principal, premium, if any, interest and Additional Interest, if any, paid on the Notes. The Company will pay all Additional Interest, if any, in the same manner on the dates and in the amounts set forth in the Registration Rights Agreement, the Notes and this Indenture.
     The Company will pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal at a rate that is equal to the then applicable interest rate on the Notes to the extent lawful; it will pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest and Additional Interest, if any (without regard to any applicable grace period), at the same rate to the extent lawful.
Section 4.02 Maintenance of Office or Agency.
     The Company will maintain an office or agency (which may be an office of the Trustee or an affiliate of the Trustee, Registrar or co-registrar) where Notes may be surrendered for registration of transfer or for exchange and where notices and demands to or upon the Company in respect of the Notes and this Indenture may be served. The Company will give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company fails to maintain any such required office or agency or fails to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee, and the Company hereby appoints the Trustee as its agent to receive all such presentations, surrenders, notices and demands.
     The Company may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations. The Company will give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.
     The Company hereby designates the Corporate Trust Office of the Trustee as one such office or agency of the Company in accordance with Section 2.03 hereof.
Section 4.03 Reports.
     (a) Notwithstanding that the Company may not be subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act or otherwise report on an annual and quarterly basis on forms provided for such annual and quarterly reporting pursuant to rules and regulations promulgated by the SEC, the Company shall deliver to the Trustee and the registered Holders, without cost to any Holder, from and after the Issue Date, within five Business Days after the time periods specified in the SEC’s rules and regulations (for a filer that is not an “accelerated filer,” as defined in such rules and regulations):
     (1) all quarterly and annual financial statements that would be required to be contained in a filing with the SEC on Forms 10-K and 10-Q if the Company were required to file such reports, along with a “Management’s discussion and analysis of financial condition and results of operations” and, with respect to the annual information only, a report on the annual financial statements by the Company’s independent registered public accounting firm; and
     (2) all information that would be required to be contained in a current report that would be required to be filed with the SEC on Form 8-K if the Company were required to file such report; provided, however, that no such information will be required to be so delivered if the Company determines in its good faith judgment that such event is not material to the Holders or the business, assets, operations or financial condition of the Company and its Restricted Subsidiaries, taken as a whole;
provided, that the Company shall not be obligated to file such reports with the SEC at any time prior to becoming subject to Section 13 or 15(d) of the Exchange Act, in which event, the Company will make available such information to prospective purchasers of the Notes (by posting such reports and information on the primary investor relations website of the Company), in addition to providing such information to the Trustee and the Holders.
     (b) If the Company has designated any of its Subsidiaries as Unrestricted Subsidiaries, then the quarterly and annual financial information required by paragraph (b) of this Section 4.03 shall include a reasonably detailed presentation, as determined in good faith by senior management of the Company, either on the face of the financial statements or in the footnotes to the financial statements and in management’s discussion and analysis of financial condition and results of operations, of the financial condition and results of operations of the Company and its Restricted Subsidiaries separate from the financial condition and results of operations of the Unrestricted Subsidiaries.

     (c) If, at any time after consummation of the Exchange Offer contemplated by the Registration Rights Agreement, the Company is no longer required to file reports with the SEC for any reason, the Company will nevertheless continue filing the reports required by the preceding clauses with the SEC within the time periods specified above unless the SEC will not accept such filings. If, notwithstanding the foregoing, the SEC will not accept the Company’s filings for any reason, the Company will make available such information to prospective purchasers of the Notes (by posting such reports and information on the primary investor relations website of the Company), in addition to providing such information to the Trustee and the Holders.
     (d) The Company and the Guarantors will furnish to the Holders and to prospective investors, upon the request of such Holders, the information specified above and required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act so long as the Notes are not freely transferable under the Securities Act.
     (e) The delivery requirements set forth above for the applicable period may be satisfied by the Company prior to the commencement of the Exchange Offer or the effectiveness of the Shelf Registration Statement by the filing with the SEC of the Exchange Offer registration statement and/or shelf registration statement, and any amendments thereto, with such financial information that satisfies Regulation S-X under the Securities Act.
     (f) If the Company has electronically filed with the SEC’s Next-Generation EDGAR system (or any successor system), the reports described in above, the Company shall be deemed to have satisfied the foregoing requirements.
     (g) The Company will use reasonable best efforts to also hold quarterly conference calls for the Holders of the Notes to discuss financial information for the previous quarter. The conference call will be following the last day of each fiscal quarter of the Company and not later than 10 business days from the time that the Company distributes the financial information as set forth in clauses (a) and (b) above. No fewer than two days prior to the conference call, the Company shall issue a press release announcing the time and date of such conference call and providing instructions for Holders, securities analysts and prospective investors to obtain access to such call.
Notwithstanding the foregoing, until the consummation of the Exchange Offer and at any time the Company is not required to file reports with the SEC, nothing herein shall be construed so as to require the Company to include in such reports any information specified in Rules 3-10 or 3-16 of Regulation S-X.
Delivery of such reports, information and documents to the Trustee referred to in this Section 4.03 is for informational purposes only and the Trustee’s receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely conclusively on Officer’s Certificates). The Trustee is under no duty to examine such reports, information or documents to ensure compliance with the provision of this indenture or to ascertain the correctness or otherwise of the information or the statements contained therein.
Section 4.04 Compliance Certificate.
     (a) The Company and each Guarantor (to the extent that such Guarantor is so required under the TIA) shall deliver to the Trustee, within 120 days after the end of each fiscal year, an Officer’s Certificate stating that a review of the activities of the Company and its Subsidiaries during the preceding fiscal year has been made under the supervision of the signing Officer with a view to determining whether the Company has kept, observed, performed and fulfilled its obligations under this Indenture and the Security Documents, and further stating, as to each such Officer signing such certificate, that to the best of his or her knowledge the Company has kept, observed, performed and fulfilled each and every covenant contained in this Indenture and the Security Documents and is not in default in the performance or observance of any of the terms, provisions and conditions of this Indenture or the Security Documents (or, if a Default or Event of Default has occurred, describing all such Defaults or Events of Default of which he or she may have knowledge and what action the Company is taking or proposes to take with respect thereto) and that to the best of his or her knowledge no event has occurred and remains in existence by reason of which payments on account of the principal of, premium on, if any, interest or Additional Interest, if any, on, the Notes is prohibited or if such event has occurred, a description of the event and what action the Company is taking or proposes to take with respect thereto.
     (b) So long as any of the Notes are outstanding, the Company will deliver to the Trustee, within ten business days, upon any Officer becoming aware of any Default or Event of Default, an Officer’s Certificate specifying such Default or Event of Default and what action the Company is taking or proposes to take with respect thereto.
     Except with respect to receipt of Note payments and any Default or Event of Default information contained in the Officer’s Certificate delivered to it pursuant to this Section 4.04, the Trustee shall have no duty to monitor or investigate the Issuer’s compliance with or the breach of any representation, warranty or covenant made in this Indenture.
Section 4.05 Taxes.
     The Company will pay, and will cause each of its Subsidiaries to pay, prior to delinquency, all material taxes, assessments, and governmental levies except such as are being contested in good faith and by appropriate proceedings or where the failure to effect such payment is not adverse in any material respect to the Holders of the Notes.
Section 4.06 Stay, Extension and Usury Laws.
     The Company and each of the Guarantors covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture; and the Company and each of the Guarantors (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it will not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law has been enacted.
Section 4.07 Limitation on Restricted Payments.
     (a) The Company will not, and will not permit any Restricted Subsidiary to, directly or indirectly:
     (1) declare or pay any dividend or make any payment or distribution on account of the Company’s or any Restricted Subsidiary’s Equity Interests, including any dividend or distribution payable in connection with any merger or consolidation other than:

     (a) dividends, payments or distributions by the Company payable solely in Equity Interests (other than Disqualified Stock) of the Company or in options, warrants or other rights to purchase such Equity Interests; or
     (b) dividends, payments or distributions by a Restricted Subsidiary of the Company so long as, in the case of any dividend, payment or distribution payable on or in respect of any class or series of securities issued by a Restricted Subsidiary other than a Wholly Owned Subsidiary, the Company or a Restricted Subsidiary receives at least its pro rata share of such dividend, payment or distribution in accordance with its Equity Interests in such class or series of securities;
     (2) purchase, redeem, defease or otherwise acquire or retire for value any Equity Interests of the Company or any direct or indirect parent of the Company, including in connection with any merger or consolidation, held by Persons other than the Company or any Guarantor;
     (3) make any principal payment on, or redeem, repurchase, defease or otherwise acquire or retire for value prior to any scheduled repayment, sinking fund payment or maturity, any Subordinated Indebtedness, other than:
     (a) Subordinated Indebtedness permitted under clauses (7), (8) and (10) of Section 4.09(b) hereof; or
     (b) the purchase, repurchase or other acquisition of Subordinated Indebtedness purchased in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case due within one year of the date of purchase, repurchase or acquisition; or
(4) make any Restricted Investment
(all such payments and other actions set forth in clauses (1) through (4) above being collectively referred to as “Restricted Payments”), unless, at the time of such Restricted Payment:
     (A) no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof;
     (B) immediately after giving effect to such transaction on a pro forma basis, the Company could incur $1.00 of additional Indebtedness under the provisions of Section 4.09(a) hereof; and
     (C) such Restricted Payment, together with the aggregate amount of all other Restricted Payments made by the Company and the Restricted Subsidiaries after the Issue Date (including Restricted Payments permitted by clauses (1), (6) and (8) of the next succeeding paragraph, but excluding all other Restricted Payments permitted by the next succeeding paragraph), is less than the sum of:
     (1) 50% of the Consolidated Net Income of the Company and Restricted Subsidiaries on a consolidated basis for the period (taken as one accounting period) beginning on the first day of the first fiscal quarter commencing after the Issue Date occurs to the end of the Company’s most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment (or, if Consolidated Net Income for such period is a deficit, less 100% of such deficit), plus

     (2) 100% of the aggregate net cash proceeds and the fair market value, as determined in good faith by the Board of Directors of the Company, of marketable securities or other property received by the Company since the Issue Date (other than net cash proceeds to the extent such net cash proceeds have been used to incur Indebtedness, Disqualified Stock or preferred stock pursuant to clause (13) of Section 4.09(b)) from the issue or sale of:
     (i) Equity Interests of the Company, but excluding cash proceeds and the fair market value, as determined in good faith by the Board of Directors of the Company, of marketable securities or other property received from the sale of:
     (a) Equity Interests to members of management, directors or consultants of the Company, any direct or indirect parent of the Company and the Company’s Restricted Subsidiaries after the Issue Date to the extent such amounts have been applied to Restricted Payments made in accordance with clause (4) of the next succeeding paragraph; and
     (b) Designated Preferred Stock; or
     (ii) debt securities of the Company or any Restricted Subsidiary that have been converted into or exchanged for such Equity Interests of the Company or its direct or indirect parents;
provided, however, that this clause (2) shall not include the proceeds from (a) Equity Interests or converted debt securities of the Company sold to a Restricted Subsidiary, (b), Disqualified Stock or debt securities that have been converted into Disqualified Stock or (c) Excluded Contributions, plus
     (3) 100% of the aggregate amount of cash and the fair market value, as determined in good faith by the Board of Directors of the Company, of marketable securities or other property contributed to the capital of the Company following the Issue Date (other than net cash proceeds to the extent such net cash proceeds (i) have been used to incur Indebtedness, Disqualified Stock or preferred stock pursuant to clause (13) of Section 4.09(b), (ii) are contributed by a Restricted Subsidiary or (iii) constitute Excluded Contributions), plus
     (4) 100% of the aggregate amount received in cash and the fair market value, as determined in good faith by the Board of Directors of the Company, of marketable securities or other property (other than assets or Equity Interest constituting entire portfolio companies owned by the Permitted Holders) received by the Company or a Restricted Subsidiary by means of:
     (iii) the sale or other disposition (other than to the Company or a Restricted Subsidiary or to an employee stock ownership plan or any trust established by the Company or any of its Subsidiaries) of Restricted Investments made after the Issue Date by the Company and its Restricted Subsidiaries and repurchases and redemptions of such Restricted Investments from the Company and its Restricted Subsidiaries and repayments of loans or advances which constitute Restricted Investments made after the Issue Date by the Company and the Restricted Subsidiaries and (without duplication of amounts included in calculating Consolidated Net Income for purposes of clause (1) of this paragraph) any dividends or distributions received by the Company or a Restricted Subsidiary on account of Restricted Investments made after the Issue Date; or
     (iv) the sale (other than to the Company or a Restricted Subsidiary or to an employee stock ownership plan or any trust established by the Company or any of its Subsidiaries) of the Equity Interests of an Unrestricted Subsidiary (other than in each case to the extent such Investment constituted a Permitted Investment) or a dividend or distribution from an Unrestricted Subsidiary (other than any such dividend or distribution to the extent used to make a Restricted Payment pursuant to clause (13)(B) of the next succeeding paragraph) in each case after the Issue Date; plus
     (5) in the case of the redesignation of an Unrestricted Subsidiary as a Restricted Subsidiary after the Issue Date, the fair market value of the Investment in such Unrestricted Subsidiary, as determined by the Board of Directors of the Company in good faith; provided that if such fair market value exceeds $15.0 million, the fair market value shall be determined in writing by an Independent Financial Advisor, at the time of the redesignation of such Unrestricted Subsidiary as a Restricted Subsidiary, other than an Unrestricted Subsidiary to the extent such Investment constituted a Permitted Investment;
provided, however, that for purposes of determining the fair market value of such other property received by the Company or any Restricted Subsidiary or contributed to the capital of the Company, as the case may be, pursuant to clause (C) (2), (3) and (4) above, the Company shall deliver to the Trustee and Officer’s Certificate signed by the chief financial officer of the Company certifying as to the fair market value of such other property and, if the fair market value is at least $15.0 million, a determination of the fair market value by the Board of Directors of the Company.
(b) The provisions of Section 4.07(a) hereof will not prohibit:
     (1) the payment of any dividend or distribution within 60 days after the date of declaration thereof, if at the date of declaration such payment would have complied with the provisions of this Indenture or the redemption, repurchase or retirement of Indebtedness if, at the date of any irrevocable redemption notice, such payment would have complied with the provisions of this Indenture;
     (2) the making of any Restricted Payment in exchange for, or out of the proceeds of the substantially concurrent sale (other than to an Company or a Restricted Subsidiary) of, Equity Interests of the Company or any direct or indirect parent of the Company to the extent contributed to the Company as common equity capital (in each case, other than any Disqualified Stock or Excluded Contributions); provided that the amount of any such net cash proceeds will not be considered to be net cash proceeds from an Equity Offering for purposes of Section 3.07 hereof; provided further that such issuance of Equity Interests will not increase the amount available for Restricted Payments under clause (C) of Section 4.07(a) to the extent of any Restricted Payment distributed pursuant to this clause (2);
     (3) the redemption, repurchase or other acquisition or retirement for value of Subordinated Indebtedness of the Company or a Guarantor made by exchange for, or out of the proceeds of the substantially concurrent sale of, Refinancing Indebtedness;

     (4) a Restricted Payment to pay for the repurchase, retirement or other acquisition or retirement for value of Equity Interests (other than Disqualified Stock) of the Company or any of its direct or indirect parents held by any future, present or former employee, director or consultant of the Company, any of its Subsidiaries or any of its direct or indirect parents (or permitted transferees, assigns, estates, trusts or heirs of such employee, director or consultant) pursuant to any management equity plan or stock option plan or any other management or employee benefit plan or agreement; provided, however, that the aggregate Restricted Payments made under this clause (4) do not exceed $2.5 million (which shall increase to $5.0 million subsequent to the consummation of an underwritten public Equity Offering by the Company or any direct or indirect parent corporation of the Company) in any calendar year (with unused amounts in any calendar year being carried over to succeeding calendar years subject to a maximum of $5.0 million in any calendar year (which shall increase to $7.5 million subsequent to the consummation of an underwritten public Equity Offering by the Company or any direct or indirect parent corporation of the Company)); provided further that such amount in any calendar year may be increased by an amount not to exceed:
     (a) the cash proceeds from the sale of Equity Interests (other than Disqualified Stock) of the Company and, to the extent contributed to the capital of the Company, Equity Interests of any of the Company’s direct or indirect parents, in each case to members of management, directors or consultants of the Company, any of its Subsidiaries or any of its direct or indirect parents that occurred after the Issue Date, to the extent the cash proceeds from the sale of such Equity Interests have not otherwise been applied to the payment of Restricted Payments by virtue of clause (C) of Section 4.07(a) or clause (2) of Section 4.07(b); plus
     (b) the cash proceeds of key man life insurance policies received by the Company and its Restricted Subsidiaries after the Issue Date; less
     (c) the amount of any Restricted Payments made in previous calendar years pursuant to clauses (a) and (b) of this clause (4);
and provided further that cancellation of Indebtedness owing to the Company or any Restricted Subsidiary from members of management, directors, employees or consultants of the Company, any of the Company’s direct or indirect parent companies or any of its Restricted Subsidiaries in connection with a repurchase of Equity Interests of the Company or any of its direct or indirect parent companies will not be deemed to constitute a Restricted Payment for purposes of this covenant or any other provision of this Indenture;
     (5) the declaration and payment of dividends to holders of any class or series of Disqualified Stock of the Company or any class or series of preferred stock of a Restricted Subsidiary issued in accordance with Section 4.09 hereof;
     (6) the declaration and payment of dividends to:
     (a) holders of any class or series of Designated Preferred Stock (other than Disqualified Stock) issued by the Company or any Restricted Subsidiary after the Issue Date to the extent such dividends are included in the definition of “Consolidated Interest Expense”; provided that the aggregate amount of dividends paid pursuant to this clause (a) shall not exceed the aggregate amount of cash actually received by the Company or a Restricted Subsidiary from the issuance of such Designated Preferred Stock; or

     (b) a direct or indirect parent of the Company, the proceeds of which will be used to fund the payment of dividends to holders of any class or series of Designated Preferred Stock (other than Disqualified Stock) of such parent issued after the Issue Date to the extent such dividends are included in the definition of “Consolidated Interest Expense”; provided, that the amount of dividends paid pursuant to this clause (b) shall not exceed the aggregate amount of cash actually contributed to the capital of the Company or a Restricted Subsidiary from the issuance of such Designated Preferred Stock;
provided, however, in the case of each of clauses (a) and (b) of this clause (6), that for the most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date of issuance of such Designated Preferred Stock, after giving effect to such issuance or declaration on a pro forma basis the Company would be permitted to incur at least $1.00 of additional Indebtedness pursuant to the test set forth in Section 4.09(a) hereof;
     (7) repurchases of Equity Interests (a) constituting fractional shares or (b) deemed to occur upon exercise of stock options or warrants or other securities convertible or exchangeable into Equity Interests if such Equity Interests represent all or a portion of the exercise price of such options or warrants;
     (8) the payment of dividends on the Company’s common equity or the dividend or distribution to any direct or indirect parent company to fund the payment by such parent company of dividends on its common stock, following the consummation of the first public offering of the Company’s common stock or the common stock of any of its direct or indirect parents after the Issue Date, of up to 6% per annum of the net cash proceeds received by or contributed to the Company in any public offering, other than public offerings with respect to the Company’s or such direct or indirect parent company’s common stock registered on Form S-8 and other than any public sale constituting an Excluded Contribution;
     (9) Restricted Payments in an amount equal to or less than the Excluded Contributions;
     (10) other Restricted Payments in an aggregate amount taken together with all other Restricted Payments made pursuant to this clause (10) not to exceed $15.0 million;
     (11) the declaration and payment of dividends or distributions by the Company to, or the making of loans to, any direct or indirect parent company of the Company for the purpose of paying:
     (a) franchise taxes and other fees, taxes and expenses required to maintain their corporate existence;
     (b) so long as the Company is a member of a group including its direct parent which files a consolidated or combined return for U.S. federal and/or foreign, state, and local income tax purposes, the relevant foreign, federal, state and/or local income taxes, to the extent such income taxes are attributable to the income of the Company and the Restricted Subsidiaries and, to the extent of the amount actually received from its Unrestricted Subsidiaries, in amounts required to pay such taxes to the extent attributable to the income of such Unrestricted Subsidiaries; provided that the distributions under this clause (b) shall not exceed the amount of taxes that would be payable by the Company if the Company filed a consolidated or combined return with its Restricted Subsidiaries (and, to the extent of the amount actually received from its Unrestricted Subsidiaries, its Unrestricted Subsidiaries) (or, if there are no such Subsidiaries, a separate return) for purposes of the relevant tax, in each case taking into account net loss carryovers and other tax attributes;
     (c) fees and expenses incurred by any direct or indirect parent company of the Company, other than to Affiliates of the Company, in connection with any unsuccessful equity issuances or incurrence of Indebtedness;
     (d) salary, bonus and other benefits payable to officers and employees of any direct or indirect parent company of the Company to the extent such salaries, bonuses and other benefits are attributable to the ownership or operation of the Company and its Restricted Subsidiaries;
     (e) general corporate operating and overhead costs and expenses of any direct or indirect parent company of the Company (paid to persons other than Affiliates of the parent company) to the extent such costs and expenses are attributable to the ownership or operation of the Company and its Restricted Subsidiaries;
     (f) (amounts payable to the Sponsor pursuant to the Management Services Agreement; and
     (g) cash payments in lieu of issuing fractional shares in connection with the exercise of warrants, options or other securities convertible into or exchangeable for Equity Interests of the Company or any direct or indirect parent company of the Company;
     (12) the repurchase, redemption or other acquisition or retirement for value of any Subordinated Indebtedness or Disqualified Stock or the making of a dividend or distribution to any direct or indirect parent of the Company to fund a similar purchase, redemption or other acquisition or retirement for value required pursuant to provisions similar to those described under Sections 4.10 and 4.15 hereof; provided that there is a concurrent or prior Change of Control Offer or Asset Sale Offer, as applicable, and all Notes tendered by Holders of the Notes in connection with such Change of Control Offer or Asset Sale Offer, as applicable, have been repurchased, redeemed or acquired or retired for value;
     (13) the distribution, as a dividend or otherwise, of (a) Equity Interests of, or Indebtedness owed to the Company or a Restricted Subsidiary by, Unrestricted Subsidiaries (other than Unrestricted Subsidiaries the primary assets of which are cash and/or Cash Equivalents) and (b) any proceeds received from an Unrestricted Subsidiary on account of such Equity Interests or Indebtedness; and
     (14) any Restricted Payment made in connection with the Acquisition and the fees and expenses related thereto or used to fund amounts owed to Affiliates (including dividends to any direct or indirect parent of the Company to permit payment by such parent of such amounts), in each case to the extent permitted by (or, in the case of a dividend to fund such payment, to the extent such payment, if made by the Company, would be permitted by) Section 4.11(b)(9) hereof;

provided, that at the time of, and after giving effect to, any Restricted Payment permitted under clauses (8), (10), (11)(f), (12), and (13), no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof.
The amount of all Restricted Payments (other than cash) will be the fair market value (as determined in good faith by the Company) on the date of such Restricted Payment of the assets or securities proposed to be paid, transferred or issued by the Company or such Restricted Subsidiary, as the case may be, pursuant to such Restricted Payment.
Section 4.08 Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries.
     (a) The Company will not, and will not permit any Restricted Subsidiary to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any consensual encumbrance or consensual restriction on the ability of any such Restricted Subsidiary to:
     (1) pay dividends or make any other distributions to the Company or any Restricted Subsidiary on its Capital Stock or with respect to any other interest or participation in, or measured by, its profits, or pay any Indebtedness owed to the Company or any Restricted Subsidiary;
(2) make loans or advances to the Company or any Restricted Subsidiary; or
     (3) sell, lease or transfer any of its properties or assets to the Company or any Restricted Subsidiary,
     (b) The restrictions in Section 4.08(a) hereof will not apply to encumbrances or restrictions existing under or by reason of:
     (1) contractual encumbrances or restrictions in effect on the Issue Date or with respect to the ABL Credit Facility;
     (2) this Indenture, the Notes, the Guarantees of the Notes and the Security Documents;
     (3) purchase money obligations and Capital Lease Obligations that impose restrictions of the nature discussed in clause (3) of Section 4.08(a) on the property so acquired;
(4) applicable law or any applicable rule, regulation or order;
     (5) any agreement or other instrument of a Person acquired by the Company or any Restricted Subsidiary in existence at the time of such acquisition (but not created in contemplation thereof), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person and its Subsidiaries, or the property or assets of the Person and its Subsidiaries, so acquired;
     (6) contracts for the sale of assets, including, without limitation, customary restrictions with respect to a Subsidiary pursuant to an agreement that has been entered into for the sale or disposition of all or substantially all of the Capital Stock or assets of such Subsidiary that impose restrictions on the assets to be sold;

     (7) secured Indebtedness otherwise permitted to be incurred pursuant to Section 4.09 and 4.12 hereof that limit the right of the debtor to dispose of the assets securing such Indebtedness;
     (8) restrictions on cash or other deposits or net worth imposed by customers under contracts entered into in the ordinary course of business;
     (9) other Indebtedness, Disqualified Stock or preferred stock of Foreign Subsidiaries permitted to be incurred subsequent to the Issue Date pursuant to Section 4.09 hereof;
     (10) customary provisions in joint venture agreements and other similar agreements relating solely to such joint venture;
     (11) customary provisions contained in leases, licenses and other similar agreements entered into in the ordinary course of business;
     (12) any agreement or instrument (a) relating to any Indebtedness or preferred stock of a Restricted Subsidiary permitted to be incurred subsequent to the Issue Date pursuant to Section 4.09 hereof if the encumbrances and restrictions are not materially more disadvantageous to the Holders than is customary in comparable financings (as determined in good faith by the Company) and (b) either (x) the Company determines that such encumbrance or restriction will not adversely affect the Company’s ability to make principal interest and Additional Interest, if applicable, payments on the Notes as and when they come due or (y) such encumbrances and restrictions apply only during the continuance of a default in respect of a payment or financial maintenance covenant relating to such Indebtedness;
     (13) any encumbrances or restrictions of the type referred to in clauses (1), (2) and (3) of Section 4.08(a) imposed by any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings of the contracts, instruments or obligations referred to in clauses (1) through (12) of this Section 4.08(b); provided that such amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings are, in the good faith judgment of the Company’s Board of Directors, not materially more restrictive taken as a whole with respect to such encumbrance and other restrictions than those prior to such amendment, modification, restatement, renewal, increase, supplement, refunding, replacement or refinancing; and
     (14) restrictions or conditions of the type contained in clause (3) above contained in any trading, netting, operating, construction, service, supply, purchase or other agreement to which the Company or any Restricted Subsidiary is a party entered into in the ordinary course of business; provided that such agreement prohibits the encumbrance of solely the property or assets of the Company or such Restricted Subsidiary that is the subject of such agreement, the payment rights arising thereunder or the proceeds thereof and does not extend to any other asset or property of such Restricted Subsidiary or the assets or property of any other Restricted Subsidiary.
Section 4.09 Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock.
     (a) The Company will not, and will not permit any Restricted Subsidiary to, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise, (collectively, “incur” and collectively, an “incurrence”) with respect to any Indebtedness (including Acquired Indebtedness) and the Company will not issue any shares of

Disqualified Stock and will not permit any Restricted Subsidiary to issue any shares of Disqualified Stock or preferred stock; provided, however, that the Company may incur Indebtedness (including Acquired Indebtedness) or issue shares of Disqualified Stock, and any Restricted Subsidiary may incur Indebtedness (including Acquired Indebtedness), issue shares of Disqualified Stock and issue shares of preferred stock, if the Fixed Charge Coverage Ratio of the Company and the Restricted Subsidiaries at the time such additional Indebtedness is incurred or such Disqualified Stock or preferred stock is issued would have been at least 2.00 to 1.00, determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if the additional Indebtedness had been incurred, or the Disqualified Stock or preferred stock had been issued, as the case may be, and the application of proceeds therefrom had occurred at the beginning of the most recently ended four full fiscal quarters for which internal financial statements are available; provided, further, that Restricted Subsidiaries that are not Guarantors may not incur Indebtedness or Disqualified Stock or preferred stock if, after giving pro forma effect to such incurrence or issuance (including a pro forma application of the net proceeds therefrom), more than an aggregate of $15.0 million of Indebtedness or Disqualified Stock or preferred stock of Restricted Subsidiaries that are not Guarantors would be outstanding pursuant to this paragraph and pursuant to clause (22) in the next succeeding paragraph at such time.
     (b) The provisions of Section 4.09(a) hereof will not prohibit the incurrence of any of the following items of Indebtedness (collectively, “Permitted Debt”):
     (1) the incurrence of Indebtedness under Credit Facilities by the Company or any Restricted Subsidiary and the issuance and creation of letters of credit and bankers’ acceptances thereunder (with letters of credit and bankers’ acceptances being deemed to have a principal amount equal to the face amount thereof) in an aggregate principal amount at any one time outstanding not to exceed the greater of (x) $60.0 million and (y) the Borrowing Base;
     (2) the incurrence by the Company and any Guarantor of Indebtedness represented by the Notes (including any Guarantee) (other than any Additional Notes) and any Exchange Notes issued in exchange for such Notes (including any Guarantee thereof);
(3) Existing Indebtedness (other than Indebtedness described in clauses (1) and (2));
     (4) Indebtedness (including Capitalized Lease Obligations), Disqualified Stock and preferred stock incurred by the Company or any Restricted Subsidiary to finance the purchase, lease or improvement of property (real or personal) or equipment that is used or useful in a Similar Business, whether through the direct purchase of assets or the Capital Stock of any Person owning such assets, in an aggregate principal amount which, when aggregated with the principal amount of all other Indebtedness, Disqualified Stock and preferred stock then outstanding and incurred pursuant to this clause (4) and including any then-outstanding Refinancing Indebtedness incurred to refund, refinance or replace any other Indebtedness, Disqualified Stock and preferred stock incurred pursuant to this clause (4), does not exceed the greater of $20.0 million and 3.0% of Total Assets;
     (5) Indebtedness incurred by the Company or any Restricted Subsidiary constituting reimbursement obligations with respect to letters of credit issued in the ordinary course of business, including without limitation letters of credit in respect of workers’ compensation claims, or other Indebtedness with respect to reimbursement type obligations regarding workers’ compensation claims, health, disability or other employee benefits, or property, casualty or liability insurance or self insurance; provided, however, that upon the drawing of such letters of credit or the incurrence of such Indebtedness, such obligations are reimbursed within 30 days following such drawing or incurrence;

     (6) Indebtedness arising from agreements of the Company or a Restricted Subsidiary providing for (i) indemnification, adjustment of purchase price or similar obligations, in each case, incurred or assumed in connection with the disposition or acquisition of any business, assets or a Restricted Subsidiary, other than guarantees of Indebtedness incurred by any Person acquiring all or any portion of such business, assets or a Subsidiary for the purpose of financing such acquisition, and (ii) working capital or other similar balance sheet-related purchase price adjustments incurred or assumed in connection with the acquisition of a Restricted Subsidiary or assets;
     (7) Indebtedness of the Company or a Guarantor to the Company or another Guarantor; provided that any subsequent issuance or transfer of any Capital Stock or any other event which results in any such Guarantor to whom such Indebtedness was owed ceasing to be a Guarantor or any other subsequent transfer of any such Indebtedness (except to the Company or another Guarantor) shall be deemed, in each case to be an incurrence of such Indebtedness not permitted by this clause (7);
     (8) Subordinated Indebtedness of the Company or a Guarantor to a Restricted Subsidiary that is not a Guarantor; provided, further, that any subsequent issuance or transfer of any Capital Stock or any other event which results in any such Restricted Subsidiary to whom such Indebtedness was owed ceasing to be a Restricted Subsidiary or any other subsequent transfer of any such Indebtedness (except to the Company or another Restricted Subsidiary) shall be deemed, in each case, to be an incurrence of such Indebtedness not permitted by this clause (8);
     (9) Indebtedness of a Restricted Subsidiary that is not a Guarantor to the Company or a Restricted Subsidiary;
     (10) shares of preferred stock of a Restricted Subsidiary issued to the Company or another Restricted Subsidiary; provided that any subsequent issuance or transfer of any Capital Stock or any other event which results in any such Restricted Subsidiary to whom such shares are issued ceasing to be a Restricted Subsidiary or any other subsequent transfer of any such shares of preferred stock (except to the Company or another Restricted Subsidiary) shall be deemed in each case to be an issuance of such shares of preferred stock not permitted by this clause (10);
     (11) Permitted Hedging Obligations and Permitted Cash Management Obligations;
     (12) obligations in respect of performance, bid, appeal and surety bonds and other similar types of performance and completion guarantees provided by the Company or any Restricted Subsidiary in the ordinary course of business;
     (13) Indebtedness, Disqualified Stock and preferred stock of the Company and its Restricted Subsidiaries not otherwise permitted hereunder in an aggregate principal amount or liquidation preference which, when aggregated with the principal amount and liquidation preference of all other Indebtedness, Disqualified Stock and preferred stock then outstanding and incurred pursuant to this clause (13), does not at any one time outstanding exceed 100% of the net cash proceeds from the issuance or sale of Equity Interests of the Company or any of its direct or indirect parent companies and contributed in cash to the Company after the Issue Date (in each case, other than Excluded Contributions and proceeds of Disqualified Stock of the Company or sales of Equity Interests of the Company or any direct or indirect parent company of the Company to any of its Subsidiaries) as determined in accordance with clause (C)(2) and (C)(3) of Section 4.07(a) hereof, to the extent such net cash proceeds or cash have not been applied pursuant to such clause to make Restricted Payments or to make other Investments, payments or exchanges pursuant to Section 4.07(b) hereof, or to make Permitted Investments (other than Permitted Investments specified in clauses (1) and (3) of the definition thereof);
(14) any Guarantee:
     (a) by the Company or a Guarantor of Indebtedness or other obligations of any Restricted Subsidiary so long as the incurrence of such Indebtedness or other obligations incurred by such Restricted Subsidiary is permitted under the terms of this Indenture;
     (b) by a Restricted Subsidiary of Indebtedness of the Company or a Guarantor; provided that such guarantee is incurred in accordance with Section 4.16 hereof; or
     (c) by a Restricted Subsidiary that is not a Guarantor of Indebtedness of another Restricted Subsidiary that is not a Guarantor;
     (15) the incurrence by the Company or any Restricted Subsidiary of Indebtedness, Disqualified Stock or preferred stock which serves to refund or refinance any Indebtedness, Disqualified Stock or preferred stock of the Company or any Restricted Subsidiary incurred as permitted under Section 4.09(a) hereof and clauses (2) and (3) above, this clause (15) and clause (16) below, including additional Indebtedness, Disqualified Stock or preferred stock incurred to pay premiums (including tender premiums), defeasance costs and fees in connection therewith (the “Refinancing Indebtedness”) prior to its respective maturity; provided, however, that such Refinancing Indebtedness:
     (a) does not have an aggregate principal amount that exceeds the principal amount of, plus any accrued and unpaid interest on, the Indebtedness being so refunded or refinanced, plus the amount of premiums (including tender premiums), defeasance costs and fees and expenses incurred in connection with the issuance of such Refinancing Indebtedness;
     (b) other than any such Indebtedness that refunded or refinanced Indebtedness outstanding under a Credit Facility, has a final scheduled maturity date equal to or later than the earlier of the final scheduled maturity date of the Indebtedness being so redeemed, repurchased, acquired or retired and the 90th day following the final maturity date of the Notes;
     (c) other than any such Indebtedness that refunded or refinanced Indebtedness outstanding under a Credit Facility, has a Weighted Average Life to Maturity at the time such Refinancing Indebtedness is incurred which is not less than the lesser of (x) the remaining Weighted Average Life to Maturity of the Indebtedness, Disqualified Stock or preferred stock being refunded or refinanced and (y) the remaining Weighted Average Life to Maturity of the Notes (which shall be calculated as if the final maturity of the Notes was the 90th day following the actual final maturity of the Notes);
     (d) to the extent such Refinancing Indebtedness refinances (i) Indebtedness subordinated or pari passu in right of payment to the Notes or any Guarantee of the Notes, such Refinancing Indebtedness is subordinated or pari passu in right of payment to the Notes or such Guarantee at least to the same extent as the Indebtedness being refinanced or refunded or (ii) Disqualified Stock or preferred stock, such Refinancing Indebtedness must be Disqualified Stock or preferred stock, respectively; and
     (e) shall not include Indebtedness, Disqualified Stock or preferred stock of a Restricted Subsidiary that is not a Guarantor that refinances Indebtedness, Disqualified Stock or preferred stock of the Company or a Guarantor;
     (16) Indebtedness, Disqualified Stock or preferred stock of (a) Persons incurred and outstanding on or prior to the date on which such Person was acquired by the Company or any Restricted Subsidiary or merged into the Company or a Restricted Subsidiary in accordance with the terms of this Indenture or (b) the Company or any of its Restricted Subsidiaries incurred to acquire any Person who will become a Restricted Subsidiary or be merged into the Company or any of its Restricted Subsidiaries; provided that, in each case, after giving effect to such acquisition or merger, the Company would be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first sentence of Section 4.09(a) hereof; provided, further that on a pro forma basis, together with amounts incurred and outstanding pursuant to the second proviso to the immediately preceding paragraph, no more than $15.0 million of Indebtedness, Disqualified Stock or preferred stock incurred by Restricted Subsidiaries that are not Guarantors pursuant to this clause (16) shall be outstanding at any one time;
     (17) Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds in the ordinary course of business; provided that such Indebtedness is extinguished within five business days of its incurrence;
     (18) Indebtedness of Foreign Subsidiaries in an aggregate amount not to exceed $10.0 million at any time outstanding;
     (19) Indebtedness of Foreign Subsidiaries in connection with factoring programs entered into in the ordinary course of business on customary market terms and with respect to receivables of, and generated by, Foreign Subsidiaries;
     (20) Indebtedness consisting of promissory notes issued by the Company or any of its Subsidiaries to any current or former employee, director or consultant of the Company, any of its Subsidiaries or any of its direct or indirect parents (or permitted transferees, assigns, estates, or heirs of such employee, director or consultant), to finance the purchase or redemption of Equity Interests of the Company or any of its direct or indirect parent companies permitted by Section 4.07 hereof;
     (21) Indebtedness of the Company or any Restricted Subsidiary consisting of (i) the financing of insurance premiums or (ii) take-or-pay obligations contained in supply arrangements, in each case, in the ordinary course of business; and
     (22) Indebtedness, Disqualified Stock and preferred stock of the Company and the Restricted Subsidiaries not otherwise permitted hereunder in an aggregate principal amount or liquidation preference, which when aggregated with the principal amount and liquidation preference of all other Indebtedness, Disqualified Stock and preferred stock then outstanding and incurred pursuant to this clause (22), does not at any one time outstanding exceed $20.0 million.

     (c) For purposes of determining compliance with this Section 4.09, in the event that an item of Indebtedness, Disqualified Stock or preferred stock (or any portion thereof) meets the criteria of more than one of the categories of permitted Indebtedness, Disqualified Stock or preferred stock described in clauses (1) through (22) above or is entitled to be incurred pursuant to Section 4.09(a) hereof, the Company shall, in its sole discretion, classify or reclassify such item of Indebtedness, Disqualified Stock or preferred stock (or any portion thereof) in any manner that complies with this covenant and such item of Indebtedness, Disqualified Stock or preferred stock will be treated as having been incurred pursuant to only one of such clauses or pursuant to the first paragraph hereof. Additionally, all or any portion of any item of Indebtedness may later be reclassified as having been incurred pursuant to any category of permitted Indebtedness described in clauses (1) through (22) above or pursuant to Section 4.09(a) hereof so long as such Indebtedness is permitted to be incurred pursuant to such provision at the time of reclassification. Accrual of interest or dividends, the accretion of accreted value, the amortization of original issue discount and the payment of interest or dividends in the form of additional Indebtedness, Disqualified Stock or preferred stock will not be deemed to be an incurrence of Indebtedness, Disqualified Stock or preferred stock for purposes of this covenant. Indebtedness under the ABL Credit Facility outstanding on the date of this Indenture will be deemed to have been incurred on that date in reliance on the exception provided by clause (1) of the Section 4.09(b) hereof.
     (d) For purposes of determining compliance with any U.S. dollar-denominated restriction on the incurrence of Indebtedness, the U.S. dollar-equivalent principal amount of Indebtedness denominated in a foreign currency shall be calculated based on the relevant currency exchange rate in effect on the date such Indebtedness was incurred, in the case of term debt, or first committed, in the case of revolving credit debt; provided that if such Indebtedness is incurred to refinance other Indebtedness denominated in a foreign currency, and such refinancing would cause the applicable U.S. dollar-denominated restriction to be exceeded if calculated at the relevant currency exchange rate in effect on the date of such refinancing, such U.S. dollar-denominated restriction shall be deemed not to have been exceeded so long as the principal amount of such refinancing Indebtedness does not exceed the principal amount of such Indebtedness being refinanced, plus the amount of any reasonable premium (including reasonable tender premiums), defeasance costs and any reasonable fees and expenses incurred in connection with the issuance of such new Indebtedness.
     (e) The principal amount of any Indebtedness incurred to refinance other Indebtedness, if incurred in a different currency from the Indebtedness being refinanced, shall be calculated based on the currency exchange rate applicable to the currencies in which such respective Indebtedness is denominated that is in effect on the date of such refinancing.
     (f) The Company will not, and will not permit any Guarantor to directly or indirectly, incur any Indebtedness (including Acquired Indebtedness) that is subordinated or junior in right of payment to any Indebtedness of the Company or such Guarantor, as the case may be, unless such Indebtedness is expressly subordinated in right of payment to the Notes or such Guarantor’s guarantee to the extent and in the same manner in all material respects and taken as a whole as such Indebtedness is subordinated in right of payment to other Indebtedness of the Company or such Guarantor as the case may be.
     (g) This Indenture will not treat (1) unsecured Indebtedness as subordinated or junior to secured Indebtedness merely because it is unsecured or (2) senior Indebtedness as subordinated or junior to any other senior Indebtedness merely because it has a junior priority with respect to the same collateral or is secured by different collateral.

Section 4.10 Asset Sales.
     (a) The Company will not, and will not permit any Restricted Subsidiary to, cause or make, directly or indirectly, an Asset Sale, unless:
     (1) the Company or such Restricted Subsidiary, as the case may be, receives consideration at the time of such Asset Sale at least equal to the fair market value (as determined in good faith by the Company on the date of contractually agreeing to such Asset Sale) of the assets sold or otherwise disposed of; and
     (2) at least 75% of the consideration therefor received by the Company or such Restricted Subsidiary, as the case may be, is in the form of cash, Cash Equivalents or assets of the type specified in clauses (3) and (4) of Section 4.10(b) (“Replacement Assets”) or any combination of the foregoing; provided that, for purposes of this provision, each of the following shall be deemed to be cash:
     (A) any liabilities (other than Disqualified Stock and Indebtedness the repayment of which would constitute a Restricted Payment) (as shown on the Company’s, or such Restricted Subsidiary’s, most recent balance sheet or in the notes thereto) of the Company or any Restricted Subsidiary that are assumed by the transferee of any such assets and for which the Company and all Restricted Subsidiaries have been validly released by all creditors in writing;
     (B) any securities or other assets or obligations received by the Company, a Guarantor or such Restricted Subsidiary from such transferee that are converted by the Company or such Restricted Subsidiary into cash or Cash Equivalents (to the extent of the cash or Cash Equivalents received) within 180 days following the closing of such Asset Sale, and
     (C) any Designated Noncash Consideration received by the Company or any Restricted Subsidiary in such Asset Sale having an aggregate fair market value, taken together with all other Designated Noncash Consideration received pursuant to this clause (C) that is at that time outstanding, not to exceed 5.0% of Total Assets, with the fair market value of each item of Designated Noncash Consideration being measured at the time received and without giving effect to subsequent changes in value, shall be deemed to be cash or Cash Equivalents.
     (b) Within 365 days after the Company’s or a Restricted Subsidiary’s receipt of Net Proceeds from an Asset Sale (other than a Sale of Fixed Assets Collateral or a Sale of a Guarantor), the Company or such Restricted Subsidiary, at its option, may apply such Net Proceeds from such Asset Sale to:
     (1) to repay, repurchase or redeem any Indebtedness secured by a Permitted Prior Lien;
     (2) to repay, repurchase or redeem Indebtedness and other obligations of a Restricted Subsidiary that is not a Guarantor, other than Indebtedness owed to the Company or another Restricted Subsidiary;
     (3) to repay, repurchase or redeem other Indebtedness of the Company or any Guarantor (other than any Disqualified Stock or any Indebtedness that is contractually subordinated in right of payment to the Notes), other than Indebtedness owed to the Company or a Restricted Subsidiary of the Company; provided that the Company shall equally and ratably redeem or repurchase the Notes pursuant to Section 3.07 hereof, through open market purchases (to the extent such purchases are at or above 100% of the principal amount thereof) or by making an offer (in accordance with the procedures set forth in Section 3.09 hereof for an Asset Sale Offer) to all Holders to purchase the Notes at 100% of the principal amount thereof, in each case, plus the amount of accrued but unpaid interest and Additional Interest, if any, on the amount of Notes that would otherwise be purchased;
     (4) to make an investment in (a) any one or more businesses; provided that such investment in any business is in the form of the acquisition of Capital Stock of such business such that it constitutes a Restricted Subsidiary and if such Asset Sale was in respect of an asset of the Company or a Guarantor, the Company of such Capital Stock becomes a Guarantor, (b) capital expenditures or (c) acquisitions of other assets (other than cash and securities), in the case of each of clause (a), (b) and (c), used or useful in a Similar Business; provided, further, that, to the extent such investment is of the type which would constitute Collateral under the applicable Security Documents, such investment is concurrently added to the Collateral securing the Notes in the manner and to the extent required in this Indenture or any of the Security Documents; and/or
     (5) to make an investment in (a) any one or more businesses; provided that such investment in any business is in the form of the acquisition of Capital Stock of such business such that it constitutes a Restricted Subsidiary and if such Asset Sale consisted of an asset of the Company or a Guarantor, the Company of such Capital Stock becomes a Guarantor, (b) properties or (c) other assets that, in the case of each of clause (a), (b) and (c), replace the businesses, properties and assets that are the subject of such Asset Sale; provided, further, that, to the extent such investment is of the type which would constitute Collateral under the applicable Security Documents, such investment is concurrently added to the Collateral securing the Notes in the manner and to the extent required in this Indenture or any of the Security Documents.
     (c) Within 365 days after the Company’s or a Restricted Subsidiary’s receipt of Net Proceeds from an Asset Sale that constitutes a Sale of Fixed Assets Collateral or a Sale of a Guarantor, the Company or such Restricted Subsidiary, at its option, may apply such Net Proceeds from such Asset Sale to:
(1) to purchase other assets that would constitute Fixed Assets Collateral;
     (2) to make an investment in (a) any one or more businesses; provided that such investment in any business is in the form of the acquisition of Capital Stock of such business such that it constitutes a Restricted Subsidiary and if such Asset Sale was in respect of an asset of the Company or a Guarantor, the Company of such Capital Stock becomes a Guarantor, (b) capital expenditures or (c) acquisitions of other assets (other than cash and securities), in the case of each of clause (a), (b) and (c), used or useful in a Similar Business; provided, further, that, to the extent such investment is of the type which would constitute Collateral under the applicable Security Documents, such investment is concurrently added to the Collateral securing the Notes in the manner and to the extent required in this Indenture or any of the Security Documents; and/or
     (3) to repay Indebtedness secured by a Permitted Prior Lien on any Fixed Assets Collateral that was sold in such Asset Sale.

     (d) Pending the final application of any Net Proceeds from Asset Sales in accordance with Section 4.10 (b) and (c) hereof the Company and its Restricted Subsidiaries may temporarily reduce revolving Indebtedness or otherwise apply such Net Proceeds in any manner not prohibited by this Indenture. Any binding commitment to apply Net Proceeds to invest in accordance with Section 4.10(b)(4) or 4.10(b)(5) hereof and with Section 4.10(c)(1) and 4.10(c)(2) hereof in the immediately preceding paragraph, as the case may be, shall be treated as a permitted application of Net Proceeds from the date of such commitment so long as the Company or such Restricted Subsidiary enters into such commitment with the good faith expectation that such Net Proceeds will be applied to satisfy such commitment within 90 days of such commitment; provided that if such commitment is later canceled or terminated for any reason such Net Proceeds shall constitute “Excess Proceeds” (as defined in Section 4.10(e) hereof).
     (e) Any Net Proceeds from Asset Sales that are not invested or applied as provided and within the time period set forth in paragraphs (b) and (c) of this Section 4.10 will be deemed to constitute “Excess Proceeds.” When the aggregate amount of Excess Proceeds exceeds $10.0 million, the Company shall make an Asset Sale Offer and, at the Company’s option, an offer to the holders of any other Permitted Fixed Asset Debt, to purchase or repay the maximum aggregate principal amount of Notes (that is $2,000 or an integral multiple of $1,000 in excess thereof) and such other Permitted Fixed Asset Debt that may be purchased or repaid out of the Excess Proceeds at an offer price in cash in an amount equal to 100% of the principal amount thereof, plus accrued and unpaid interest and Additional Interest, if any, to the date fixed for the closing of such offer, in accordance with the procedures set forth in this Indenture. The Company will commence an Asset Sale Offer within ten business days after the date that Excess Proceeds exceeds $10.0 million by mailing the notice required pursuant to the terms of this Indenture, with a copy to the Trustee. To the extent that the aggregate amount of Notes and such other Permitted Fixed Asset Debt tendered pursuant to an Asset Sale Offer is less than the Excess Proceeds, the Company may use any remaining Excess Proceeds (which shall also constitute “Unutilized Excess Proceeds”) for any purpose not prohibited by the terms of this Indenture. If the aggregate principal amount of Notes or the Permitted Fixed Asset Debt surrendered by such holders thereof or to be repaid exceeds the amount of Excess Proceeds, the Trustee shall select the Notes and the applicable agent or the Company shall select such Permitted Fixed Asset Debt to be purchased on a pro rata basis based on the accreted value or principal amount of the Notes or such other Permitted Fixed Asset Debt tendered. Upon completion of any such Asset Sale Offer, the amount of Excess Proceeds shall be reset at zero. After the Company or any Restricted Subsidiary has applied the Net Proceeds from any Asset Sale as provided in, and within the time periods required by, this paragraph, any Unutilized Excess Proceeds shall be released by the Collateral Trustee to the Company or such Restricted Subsidiary for use by the Company or such Restricted Subsidiary for any purpose not prohibited by this Indenture.
     (f) The Company will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws or regulations are applicable in connection with the repurchase of the Notes pursuant to an Asset Sale Offer. To the extent that the provisions of any securities laws or regulations conflict with the provisions of Section 3.09 hereof or this Section 4.10, the Company will comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations described in this Indenture by virtue thereof.
Section 4.11 Transactions with Affiliates.
     (a) The Company will not, and will not permit any Restricted Subsidiary to, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate of the Company (each of the foregoing, an “Affiliate Transaction”) involving aggregate payments or consideration in excess of $2.5 million, unless:
     (1) such Affiliate Transaction is on terms that are not materially less favorable to the Company or the relevant Restricted Subsidiary than those that would have been obtained by the Company or such Restricted Subsidiary with an unrelated Person on an arm’s-length basis; and
     (2) the Company delivers to the Trustee with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate payments or consideration in excess of (a) $5.0 million, a resolution adopted by the Board of Directors of the Company approving such Affiliate Transaction or series of related Affiliate Transactions, as the case may be, and set forth in an Officer’s Certificate that such Affiliate Transaction or series of related Affiliate Transactions, as the case may be, complies with clause (1) of this Section 4.11(a) and (b) $10.0 million, an opinion as to the fairness to the Holders of such Affiliate Transaction or series of related Affiliate Transactions, as the case may be, from a financial point of view issued by an Independent Financial Advisor.
     (b) The following items will not be deemed to be Affiliate Transactions and, therefore, will not be subject to the provisions of Section 4.11(a) hereof:
     (1) transactions between or among the Company and/or any of the Restricted Subsidiaries;
     (2) Restricted Payments permitted by Section 4.07 hereof and the definition of “Permitted Investments;”
     (3) the payment of fees and compensation paid to, and indemnities provided on behalf of (and entering into related agreements with), officers, directors, employees or consultants of the Company, any of its direct or indirect parents or any Restricted Subsidiary which are approved by the Board of Directors of the Company in good faith;
     (4) payments by the Company or any of the Restricted Subsidiaries for any financial advisory, financing, underwriting or placement services or in respect of other investment banking activities, including, without limitation, in connection with acquisitions or divestitures which payments are approved by the Board of Directors of the Company in good faith;
     (5) transactions in which the Company or any Restricted Subsidiary, as the case may be, delivers to the Trustee a letter from an Independent Financial Advisor stating that such transaction is fair to the Company or such Restricted Subsidiary from a financial point of view or meets the requirements of Section 4.11(a)(1) hereof;
     (6) payments or loans (or cancellation of loans) to employees or consultants of the Company, any of its direct or indirect parents or any Restricted Subsidiary which are approved by the Board of Directors of the Company in good faith;
     (7) any agreement or arrangement as in effect as of the Issue Date, or any amendment thereto (so long as any such amendment is not disadvantageous to the Holders in any material respect) or payments made thereunder or the performance thereof or any transaction contemplated thereby;

     (8) the existence of, or the performance by the Company or any Restricted Subsidiaries of its obligations under the terms of, any equityholders agreement (including any registration rights agreement or purchase agreements related thereto) to which it is party as of the Issue Date and any similar agreement that it may enter into thereafter; provided, however, that the existence of, or the performance by the Company or any Restricted Subsidiary of its obligations under any future amendment to the equityholders’ agreement or under any similar agreement entered into after the Issue Date will only be permitted under this clause (8) to the extent that the terms of any such amendment or new agreement are not otherwise disadvantageous to the Holders in any material respects;
     (9) the Acquisition and the payment of all fees and expenses related to the Acquisition, in each case as disclosed in the Offering Memorandum;
     (10) transactions with customers, clients, suppliers, or purchasers or sellers of goods or services, in each case in the ordinary course of business and otherwise in compliance with the terms of this Indenture which are fair to the Company and the Restricted Subsidiaries, in the reasonable determination of the Board of Directors of the Company or the senior management thereof, or are on terms at least as favorable as might reasonably have been obtained at such time in arm’s length negotiations with an unaffiliated third party;
     (11) transactions with a Person (other than an Unrestricted Subsidiary of the Company) that is an Affiliate of the Company solely because the Company or a Restricted Subsidiary of the Company owns an Equity Interest in or otherwise controls such Person; provided that such Affiliate is not an Affiliate of any Permitted Holder other than due to the Company’s ownership of any Equity Interest, or control, of such Affiliate;
     (12) any purchases by the Company’s Affiliates of Indebtedness or Disqualified Stock of the Company or any of its Restricted Subsidiaries the majority of which Indebtedness or Disqualified Stock is purchased by Persons who are not the Company’s Affiliates; provided that such purchases by the Company’s Affiliates are on the same terms as such purchases by such Persons who are not the Company’s Affiliates;
     (13) any issuance or sale of Equity Interests (other than Disqualified Stock) to Affiliates of the Company and the granting of registration and other customary rights in connection therewith or any contribution to capital of direct or indirect parent companies, the Company or any Restricted Subsidiary;
(14) transactions pursuant to the Management Services Agreement; and
     (15) any issuance of securities, or other payments or loans (or cancellation of loans), awards or grants in cash, securities or otherwise pursuant to, or the funding of, employment arrangements, stock options and stock ownership plans approved by the Board of Directors of the Company.
Section 4.12 Liens.
     The Company will not, and will not permit any of the Restricted Subsidiaries to, create, incur, assume or otherwise cause or suffer to exist or become effective any Lien (other than Permitted Liens) that secures obligations under any Indebtedness or any related Guarantees of any kind upon any of their property or assets, now owned or hereafter acquired.

Section 4.13 Conduct of Business.
     The Company will not, and will not permit any of its Restricted Subsidiaries to, engage in any businesses other than any business conducted or proposed to be conducted by the Company and its Restricted Subsidiaries on the Issue Date or any business that is similar, reasonably related, incidental or ancillary thereto or any reasonable extension thereof.
Section 4.14 Corporate Existence.
     Subject to Article 5 hereof, the Company shall do or cause to be done all things necessary to preserve and keep in full force and effect:
     (1) its corporate existence, and the corporate, partnership or other existence of each of its Subsidiaries, in accordance with the respective organizational documents (as the same may be amended from time to time) of the Company or any such Subsidiary; and
     (2) the rights (charter and statutory), licenses and franchises of the Company and such Subsidiaries;
provided, however, that the Company shall not be required to preserve any such right, license or franchise, or the corporate, partnership or other existence of any Subsidiary, if the Board of Directors of the Company shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and such Subsidiaries, taken as a whole, and that the loss thereof is not adverse in any material respect to the Holders of the Notes.
Section 4.15 Offer to Repurchase Upon Change of Control.
     (a) If a Change of Control occurs, unless the Company has previously or concurrently mailed a redemption notice with respect to all of the outstanding Notes as described under Section 3.07(c) or (d) hereof, the Company will make an offer to purchase all of the Notes pursuant to the offer described below (the “Change of Control Offer”) at a price in cash (the “Change of Control Payment”) equal to 101% of the aggregate principal amount of the Notes plus accrued and unpaid interest and Additional Interest, if any, to but excluding the date of purchase, subject to the rights of Holders of Notes on the relevant record date to receive interest due on the relevant interest payment date. Within 30 days following any Change of Control, the Company will send notice of such Change of Control Offer by first class mail, with a copy to the Trustee, to each Holder of Notes to the address of such Holder appearing in the security register or otherwise in accordance with the procedures of DTC, with the following information:
     (1) a Change of Control Offer is being made pursuant to this Section 4.15, and that all Notes properly tendered pursuant to such Change of Control Offer will be accepted for payment;
     (2) the purchase price and the purchase date, which will be no earlier than 30 days nor later than 60 days from the date such notice is mailed (the “Change of Control Payment Date”);
     (3) any Note not properly tendered will remain outstanding and continue to accrue interest and Additional Interest, if applicable;

     (4) unless the Company defaults in the payment of the Change of Control Payment, all Notes accepted for payment pursuant to the Change of Control Offer will cease to accrue interest or Additional Interest, if applicable, on the Change of Control Payment Date;
     (5) Holders electing to have any Notes purchased pursuant to a Change of Control Offer will be required to surrender the Notes, with the form entitled “Option of Holder to Elect Purchase” on the reverse of the Notes completed, to the paying agent specified in the notice at the address specified in the notice prior to the close of business on the third business day preceding the Change of Control Payment Date;
     (6) Holders will be entitled to withdraw their tendered Notes and their election to require the Company to purchase such Notes; provided that the paying agent receives, not later than the close of business on the last day of the Change of Control offer period, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder of the Notes, the principal amount of Notes tendered for purchase, and a statement that such Holder is withdrawing his tendered Notes and his election to have such Notes purchased;
     (7) if such notice is mailed prior to the occurrence of a Change of Control, stating the Change of Control Offer is conditional on the occurrence of such Change of Control; and
     (8) that Holders whose Notes are being purchased only in part will be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered, which unpurchased portion must be equal to $2,000 in principal amount or an integral multiple of $1,000 in excess thereof.
     The Company will not be required to make a Change of Control Offer following a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this Section 4.15 applicable to a Change of Control Offer made by the Company and purchases all Notes validly tendered and not withdrawn under such Change of Control Offer. Notwithstanding anything to the contrary herein, a Change of Control Offer may be made in advance of a Change of Control, conditional upon such Change of Control.
     The Company will comply with the requirements of Section 14(e) under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws or regulations are applicable in connection with the repurchase of the Notes pursuant to a Change of Control Offer. To the extent that the provisions of any securities laws or regulations conflict with the provisions of this Indenture, the Company will comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations described in this Indenture by virtue thereof.
     (b) On the Change of Control Payment Date, the Company will, to the extent permitted by law:
     (1) accept for payment all Notes or portions of Notes properly tendered pursuant to the Change of Control Offer,
     (2) deposit with the paying agent an amount equal to the aggregate Change of Control Payment in respect of all Notes or portions of Notes properly tendered, and
     (3) deliver, or cause to be delivered, to the Trustee for cancellation the Notes properly accepted together with an Officer’s Certificate stating that such Notes or portions thereof have been retendered to and are purchased by the Company.

     The Paying Agent will promptly mail to each Holder of the Notes properly tendered the Change of Control Payment for such Notes, and the Trustee will promptly authenticate and mail (or cause to be transferred by book-entry) to each Holder a new Note equal in principal amount to any unpurchased portion of the Notes surrendered, if any; provided that each such new Note will be in a principal amount of $2,000 or an integral multiple of $1,000 in excess thereof. The Company will publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.
     If the Change of Control Payment Date is on or after an interest record date and on or before the related interest payment date, any accrued and unpaid interest and Additional Interest, if any, will be paid on the relevant interest payment date to the Person in whose name a Note is registered at the close of business on such record date.
Section 4.16 Guarantees.
     (a) If the Company or any of its Restricted Subsidiaries acquires, incorporates, forms or otherwise establishes a Domestic Subsidiary (other than an Immaterial Subsidiary) after the Issue Date, such Domestic Subsidiary will be required, within 30 days after the date of such acquisition, incorporation, formation or establishment, to:
     (1) execute and deliver to the Trustee a supplemental indenture substantially in the form attached as Exhibit D hereto providing for a guarantee of payment of the Notes by such Domestic Subsidiary;
     (2) take such action as may be reasonably necessary to cause its property and assets that are of the type which would constitute Collateral under the Security Documents to be made subject to the Lien of the Security Documents in the manner and to the extent required in this Indenture or any of the Security Documents and shall take all reasonably necessary action so that such Lien is perfected to the extent required by this Indenture and Security Documents; and
     (3) deliver to the Trustee and Opinion of Counsel that such supplemental indenture and Security Documents have been duly authorized, executed and delivered by such Domestic Subsidiary and constitute legal, valid, binding and enforceable obligations of such Domestic Subsidiary, except insofar as enforcement thereof may be limited by bankruptcy, insolvency or similar laws (including, without limitation, all laws relating to fraudulent transfers) and except insofar as enforcement thereof is subject to general principles of equity.
     In addition, in the event that any Restricted Subsidiary that is an Immaterial Subsidiary ceases to be an Immaterial Subsidiary, then such Restricted Subsidiary must become a Guarantor and execute and deliver the documents listed in clauses (1), (2) and (3) of this Section 4.16(a) to the Trustee within 30 days of the date of such event.
     (b) The Company will not permit any Restricted Subsidiary that is not a Guarantor to guarantee the payment of any Credit Facility or capital markets Indebtedness of the Company or any other Guarantor unless:
     (1) such Restricted Subsidiary executes and delivers within 30 days a Supplemental Indenture substantially in the form attached hereto as Exhibit D providing for a guarantee of payment of the Notes by such Restricted Subsidiary, except if such Indebtedness is by its express terms subordinated in right of payment to the Notes or such Guarantor’s Guarantee of the Notes, any such guarantee of such Restricted Subsidiary with respect to such Indebtedness shall be subordinated in right of payment to such Restricted Subsidiary’s Guarantee with respect to the Notes substantially to the same extent as such Indebtedness is subordinated in right of payment to the Notes;
     (2) such Restricted Subsidiary shall take such action as may be reasonably necessary to cause its property and assets that are of the type which would constitute Collateral under the Security Documents to be made subject to the Lien of the Security Documents in the manner and to the extent required in this Indenture or any of the Security Documents and shall take all reasonably necessary action so that such Lien is perfected to the extent required by this Indenture and Security Documents; and
     (3) such Restricted Subsidiary shall deliver to the Trustee an Opinion of Counsel to the effect that such Guarantee of the Notes, supplemental indenture and Security Documents have been duly authorized, executed and delivered by such Domestic Subsidiary and constitute legal, valid, binding and enforceable obligations of such Domestic Subsidiary, except insofar as enforcement thereof may be limited by bankruptcy, insolvency or similar laws (including, without limitation, all laws relating to fraudulent transfers) and except insofar as enforcement thereof is subject to general principles of equity;
provided that this Section 4.16(b) shall not be applicable to any guarantee of any Restricted Subsidiary that existed at the time such Person became a Restricted Subsidiary and was not incurred in connection with, or in contemplation of, such Person becoming a Restricted Subsidiary.
     (c) Notwithstanding the foregoing and the other provisions of this Indenture, any Guarantee by a Restricted Subsidiary of the Notes shall provide by its terms that it shall be automatically and unconditionally released and discharged upon:
     (1) any sale, exchange or transfer (by merger or otherwise) of Capital Stock following which the applicable Guarantor is no longer a Restricted Subsidiary or all or substantially all the assets of such Guarantor (other than by lease), which sale, exchange or transfer is made in compliance with the applicable provisions of this Indenture;
     (2) the release or discharge of the guarantee by such Restricted Subsidiary which resulted in the creation of such Guarantee;
     (3) if such Guarantor is designated as an Unrestricted Subsidiary or otherwise ceases to be a Restricted Subsidiary, in each case in accordance with the provisions of this Indenture, upon effectiveness of such designation or when it first ceases to be a Restricted Subsidiary, respectively; or
     (4) if the Company exercises its legal defeasance option or its covenant defeasance option pursuant to Article 8 hereof or if its obligations under this Indenture are discharged in accordance with the terms of this Indenture.
Section 4.17 After-Acquired Property.
     Promptly following the acquisition by the Company or any Guarantor of any After-Acquired Property, the Company or such Guarantor shall promptly execute and deliver such mortgages, deeds of trust, security instruments, financing statements and certificates as shall be reasonably necessary to vest in the Collateral Trustee a perfected security interest in such After-Acquired Property and to have such After-Acquired Property added to the Fixed Assets Collateral or the ABL Collateral, as applicable, and thereupon all provisions of this Indenture relating to the Fixed Assets Collateral or the ABL Collateral, as applicable, shall be deemed to relate to such After-Acquired Property to the same extent and with the same force and effect.
     With respect to any fee interest in any real property (individually and collectively, the “Premises”) (a) owned by any Person at the time that Person becomes a Guarantor or (b) acquired by the Company or any Guarantor after the Issue Date, in each case either (x) with a purchase price of greater than $1.0 million, or (y) over which a Lien would be required to be granted in favor of any holder of Permitted ABL Obligations, within 45 days (or if such shorter period is required by any Permitted ABL Document then in effect) of such Person becoming a Guarantor in the case of clause (a) or the acquisition thereof in the case of clause (b), the Company shall deliver or cause to be delivered to the Collateral Trustee:
     (1) as mortgagee for the ratable benefit of the Collateral Trustee, the Trustee and the Holders, fully executed counterparts of Mortgages, duly executed by the Company or the applicable Guarantor, together with evidence of the completion (or satisfactory arrangements for the completion), of all recordings and filings of such Mortgage as may be necessary in the applicable jurisdiction to create a valid, perfected Lien, subject to Permitted Liens, against the properties purported to be covered thereby;
(2) an appraisal complying with FIRREA if required thereunder;
     (3) for any Premises that is located in a Special Flood Hazard Area in a jurisdiction that participates in the National Flood Insurance Program, Federal Flood Insurance;
     (4) as mortgagee for the ratable benefit of the Collateral Trustee, the Trustee and the Holders, with regard to all Premises located in the United States (and to the extent customary in any other jurisdiction), an A.L.T.A. lender’s title insurance policy, in an amount equal to 100% of the fair market value of the Premises purported to be covered by the related Mortgage, insuring that title to such property is marketable, and that the interests created by the Mortgage constitute valid Liens thereon free and clear of all Liens, defects and encumbrances other than Permitted Liens;
     (5) with regard to all Premises located in the United States (and to the extent customary in any other jurisdiction), and only to the extent required to allow the Company of the lender’s title insurance policy to issue such policy without a survey exception, the most recent survey of such Premises, certified to the Collateral Trustee by a licensed surveyor;
     (6) an Opinion of Counsel in the relevant jurisdiction of the Premises in favor of the Collateral Trustee on behalf of the Trustee and the Holders, including relating to the creation and perfection of the mortgage, recordable form of mortgage, and other real estate opinions customarily delivered in favor of secured parties; and
     (7) copies of any other related documentation delivered to any ABL Agent or any other Permitted Fixed Asset Representative with respect to any Lien to be established on such Premises.
Section 4.18 Further Assurances; Insurance.
     (a) The Company and each of the Guarantors will do or cause to be done all acts and things that may be required, or that the Collateral Trustee from time to time may reasonably request, to ensure and confirm that the Collateral Trustee holds, for the benefit of the holders of Permitted Fixed Asset Obligations, duly created and enforceable and perfected Liens upon the Collateral (including any property or assets that are acquired or otherwise become, or are required by any Permitted Fixed Asset Documents to become, Collateral after the notes are issued), in each case, as contemplated by, and with the Lien priority required under, the Permitted Fixed Asset Documents.
     (b) Upon the reasonable request of the Collateral Trustee or at any time and from time to time, the Company and each of the Guarantors will promptly execute, acknowledge and deliver such Security Documents, instruments, certificates, notices and other documents, and take such other actions as shall be reasonably required, or that the Collateral Trustee may reasonably request, to create, perfect, protect, assure or enforce the Liens and benefits intended to be conferred, in each case as contemplated by the Permitted Fixed Asset Documents for the benefit of the holders of Permitted Fixed Asset Obligations.
(c) The Company and the Guarantors will:
     (1) keep their properties adequately insured at all times by financially sound and reputable insurers;
     (2) maintain such other insurance, to such extent and against such risks (and with such deductibles, retentions and exclusions), including fire and other risks insured against by extended coverage and coverage for acts of terrorism, as is customary with companies in the same or similar business operating in the same or similar locations, including public liability insurance against claims for personal injury or death or property damage occurring upon, in, about or in connection with the use of any properties owned, occupied or controlled by them;
(3) maintain such other insurance as may be required by law;
     (4) maintain title insurance on all real property Collateral insuring the Collateral Trustee’s Lien on that property (with regard to all such Collateral located in the United States, and only to the extent customary in any other jurisdiction), subject only to Permitted Liens and other exceptions to title approved by the Collateral Trustee; provided that title insurance need only be maintained on any particular parcel of real property having a fair market value of less than $1.0 million if and to the extent title insurance is maintained in respect of Permitted ABL Liens on that property; and
(5) maintain such other insurance as may be required by the Security Documents.
     (d) Upon the request of the Collateral Trustee, the Company and the Guarantors will furnish to the Collateral Trustee full information as to their property and liability insurance carriers. Holders of Permitted Fixed Asset Obligations, as a class, will be named as additional insureds, with a waiver of subrogation, on all insurance policies of the Company and the Guarantors and the Collateral Trustee and the ABL Agent will be named as loss payee, with 30 days’ notice of cancellation or material change, on all property and casualty insurance policies of the Company and the Guarantors.
ARTICLE 5
SUCCESSORS
Section 5.01 Merger, Consolidation or Sale of All or Substantially All Assets.
     (a) The Company. The Company may not consolidate or merge with or into or wind up into (whether or not the Company is the surviving corporation), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of the properties or assets of the Company and the Restricted Subsidiaries, taken as a whole, in one or more related transactions, to any Person unless:
     (1) the Company is the surviving corporation or the Person formed by or surviving any such consolidation or merger (if other than the Company) or to which such sale, assignment, transfer, lease, conveyance or other disposition will have been made is a corporation organized or existing under the laws of the United States, any state thereof or the District of Columbia (such Person, as the case may be, being herein called the “Successor Company”);
     (2) the Successor Company, if other than the Company, expressly assumes all the obligations of the Company under this Indenture, the Registration Rights Agreement, the Notes and the Security Documents pursuant to supplemental indentures or other documents, agreements or instruments;
(3) immediately after such transaction no Default or Event of Default exists;
     (4) immediately after giving pro forma effect to such transaction, as if such transaction had occurred at the beginning of the applicable four-quarter period, either (i) the Successor Company would be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in Section 4.09(a) hereof or (ii) the Fixed Charge Coverage Ratio would be the same or greater as a result of such transaction;
     (5) the Company shall have delivered to the Trustee an Officer’s Certificate and, except in the case of a merger of a Restricted Subsidiary into the Company, an Opinion of Counsel, each stating that such consolidation, merger or transfer and such supplemental indentures, if any, comply with this Indenture and, if a supplemental indenture or any supplement to any Security Document is required in connection with such transaction, such supplement shall comply with the applicable provisions of this Indenture;
     (6) to the extent any assets of the Person which is merged or consolidated with or into the Successor Company are assets of the type which would constitute Collateral under the Security Documents, the Successor Company will take such other actions as may be reasonably necessary to cause such property and assets to be made subject to the Lien of the Security Documents in the manner and to the extent required in this Indenture or any of the Security Documents and shall take all reasonably necessary action so that such Lien is perfected to the extent required by the Security Documents; and
(7) the Collateral owned by or transferred to the Successor Company shall:
     (A) continue to constitute Collateral under this Indenture and the Security Documents,
     (B) continue to be subject to the Lien in favor of the Collateral Trustee for the benefit of the Collateral Trustee, the Trustee and the Holders of the Notes; and
(C) not be subject to any Lien other than Permitted Liens.
     (b) The Successor Company will succeed to, and be substituted for the Company under this Indenture and the Notes and the Company (if not the Successor Company) will be fully released from its obligations under this Indenture, the Notes and the Security Documents but, in the case of a lease of all or substantially all its assets, the Company will not be released from the obligation to pay the principal of and premium, if any, interest and Additional Interest, if any, on the Notes.
     (c) Notwithstanding clauses (3) and (4) of Section 5.01(a) hereof (and without compliance therewith),
     (1) any Restricted Subsidiary that is not a Guarantor may consolidate with, merge into or transfer all or part of its properties and assets to the Company or any Restricted Subsidiary;
     (2) any Guarantor may consolidate with, merge into or transfer all or part of its properties and assets to the Company or a Guarantor, and
     (3) the Company may merge with an Affiliate incorporated solely for the purpose of reincorporating the Company in another State of the United States.
     (d) Guarantors. Subject to certain limitations described in this Indenture governing release of a Guarantee upon the sale, disposition or transfer of a Guarantor, each Guarantor will not, and the Company will not permit any Guarantor to, consolidate or merge with or into or wind up into (whether or not such Guarantor is the surviving corporation), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets in one or more related transactions to, any Person unless:
(1) (A) such Guarantor is the surviving corporation or the Person formed by or surviving any such consolidation or merger (if other than such Guarantor) or to which such sale, assignment, transfer, lease, conveyance or other disposition will have been made is an entity organized or existing under the laws of the United States, any state thereof or the District of Columbia (such Guarantor or such Person, as the case may be, being herein called the “Successor Person”);
     (B) the Successor Person, if other than such Guarantor or the Company, expressly assumes all the obligations of such Guarantor under this Indenture, the Registration Rights Agreement, such Guarantor’s Guarantee and the Security Documents pursuant to supplemental indentures or other documents or instruments;
(C) immediately after such transaction, no Default or Event of Default exists;
     (D) the Company shall have delivered to the Trustee an Officer’s Certificate and, except in the case of a merger of a Restricted Subsidiary into the Company, an Opinion of Counsel, each stating that such consolidation, merger or transfer and such supplemental indentures, amendments, supplements or other instruments relating to the applicable Security Documents if any, comply with this Indenture, if a supplemental indenture or any supplement to any Security Document is required in connection with such transaction, such supplement shall comply with the applicable provisions of this Indenture;
     (E) to the extent any assets of the Person which is merged or consolidated with or into the Successor Person are assets of the type which would constitute Collateral under the applicable Security Documents, the Successor Person will take such other actions as may be reasonably necessary to cause such property and assets to be made subject to the Lien of the Security Documents in the manner and to the extent required in this Indenture or any of the Security Documents and shall take all reasonably necessary action so that such Lien is perfected to the extent required by the Security Documents; and
     (F) the Collateral owned by or transferred to the Successor Person that is a Guarantor shall:
     (i) continue to constitute Collateral under this Indenture and the Security Documents,
     (ii) continue to be subject to the Lien in favor of the Collateral Trustee for the benefit of the Trustee and the Holders, and
     (iii) not be subject to any Lien other than Permitted Liens; and
(2) the transaction is made in compliance with Section 4.10 hereof.
     (e) Subject to certain limitations described in this Indenture, the Successor Person will succeed to, and be substituted for, such Guarantor under this Indenture and such Guarantor’s Guarantee but, in the case of a lease of all or substantially all its assets, the Guarantor will not be released from its obligations under its Guarantee.
     (f) Notwithstanding the foregoing (and without compliance therewith), any Restricted Subsidiary may merge into or transfer all or part of its properties and assets to a Guarantor or the Company.
For purposes of this Section 5.01, the sale, lease, conveyance, assignment, transfer, or other disposition of all or substantially all of the properties and assets of one or more Subsidiaries of the Company, which properties and assets, if held by the Company instead of such Subsidiaries, would constitute all or substantially all of the properties and assets of the Company on a consolidated basis, shall be deemed to be the transfer of all or substantially all of the properties and assets of the Company.
Notwithstanding anything to the contrary herein, any Subsidiary with a value of less than $250,000 may liquidate or dissolve or change its legal form if the Company determines in good faith that such action is in the best interests of the Company and its Subsidiaries and is not materially disadvantageous to the interests of the Holders of Notes.
Section 5.02 Successor Corporation Substituted.
     Upon any consolidation or merger, or any sale, assignment, transfer, lease, conveyance or other disposition of all or substantially all of the properties or assets of the Company or any Guarantor in a transaction that is subject to, and that complies with the provisions of, Section 5.01 hereof, the successor Person formed by such consolidation or into or with which the Company or such Guarantor, as the case may be, is merged or to which such sale, assignment, transfer, lease, conveyance or other disposition is made shall succeed to, and be substituted for (so that from and after the date of such consolidation, merger, sale, assignment, transfer, lease, conveyance or other disposition, the provisions of this Indenture referring to the Company or such Guarantor, as the case may be, shall refer instead to the successor Person and not to the Company or such Guarantor, as the case may be), and may exercise every right and power of the Company or such Guarantor, as the case may be, under this Indenture with the same effect as if such successor Person had been named as the Company or such Guarantor, as the case may be, herein; provided, however, that the predecessor, as the case may be, shall not be relieved from the obligation to pay the principal of, premium on, if any, interest and Additional Interest, if any, on, the Notes except in the case of a sale of all of the assets of the Company or such Guarantor, as the case may be, in a transaction that is subject to, and that complies with the provisions of, Section 5.01 hereof.
ARTICLE 6
DEFAULTS AND REMEDIES
Section 6.01 Events of Default.
     (a) Each of the following is an “Event of Default”:
     (1) default in payment when due and payable, whether at maturity, upon redemption, acceleration or otherwise, of the principal of, or premium, if any, on the Notes;
     (2) default for 30 days or more in the payment when due of interest, or Additional Interest, if any, on or with respect to the Notes;
     (3) failure by the Company or any Guarantor to comply with the provisions of Sections 4.10, 4.15, 4.16(a) or 5.01 hereof;
     (4) failure by the Company or any Guarantor for 60 days after receipt of written notice given by the Trustee or the Holders of at least 25% in principal amount of the Notes then outstanding and issued under this Indenture to comply with any of its other agreements in this Indenture, the Security Documents or the Notes (other than those specified in clauses (1) through (3) above);
     (5) default under any mortgage, indenture or instrument under which there is issued or by which there is secured or evidenced any Indebtedness for money borrowed by the Company or any Restricted Subsidiary or the payment of which is guaranteed by the Company or any Restricted Subsidiary, other than Indebtedness owed to the Company or a Restricted Subsidiary, whether such Indebtedness or guarantee now exists or is created after the issuance of the Notes, if both:
     (a) such default either:
     (i) results from the failure to pay any principal of such Indebtedness at its stated final maturity (after giving effect to any applicable grace periods); or
     (ii) relates to an obligation other than the obligation to pay principal of any such Indebtedness at its stated final maturity and results in the holder or holders of such Indebtedness causing such Indebtedness to become due prior to its stated maturity; and
     (b) the principal amount of such Indebtedness, together with the principal amount of any other such Indebtedness in default for failure to pay principal at stated final maturity (after giving effect to any applicable grace periods), or the maturity of which has been so accelerated, aggregate $10.0 million or more;
     (6) failure by the Company, any Significant Subsidiary or any group of Restricted Subsidiaries that, taken together as of the date of the most recent audited financial statements of the Company, would constitute a Significant Subsidiary to pay final judgments aggregating in excess of $10.0 million (other than any judgments covered by indemnities or insurance policies issued by reputable and creditworthy companies), which final judgments remain unpaid, undischarged and unstayed for a period of more than 60 days after such judgment becomes final, and in the event such judgment is covered by insurance, an enforcement proceeding has been commenced by any creditor upon such judgment or decree which is not promptly stayed;
     (7) the Company, any Guarantor that is a Significant Subsidiary or any group of Guarantors that, taken together as of the date of the most recent audited financial statements of the Company, would constitute a Significant Subsidiary pursuant to or within the meaning of Bankruptcy Law:
     (a) commences a voluntary case,
     (b) consents to the entry of an order for relief against it in an involuntary case,
     (c) consents to the appointment of a custodian of it or for all or substantially all of its property,
     (d) makes a general assignment for the benefit of its creditors, or
     (e) admits in writing its inability to pay its debts as they become due;
     (8) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:
     (a) is for relief against the Company, any Guarantor that is a Significant Subsidiary or any group of Guarantors that, taken together as of the date of the most recent audited financial statements of the Company, would constitute a Significant Subsidiary in an involuntary case;
     (b) appoints a custodian of the Company, any Guarantor that is a Significant Subsidiary or any group of Guarantors that, taken together as of the date of the most recent audited financial statements of the Company, would constitute a Significant Subsidiary or for all or substantially all of the property of the Company, any Guarantor that is a Significant Subsidiary or any group of Guarantors that, taken together as of the date of the most recent audited financial statements of the Company, would constitute a Significant Subsidiary; or
     (c) orders the liquidation of the Company, any Guarantor that is a Significant Subsidiary or any group of Guarantors that, taken together as of the date of the most recent audited financial statements of the Company, would constitute a Significant Subsidiary;
and the order or decree remains unstayed and in effect for 60 consecutive days; or
     (9) any (a) Guarantee, or (b) Security Document governing a security interest with respect to any Collateral having a fair market value in excess of $2.5 million ceases to be in full force and effect (except as contemplated by the terms of this Indenture and the Guarantees and except for the failure of any security interest with respect to the Collateral to remain in full force and effect, which is governed by clause (10) below) or is declared null and void in a judicial proceeding or the Company, or any Guarantor that is a Significant Subsidiary or any group of

Guarantors that, taken together as of the date of the most recent audited financial statements of the Company, would constitute a Significant Subsidiary denies or disaffirms its obligations under this Indenture, its Guarantee or any Security Document and the Company fails to cause such Guarantor or Guarantors, as the case may be, to rescind such denials or disaffirmations within 30 days; or
     (10) with respect to any Collateral having a fair market value in excess of $2.5 million, individually or in the aggregate, (a) the failure of the security interest with respect to such Collateral under the Security Documents, at any time, to be in full force and effect for any reason other than in accordance with their terms and the terms of this Indenture and other than the satisfaction in full of all obligations under this Indenture and discharge of this Indenture if such failure continues for 30 days or (b) the assertion by the Company or any Guarantor, in any pleading in any court of competent jurisdiction, that any such security interest is invalid or unenforceable, except in each case for the failure or loss of perfection resulting from the failure of the Collateral Trustee to maintain possession of certificates actually delivered to it representing securities pledged under the Security Documents.
     (b) In the event of any Event of Default specified in clause (5) of Section 6.01(a) hereof, such Event of Default and all consequences thereof shall be annulled, waived and rescinded, automatically and without any action by the Trustee or the Holders, if within 30 days after such Event of Default arose:
     (1) the Indebtedness or guarantee that is the basis for such Event of Default has been discharged; or
     (2) the Holders thereof have rescinded or waived the acceleration, notice or action (as the case may be) giving rise to such Event of Default; or
     (3) if the default that is the basis for such Event of Default has been cured.
Section 6.02 Acceleration.
     If any Event of Default (other than of a type specified in clauses (7) or (8) of Section 6.01(a) hereof) occurs and is continuing under this Indenture, the Trustee or the Holders of at least 25% in principal amount of the then outstanding Notes issued under this Indenture may declare the principal, premium, if any, interest, Additional Interest, if any, and any other monetary obligations on all the then outstanding Notes issued hereunder to be due and payable immediately.
     Upon the effectiveness of such declaration, such principal, premium interest, Additional Interest, if any, and other monetary obligations shall be due and payable immediately. Notwithstanding the foregoing, in the case of an Event of Default arising under clauses (7) or (8) of Section 6.01(a) hereof, all outstanding Notes will become due and payable without further action or notice.
     Holders may not enforce this Indenture or the Notes except as provided in this Indenture. Holders of a majority in principal amount of the then outstanding Notes issued under this Indenture may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders notice of any continuing Default or Event of Default, except a Default or Event of Default relating to the payment of principal, premium, if any, interest or Additional Interest, if any, if it determines that withholding notice is in their interest.

Section 6.03 Other Remedies.
     If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal of, premium on, if any, interest or Additional Interest, if any, on, the Notes or to enforce the performance of any provision of the Notes or this Indenture.
     The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder of a Note in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. All remedies are cumulative to the extent permitted by law.
Section 6.04 Waiver of Past Defaults.
     (a) The Holders of a majority in aggregate principal amount of the then outstanding Notes issued hereunder by notice to the Trustee may, on behalf of the Holders, waive any existing Default or Event of Default and its consequences under this Indenture except a continuing Default or Event of Default in the payment of interest or premium, if any, on or the principal of any such Note held by a non-consenting Holder.
     (b) At any time after a declaration of acceleration with respect to the Notes, the Holders of a majority in aggregate principal amount of the Notes may rescind and cancel such declaration and its consequences:
     (1) if the rescission would not conflict with any judgment or decree;
     (2) if all existing Events of Default have been cured or waived except nonpayment of principal, premium, if any, interest or Additional Interest, if any, that has become due solely because of the acceleration;
     (3) to the extent the payment of such interest is lawful, interest on overdue installments of interest, Additional Interest if any, premium, if any, and overdue principal, which has become due otherwise than by such declaration of acceleration, has been paid;
     (4) if the Company has paid the Trustee its compensation and reimbursed the Trustee for its reasonable expenses, disbursements and advances; and
     (5) in the event of the cure or waiver of an Event of Default of the type described in clause (5) of Section 6.01(a) hereof, the Trustee shall have received an Officer’s Certificate that such Event of Default has been cured or waived.
No such rescission shall affect any subsequent Default or impair any right consequent thereto.
Section 6.05 Control by Majority.
     Holders of a majority in aggregate principal amount of the then outstanding Notes are given the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee. The Trustee, however, may refuse to follow any direction that conflicts with law or this Indenture or that the Trustee determines is unduly prejudicial to the rights of any other Holder or that would involve the Trustee in personal liability.

Section 6.06 Limitation on Suits.
     Subject to the provisions of this Indenture relating to the duties of the Trustee or the Collateral Trustee, in case an Event of Default occurs and is continuing, the Trustee or the Collateral Trustee will be under no obligation to exercise any of the rights or powers under this Indenture, the Notes, the Guarantees and the Security Documents at the request or direction of any of the Holders of the Notes unless such Holders have offered to the Trustee or the Collateral Trustee indemnity or security satisfactory to it against any loss, liability or expense. Except to enforce the right to receive payment of principal, premium, if any, interest or Additional Interest, if any, when due, no Holder may pursue any remedy with respect to this Indenture or the Notes unless:
     (1) such Holder has previously given the Trustee notice that an Event of Default is continuing;
     (2) Holders of at least 25% in principal amount of the total outstanding Notes have requested the Trustee to pursue the remedy;
     (3) such Holder has offered the Trustee reasonable security or indemnity against any loss, liability or expense;
     (4) the Trustee has not complied with such request within 60 days after the receipt thereof and the offer of security or indemnity; and
     (5) Holders of a majority in principal amount of the total outstanding Notes have not given the Trustee a direction inconsistent with such request within such 60-day period.
     A Holder of a Note may not use this Indenture to prejudice the rights of another Holder of a Note or to obtain a preference or priority over another Holder of a Note.
Section 6.07 Rights of Holders of Notes to Receive Payment.
     Notwithstanding any other provision of this Indenture, the right of any Holder of a Note to receive payment of principal of, premium on, if any, interest or Additional Interest, if any, on, the Note, on or after the respective due dates expressed in the Note (including in connection with an offer to purchase), or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder; provided that a Holder shall not have the right to institute any such suit for the enforcement of payment if and to the extent that the institution or prosecution thereof or the entry of judgment therein would, under applicable law, result in the surrender, impairment, waiver or loss of the Lien of this Indenture upon any property subject to such Lien.
Section 6.08 Collection Suit by Trustee.
     If an Event of Default specified in Section 6.01(a)(1) or 6.01(a)(2) hereof occurs and is continuing, the Trustee is authorized to recover judgment in its own name and as trustee of an express trust against the Company for the whole amount of principal of, premium on, if any, interest and Additional Interest, if any, remaining unpaid on, the Notes and interest on overdue principal and, to the extent lawful, interest and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

Section 6.09 Trustee May File Proofs of Claim.
     The Trustee is authorized to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Holders of the Notes allowed in any judicial proceedings relative to the Company (or any other obligor upon the Notes), its creditors or its property and shall be entitled and empowered to collect, receive and distribute any money or other property payable or deliverable on any such claims and any custodian in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07 hereof. To the extent that the payment of any such compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07 hereof out of the estate in any such proceeding, shall be denied for any reason, payment of the same shall be secured by a Lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other properties that the Holders may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.
Section 6.10 Priorities.
     If the Trustee collects any money pursuant to this Article 6, it shall pay out the money in the following order:
     First: to the Trustee, its agents and attorneys for amounts due under Section 7.07 hereof, including payment of all compensation, expenses and liabilities incurred, and all advances made, by the Trustee and the costs and expenses of collection;
     Second: to Holders of Notes for amounts due and unpaid on the Notes for principal, premium, if any, interest and Additional Interest, if any, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal, premium, if any, interest and Additional Interest, if any, respectively; and
     Third: to the Company or to such party as a court of competent jurisdiction shall direct.
     The Trustee may fix a record date and payment date for any payment to Holders of Notes pursuant to this Section 6.10.
Section 6.11 Undertaking for Costs.
     In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as a Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.11 does not apply to a suit by the Trustee, a suit by a Holder of a Note pursuant to

Section 6.07 hereof, or a suit by Holders of more than 10% in aggregate principal amount of the then outstanding Notes.
ARTICLE 7
TRUSTEE
Section 7.01 Duties of Trustee.
     (a) If an Event of Default has occurred and is continuing, the Trustee will exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in its exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs.
     (b) Except during the continuance of an Event of Default:
     (1) the duties of the Trustee will be determined solely by the express provisions of this Indenture and the Trustee need perform only those duties that are specifically set forth in this Indenture and no others, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and
     (2) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, the Trustee will examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture (but need not conform or investigate the accuracy of mathematical calculations or other facts stated therein).
     (c) The Trustee may not be relieved from liabilities for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:
     (1) this paragraph does not limit the effect of paragraph (b) of this Section 7.01;
     (2) the Trustee will not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and
     (3) the Trustee will not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05 hereof.
     (d) Whether or not therein expressly so provided, every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b), and (c) of this Section 7.01.
     (e) No provision of this Indenture will require the Trustee to expend or risk its own funds or incur any liability. The Trustee will be under no obligation to exercise any of its rights and powers under this Indenture at the request of any Holders, unless such Holder has offered to the Trustee security and indemnity satisfactory to it against any loss, liability or expense.
     (f) The Trustee will not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

Section 7.02 Rights of Trustee.
     (a) The Trustee may conclusively rely upon any document believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in the document.
     (b) Before the Trustee acts or refrains from acting, it may require an Officer’s Certificate or an Opinion of Counsel or both. The Trustee will not be liable for any action it takes or omits to take in good faith in reliance on such Officer’s Certificate or Opinion of Counsel. The Trustee may consult with counsel and the written advice of such counsel or any Opinion of Counsel will be full and complete authorization and protection from liability in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.
     (c) The Trustee may act through its attorneys and agents and will not be responsible for the misconduct or negligence of any agent appointed with due care.
     (d) The Trustee will not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within the rights or powers conferred upon it by this Indenture.
     (e) Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from the Company will be sufficient if signed by an Officer of the Company.
     (f) The Trustee will be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders unless such Holders have offered to the Trustee reasonable indemnity or security satisfactory to it against the losses, liabilities and expenses that might be incurred by it in compliance with such request or direction.
     (g) The Trustee shall not be required to give any note, bond or surety in respect of the trusts and powers under this Indenture.
     (h) The Trustee may request that the Company deliver an Officer’s Certificate setting forth the names of individuals and / or titles of officers who are signing an agreement with or providing written direction or notice to the Trustee, which Officer’s Certificate may be signed by such Officers, including any Person specified as so authorized in such certificate previously delivered and not superseded;
     (i) The Trustee may act and rely and shall be protected in acting and relying in good faith on the opinion or advice of, or information obtained from, any Counsel, accountant, appraiser or other expert or adviser, whether retained or employed by the Company or by the Trustee, in relation to any matter arising in the administration of the trusts hereof;
     (j) The Trustee shall not be deemed to have notice of any Default or Event of Default unless written notice of any event which is in fact such a default is received by a Responsible Officer of the Trustee at the Corporate Trust Office of the Trustee, and such notice references the Notes and this Indenture;
     (k) The rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and each agent, custodian and other Person employed to act hereunder.

Section 7.03 Individual Rights of Trustee.
     The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Company or any Affiliate of the Company with the same rights it would have if it were not Trustee. However, in the event that the Trustee acquires any conflicting interest it must eliminate such conflict within 90 days, apply to the SEC for permission to continue as trustee (if this Indenture has been qualified under the TIA) or resign. Any Agent may do the same with like rights and duties. The Trustee is also subject to Sections 7.10 and 7.11 hereof.
Section 7.04 Trustee’s Disclaimer.
     The Trustee will not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Notes, it shall not be accountable for the Company’s use of the proceeds from the Notes or any money paid to the Company or upon the Company’s direction under any provision of this Indenture, it will not be responsible for the use or application of any money received by any Paying Agent other than the Trustee, and it will not be responsible for any statement or recital herein or any statement in the Notes or any other document in connection with the sale of the Notes or pursuant to this Indenture other than its certificate of authentication.
Section 7.05 Notice of Defaults.
     If a Default or Event of Default occurs and is continuing and if it is known to the Trustee, the Trustee will mail to Holders of Notes a notice of the Default or Event of Default within 90 days after it occurs. Except in the case of a Default or Event of Default in payment of principal of, premium on, if any, interest or Additional Interest, if any, on, any Note, the Trustee may withhold the notice if and so long as a committee of its Responsible Officers in good faith determines that withholding the notice is in the interests of the Holders of the Notes.
Section 7.06 Reports by Trustee to Holders of the Notes.
     (a) Within 60 days after each May 15 beginning with the May 15 following the date of this Indenture, and for so long as Notes remain outstanding, the Trustee will mail to the Holders of the Notes a brief report dated as of such reporting date that complies with TIA §313(a) (but if no event described in TIA §313(a) has occurred within the twelve months preceding the reporting date, no report need be transmitted). The Trustee also will comply with TIA §313(b)(2). The Trustee will also transmit by mail all reports as required by TIA §313(c).
     (b) A copy of each report at the time of its mailing to the Holders of Notes will be mailed by the Trustee to the Company and filed by the Trustee with the SEC and each stock exchange on which the Notes are listed in accordance with TIA §313(d). The Company will promptly notify the Trustee when the Notes are listed on any stock exchange.
Section 7.07 Compensation and Indemnity.
     (a) The Company will pay to the Trustee from time to time reasonable compensation for its acceptance of this Indenture and services hereunder. The Trustee’s compensation will not be limited by any law on compensation of a trustee of an express trust. The Company will reimburse the Trustee promptly upon request for all reasonable disbursements, advances and expenses incurred or made by it in addition to the compensation for its services. Such expenses will include the reasonable compensation, disbursements and expenses of the Trustee’s agents and counsel.

     (b) The Company and the Guarantors will indemnify the Trustee or any predecessor Trustee (in its capacity as Trustee) and each of their affiliates, officers, directors, agents and employees against any and all losses, liabilities, claims, damages or expenses including taxes (other than taxes based upon, measured by or determined by the income of the Trustee) incurred by it arising out of or in connection with the acceptance or administration of its duties under this Indenture, including the costs and expenses of enforcing this Indenture against the Company and the Guarantors (including this Section 7.07) and defending itself against any claim (whether asserted by the Company, the Guarantors, any Holder or any other Person) or liability in connection with the exercise or performance of any of its powers or duties hereunder, except to the extent any such loss, liability or expense may be attributable to its negligence, bad faith or willful misconduct. The Trustee will notify the Company promptly of any claim for which it may seek indemnity. Failure by the Trustee to so notify the Company will not relieve the Company or any of the Guarantors of their obligations hereunder. The Company or such Guarantor will defend the claim and the Trustee will cooperate in the defense. The Trustee may have separate counsel if the Trustee has been reasonably advised by counsel that there may be one or more legal defenses available to it that are different from or additional to those available to the Company and in the reasonable judgment of such counsel it is advisable for the Trustee to engage separate counsel, and the Company will pay the reasonable fees and expenses of such counsel. Neither the Company nor any Guarantor need pay for any settlement made without its consent, which consent will not be unreasonably withheld. The Company need not reimburse any expense or indemnify against any loss incurred by the Trustee through the Trustee’s own negligence, bad faith or willful misconduct.
     (c) The obligations of the Company and the Guarantors under this Section 7.07 will survive the satisfaction and discharge of this Indenture or the earlier resignation or removal of the Trustee.
     (d) To secure the Company’s and the Guarantors’ payment obligations in this Section 7.07, the Trustee will have a Lien prior to the Notes on all money or property held or collected by the Trustee, except that held in trust to pay principal of, premium on, if any, interest or Additional Interest, if any, on, particular Notes. Such Lien will survive the satisfaction and discharge of this Indenture or the earlier resignation or removal of the Trustee.
     (e) When the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.01(a)(7) or 6.01(a)(8) hereof occurs, the expenses and the compensation for the services (including the fees and expenses of its agents and counsel) are intended to constitute expenses of administration under any Bankruptcy Law.
     (f) The Trustee will comply with the provisions of TIA §313(b)(2) to the extent applicable.
Section 7.08 Replacement of Trustee.
     (a) A resignation or removal of the Trustee and appointment of a successor Trustee will become effective only upon the successor Trustee’s acceptance of appointment as provided in this Section 7.08.
     (b) The Trustee may resign in writing at any time upon 30 days prior written notice to the Company and be discharged from the trust hereby created by so notifying the Company. The Holders of a majority in aggregate principal amount of the then outstanding Notes may remove the Trustee by so notifying the Trustee and the Company in writing. The Company may remove the Trustee if:
     (1) the Trustee fails to comply with Section 7.10 hereof;

     (2) the Trustee is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;
     (3) a custodian or public officer takes charge of the Trustee or its property; or
     (4) the Trustee becomes incapable of acting.
     (c) If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company will promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holders of a majority in aggregate principal amount of the then outstanding Notes may appoint a successor Trustee to replace the successor Trustee appointed by the Company.
     (d) If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company, or the Holders of at least 10% in aggregate principal amount of the then outstanding Notes may petition any court of competent jurisdiction for the appointment of a successor Trustee.
     (e) If the Trustee, after written request by any Holder who has been a Holder for at least six months, fails to comply with Section 7.10 hereof, such Holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.
     (f) A successor Trustee will deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Thereupon, the resignation or removal of the retiring Trustee will become effective, and the successor Trustee will have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee will mail a notice of its succession to Holders. The retiring Trustee will promptly transfer all property held by it as Trustee to the successor Trustee; provided all sums owing to the Trustee hereunder have been paid and subject to the Lien provided for in Section 7.07 hereof. Notwithstanding replacement of the Trustee pursuant to this Section 7.08, the Company’s obligations under Section 7.07 hereof will continue for the benefit of the retiring Trustee.
Section 7.09 Successor Trustee by Merger, etc.
     If the Trustee consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation, the successor corporation without any further act will be the successor Trustee.
Section 7.10 Eligibility; Disqualification.
     There will at all times be a Trustee hereunder that is a corporation organized and doing business under the laws of the United States of America or of any state thereof that is authorized under such laws to exercise corporate trustee power, that is subject to supervision or examination by federal or state authorities and that has a combined capital and surplus of at least $100.0 million as set forth in its most recent published annual report of condition.
     This Indenture will always have a Trustee who satisfies the requirements of TIA §310(a)(1), (2) and (5). The Trustee is subject to TIA §310(b).

Section 7.11 Preferential Collection of Claims Against Company.
     The Trustee is subject to TIA §311(a), excluding any creditor relationship listed in TIA §311(b). A Trustee who has resigned or been removed shall be subject to TIA §311(a) to the extent indicated therein.
Section 7.12 Collateral Trust Agreement
     The Trustee is hereby directed and authorized by the Holders of Notes to execute and deliver the Collateral Trust Agreement and any other Security Documents to the extent it is named as a party therein and to authorize and direct the Collateral Trustee to enter into the Security Documents and the Intercreditor Agreement and to perform the Collateral Trustee’s obligations and exercise the Collateral Trustee’s rights thereunder in accordance therewith. Whether or not so expressly stated therein, in entering into, or taking (or forbearing from) any action under or pursuant to the Collateral Trust Agreement or any other Security Documents, the Trustee shall have all of the rights, immunities, indemnities and other protections granted to it under this Indenture (in addition to those that may be granted to it under the terms of such other agreement or agreements).
Section 7.13 Limitation on Duty of Trustee in Respect of Collateral.
          The Trustee shall not be responsible for filing any financing or continuation statements or recording any documents or instruments in any public office at any time or times or otherwise perfecting or maintaining the perfection of any security interest in the Collateral.
          The Trustee shall not be responsible for the existence, genuineness or value of any of the Collateral or for the validity, perfection, priority or enforceability of the Liens in any of the Collateral, whether impaired by operation of law or by reason of any of any action or omission to act on its part hereunder, except to the extent such action or omission constitutes gross negligence, bad faith or willful misconduct on the part of the Trustee, for the validity or sufficiency of the Collateral or any agreement or assignment contained therein, for the validity of the title of the Company to the Collateral, for insuring the Collateral or for the payment of taxes, charges, assessments or Liens upon the Collateral or otherwise as to the maintenance of the Collateral.
ARTICLE 8
LEGAL DEFEASANCE AND COVENANT DEFEASANCE
Section 8.01 Option to Effect Legal Defeasance or Covenant Defeasance.
     The Company may at any time elect to have either Section 8.02 or 8.03 hereof be applied to all outstanding Notes upon compliance with the conditions set forth below in this Article 8.
Section 8.02 Legal Defeasance and Discharge.
     Upon the Company’s exercise under Section 8.01 hereof of the option applicable to this Section 8.02, the Company and each of the Guarantors will, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, be deemed to have been discharged from their obligations with respect to all outstanding Notes (including the Guarantees) on the date the conditions set forth below are satisfied (hereinafter, “Legal Defeasance”). For this purpose, Legal Defeasance means that the Company and the Guarantors will be deemed to have paid and discharged the entire Indebtedness represented by the outstanding Notes (including the Guarantees), which will thereafter be deemed to be “outstanding” only for the purposes of Section 8.05 hereof and the other Sections of this Indenture referred to in clauses (1) and (2) below, and to have satisfied all their other obligations under such Notes, the Guarantees and this Indenture (and the Trustee, on demand of and at the expense of the Company, shall execute proper instruments acknowledging the same), except for the following provisions which will survive until otherwise terminated or discharged hereunder:
     (1) the rights of Holders of Notes issued under this Indenture to receive payments in respect of the principal of and premium, if any, interest and Additional Interest, if any, on the Notes when such payments are due solely out of the trust created pursuant to this Indenture;
     (2) the Company’s obligations with respect to Notes issued under this Indenture concerning issuing temporary Notes, registration of such Notes, mutilated, destroyed, lost or stolen Notes and the maintenance of an office or agency for payment and money for security payments held in trust;
     (3) the rights, powers, trusts, duties and immunities of the Trustee and the Collateral Trustee and the Company’s or Guarantors’ obligations in connection therewith; and
     (4) this Article 8.
     Subject to compliance with this Article 8, the Company may exercise its option under this Section 8.02 notwithstanding the prior exercise of its option under Section 8.03 hereof.
Section 8.03 Covenant Defeasance.
     Upon the Company’s exercise under Section 8.01 hereof of the option applicable to this Section 8.03, the Company and each of the Guarantors will, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, be released from each of their obligations under the covenants contained in Sections 3.09, 4.03, 4.04, 4.07, 4.08, 4.09, 4.10, 4.11, 4.12, 4.13, 4.15, 4.16, 4.17 and 4.18 hereof and clause (4) of Section 5.01(a), Sections 5.01(d), 5.01(e) and 5.01(f) hereof with respect to the outstanding Notes on and after the date the conditions set forth in Section 8.04 hereof are satisfied (hereinafter, “Covenant Defeasance”), and the Notes will thereafter be deemed not “outstanding” for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but will continue to be deemed “outstanding” for all other purposes hereunder (it being understood that such Notes will not be deemed outstanding for accounting purposes). For this purpose, Covenant Defeasance means that, with respect to the outstanding Notes and Guarantees, the Company and the Guarantors may omit to comply with and will have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply will not constitute a Default or an Event of Default under Section 6.01 hereof, but, except as specified above, the remainder of this Indenture and such Notes and Guarantees will be unaffected thereby. In addition, upon the Company’s exercise under Section 8.01 hereof of the option applicable to this Section 8.03, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, Sections 6.01(a)(3), 6.01(a)(4), 6.01(a)(5), 6.01(a)(6), 6.01(a)(9) and 6.01(a)(10) hereof will not constitute Events of Default.
Section 8.04 Conditions to Legal or Covenant Defeasance.
     In order to exercise either Legal Defeasance or Covenant Defeasance with respect to the Notes issued under this Indenture:

     (1) the Company must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders, cash in U.S. dollars, non-callable Government Securities, or a combination thereof, in such amounts, along with interest earned thereon, as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of and premium, if any, interest and Additional Interest, if any, due on the Notes issued under this Indenture on the stated maturity date or on the applicable redemption date, as the case may be, of such principal of or premium, if any, interest or Additional Interest, if any, on such Notes, and the Company must specify whether such Notes are being defeased to maturity or to a particular redemption date;
     (2) in the case of an election under Section 8.02 hereof, the Company shall have delivered to the Trustee an Opinion of Counsel in the United States confirming that, subject to customary assumptions and exclusions;
     (A) the Company has received from, or there has been published by, the United States Internal Revenue Service a ruling; or
     (B) since the issuance of such Notes, there has been a change in the applicable U.S. federal income tax law;
in either case to the effect that, and based thereon such Opinion of Counsel in the United States shall confirm that, subject to customary assumptions and exclusions, the Holders will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such Legal Defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;
     (3) in the case of an election under Section 8.03 hereof, the Company shall have delivered to the Trustee an Opinion of Counsel in the United States confirming that, subject to customary assumptions and exclusions, the Holders will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such Covenant Defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;
     (4) no Default or Event of Default (other than that resulting from borrowing funds to be applied to make such deposit and the granting of Liens in connection therewith) shall have occurred and be continuing on the date of such deposit;
     (5) such Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under the ABL Facility or any other material agreement or instrument (other than this Indenture) governing Indebtedness to which, the Company or any Guarantor is a party or by which the Company or any Guarantor is bound;
     (6) the Company shall have delivered to the Trustee an Officer’s Certificate stating that the deposit was not made by the Company with the intent of defeating, hindering, delaying or defrauding any creditors of the Company or any Guarantor or others; and
     (7) the Company shall have delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel in the United States (which Opinion of Counsel may be subject to customary assumptions and exclusions) each stating that all conditions precedent provided for or relating to the Legal Defeasance or the Covenant Defeasance, as the case may be, have been complied with.

     The Collateral will be released from the Lien securing the Notes as provided in the Collateral Trust Agreement upon a Legal Defeasance or Covenant Defeasance in accordance with the provisions described above.
Section 8.05 Deposited Money and Government Securities to be Held in Trust; Other Miscellaneous Provisions.
     Subject to Section 8.06 hereof, all money and non-callable Government Securities (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee, collectively for purposes of this Section 8.05, the “Trustee”) pursuant to Section 8.04 hereof in respect of the outstanding Notes will be held in trust and applied by the Trustee, in accordance with the provisions of such Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as Paying Agent) as the Trustee may determine, to the Holders of such Notes of all sums due and to become due thereon in respect of principal, premium, if any, interest and Additional Interest, if any, but such money need not be segregated from other funds except to the extent required by law.
     The Company will pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the cash or non-callable Government Securities deposited pursuant to Section 8.04 hereof or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the outstanding Notes.
     Notwithstanding anything in this Article 8 to the contrary, the Trustee will deliver or pay to the Company from time to time upon the request of the Company any money or non-callable Government Securities held by it as provided in Section 8.04 hereof which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee (which may be the opinion delivered under Section 8.04(1) hereof), are in excess of the amount thereof that would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.
Section 8.06 Repayment to Company.
     The Trustee shall promptly, and in any event, no later than five Business Days, pay to the Company after request therefor, any excess money held with respect to the Notes at such time in excess of amounts required to pay any of the Company’s Obligations then owing with respect to the Notes.
     Any money or non-callable Government Securities deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of, premium on, if any, interest or Additional Interest, if any, on, any Note and remaining unclaimed for one year after such principal, premium, if any, interest or Additional Interest, if any, has become due and payable shall be paid to the Company on its request unless an abandoned property law designates another person or (if then held by the Company) will be discharged from such trust; and the Holder of such Note will thereafter, as an unsecured creditor, be permitted to look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money and securities, and all liability of the Company as trustee thereof, will thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Company cause to be published once, in the New York Times and The Wall Street Journal (national edition), notice that such money and securities remains unclaimed and that, after a date specified therein, which will not be less than 30 days from the date of such notification or publication, any unclaimed balance of such money and securities then remaining will be repaid to the Company.

Section 8.07 Reinstatement.
     If the Trustee or Paying Agent is unable to apply any U.S. dollars or non-callable Government Securities in accordance with Section 8.02 or 8.03 hereof, as the case may be, by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Company’s and the Guarantors’ obligations under this Indenture and the Notes and the Guarantees will be revived and reinstated as though no deposit had occurred pursuant to Section 8.02 or 8.03 hereof until such time as the Trustee or Paying Agent is permitted to apply all such money and securities in accordance with Section 8.02 or 8.03 hereof, as the case may be; provided, however, that, if the Company makes any payment of principal of, premium on, if any, interest or Additional Interest, if any, on, any Note following the reinstatement of its obligations, the Company will be subrogated to the rights of the Holders of such Notes to receive such payment from the money and securities held by the Trustee or Paying Agent.
ARTICLE 9
AMENDMENT, SUPPLEMENT AND WAIVER
Section 9.01 Without Consent of Holders of Notes.
     Notwithstanding Section 9.02 of this Indenture, without the consent of any Holder of Notes, the Company, any Guarantor (with respect to its Guarantee or this Indenture) and the Trustee may amend or supplement this Indenture, any Guarantee, the Notes or any Security Document:
     (1) to cure any ambiguity, omission, mistake, defect or inconsistency;
     (2) to provide for uncertificated Notes in addition to or in place of certificated Notes;
     (3) to comply with the covenant relating to mergers, consolidations and sales of assets;
     (4) to provide for the assumption of the Company’s or any Guarantor’s obligations to Holders;
     (5) to make any change that would provide any additional rights or benefits to the Holders or that does not adversely affect the rights under this Indenture, the Notes, the Guarantees or the Security Documents of any such Holder;
     (6) to add covenants for the benefit of the Holders or to surrender any right or power conferred upon the Company or a Guarantor;
     (7) to evidence and provide for the acceptance and appointment under this Indenture of a successor Trustee pursuant to the requirements thereof;
     (8) to add a Guarantor under this Indenture or to add additional assets as Collateral;
     (9) to make, complete or confirm any grant of Collateral permitted or required by this Indenture or any of the Security Documents or any release, termination or discharge of Collateral that becomes effective as set forth in this Indenture or any of the Security Documents;
     (10) to conform the text of this Indenture, Guarantees or the Notes or any Security Document to any provision of the “Description of Notes” section of the Offering Memorandum to the extent that such provision in such “Description of Notes” was intended to be a verbatim recitation of a provision of this Indenture, the Guarantees, the Notes or such Security Document, as certified by the Company in an Officer’s Certificate;
     (11) to make any amendment to the provisions of this Indenture relating to the transfer and legending of Notes as permitted by this Indenture, including, without limitation to facilitate the issuance and administration of the Notes and the Exchange Notes; provided, however, that (a) compliance with this Indenture as so amended would not result in Notes being transferred in violation of the Securities Act or any applicable securities law and (b) such amendment does not materially and adversely affect the rights of Holders to transfer Notes;
     (12) to provide for the issuance of Exchange Notes and Additional Notes in accordance with the limitations set forth in this Indenture as of the Issue Date; or
     (13) to comply with the requirements of the SEC in order to effect or maintain the qualification of this Indenture under the Trust Indenture Act.
     Upon the request of the Company accompanied by a resolution of its Board of Directors authorizing the execution of any such amended or supplemental indenture, and upon receipt by the Trustee of the documents described in Section 7.02 hereof, the Trustee will join with the Company and the Guarantors in the execution of any amended or supplemental indenture authorized or permitted by the terms of this Indenture and to make any further appropriate agreements and stipulations that may be therein contained, but the Trustee will not be obligated to enter into such amended or supplemental indenture that affects its own rights, duties or immunities under this Indenture or otherwise.
     The Collateral Trustee and the Trustee will be authorized to amend the Security Documents to add additional secured parties to the extent Liens securing obligations held by such parties are permitted under this Indenture.
Section 9.02 With Consent of Holders of Notes.
     Except as provided in Section 9.01 hereof and below in this Section 9.02, this Indenture, any Security Document, any related Guarantee and the Notes issued hereunder may be amended or supplemented with the consent of the Holders of at least a majority in aggregate principal amount of the Notes then outstanding and issued under this Indenture, including, without limitation, consents obtained in connection with a purchase of, or tender offer or Exchange Offer for, Notes, and any existing Default or Event of Default or compliance with any provision of this Indenture or the Notes issued hereunder may be waived with the consent (including consents obtained in connection with a purchase of or tender offer or exchange offer for notes) of the Holders of a majority in principal amount of the then outstanding Notes issued under this Indenture, other than notes beneficially owned by the Company or its Affiliates.
     It is not necessary for the consent of the Holders of Notes under this Section 9.02 or any Security Document to approve the particular form of any proposed amendment, supplement or waiver, but it is sufficient if such consent approves the substance thereof.
     After an amendment, supplement or waiver under this Section 9.02 becomes effective, the Company will mail to the Holders of Notes affected thereby a notice briefly describing the amendment, supplement or waiver. Any failure of the Company to mail such notice, or any defect therein, will not, however, in any way impair or affect the validity of any such amended or supplemental indenture or waiver. Subject to Sections 6.04 and 6.07 hereof, the Holders of a majority in aggregate principal amount of the Notes then outstanding voting as a single class may waive compliance in a particular instance by the Company with any provision of this Indenture, the Notes or the Guarantees. However, without the consent of each Holder of Notes affected, an amendment, supplement or waiver may not, with respect to any Notes issued hereunder and held by a nonconsenting Holder:
     (1) reduce the principal amount of Notes whose Holders must consent to an amendment, supplement or waiver;
     (2) reduce the principal of or change the fixed maturity of any such Note or alter or waive the provisions with respect to the redemption of the Notes (other than provisions relating to Sections 3.09, 4.10 or 4.15 hereof);
     (3) reduce the rate of interest (other than Additional Interest) or change the time for payment of interest on any Note;
     (4) waive a Default or Event of Default in the payment of principal of or premium, if any, interest or Additional Interest, if any, on the Notes issued under this Indenture, except a rescission of acceleration of the Notes by the Holders of at least a majority in aggregate principal amount of the then outstanding Notes and a waiver of the payment default that resulted from such acceleration, or in respect of a covenant or provision contained in this Indenture or any Guarantee which cannot be amended or modified without the consent of all Holders;
     (5) make any Note payable in money other than that stated therein;
     (6) make any change in the provisions of this Indenture relating to waivers of past Defaults or the rights of Holders to receive payments of principal of or premium, if any, interest or Additional Interest, if any, on the Notes;
     (7) make any change in this Section 9.02;
     (8) impair the right of any Holder to receive payment of principal of, or premium, if any, interest or Additional Interest, if any, on such Holder’s Notes on or after the due dates therefor or to institute suit for the enforcement of any payment on or with respect to such Holder’s Notes;
     (9) make any change to or modify the ranking of the Notes that would adversely affect the Holders thereof; or
     (10) except as expressly permitted by this Indenture, modify the Guarantee of any Significant Subsidiary or any group of Guarantors that, taken together as of the date of the most recent audited financial statements of the Company, would constitute a Significant Subsidiary in any manner adverse to the Holders of the Notes.
     Without the consent of the Holders of at least 66 2/3% in principal amount of the Notes then outstanding, no amendment, supplement or waiver may release all or substantially all of the Collateral other than in accordance with this Indenture and the Security Documents.
Section 9.03 Compliance with Trust Indenture Act.
     Every amendment or supplement to this Indenture or the Notes will be set forth in a amended or supplemental indenture that complies with the TIA as then in effect.

Section 9.04 Revocation and Effect of Consents.
     Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder of a Note is a continuing consent by the Holder of a Note and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder’s Note, even if notation of the consent is not made on any Note. However, any such Holder of a Note or subsequent Holder of a Note may revoke the consent as to its Note if the Trustee receives written notice of revocation before the date the amendment, supplement or waiver becomes effective. An amendment, supplement or waiver becomes effective in accordance with its terms and thereafter binds every Holder.
Section 9.05 Notation on or Exchange of Notes.
     The Trustee may place an appropriate notation about an amendment, supplement or waiver on any Note thereafter authenticated. The Company in exchange for all Notes may issue and the Trustee shall, upon receipt of an Authentication Order, authenticate new Notes that reflect the amendment, supplement or waiver.
     Failure to make the appropriate notation or issue a new Note will not affect the validity and effect of such amendment, supplement or waiver.
Section 9.06 Trustee to Sign Amendments, etc.
     The Trustee will sign any amended or supplemental indenture authorized pursuant to this Article 9 if the amendment or supplement does not adversely affect the rights, duties, liabilities or immunities of the Trustee. The Company may not sign an amended or supplemental indenture until the Board of Directors of the Company approves it. In executing any amended or supplemental indenture, the Trustee will be entitled to receive and (subject to Section 7.01 hereof) will be fully protected in relying upon, in addition to the documents required by Section 13.04 hereof, an Officer’s Certificate and an Opinion of Counsel stating that the execution of such amended or supplemental indenture is authorized or permitted by this Indenture.
ARTICLE 10
COLLATERAL AND SECURITY
Section 10.01 Security Documents.
     The due and punctual payment of the principal of and interest on the Notes when and as the same will be due and payable, whether on an interest payment date, at maturity, by acceleration, repurchase, redemption or otherwise, and interest on the overdue principal of and premium, if any, interest and Additional Interest, if any, on the Notes and performance of all other Obligations of the Company and the Guarantors to the Holders, the Trustee or the Collateral Trustee under this Indenture, the Notes, and the Security Documents, according to the terms hereunder or thereunder, will be secured as provided in the Security Documents, which define the terms of the Liens that secure the Notes and such other Obligations, subject to the terms of the Intercreditor Agreement. The Trustee and the Company hereby acknowledge and agree that the Collateral Trustee holds the Collateral in trust for the benefit of the Trustee and the Holders, in each case pursuant to the terms of the Security Documents. Each Holder, by accepting a Note, consents and agrees to the terms of the Security Documents (including the provisions providing for the application of proceeds, exercise of remedies, possession, use, release and foreclosure of Collateral) as the same may be in effect or may be amended from time to time in accordance with their terms and this Indenture, and authorizes the appointment of the Collateral Trustee. The Trustee and each Holder, by accepting a Note authorizes and directs the Collateral Trustee to enter into the Security

Documents and to perform its obligations and exercise its rights thereunder in accordance therewith. The Company will deliver to the Collateral Trustee copies of all documents pursuant to the Security Documents, and will do or cause to be done all such acts and things as may be reasonably required by the next sentence of this Section 10.01, to assure and confirm to the Collateral Trustee the security interest in the Collateral contemplated hereby, by the Security Documents or any part thereof, as from time to time constituted, so as to render the same available for the security and benefit of this Indenture and of the Notes secured hereby, according to the intent and purposes herein expressed. The Company will deliver to Trustee copies of all Security Documents delivered to the Collateral Trustee. The Company will, and will cause the Subsidiaries of the Company to, use its and their commercially reasonable efforts to take any and all actions reasonably required to cause the Security Documents to create and maintain, as security for the Obligations under the Notes, a valid and enforceable perfected Lien and security interest in and on all of the Collateral (subject to the terms of the Intercreditor Agreement), in favor of the Collateral Trustee for the benefit of the Holders of Notes and holders of other Permitted Fixed Asset Obligations, to the extent required by and with the Lien priority as provided by the Secured Debt Documents.
Section 10.02 Equal and Ratable Sharing of Collateral by Holders of Permitted Fixed Asset Debt
     (a) All Permitted Fixed Asset Liens granted at any time by the Company or any Guarantor will secure, equally and ratably, all current and future Permitted Fixed Asset Obligations, and all proceeds of all Permitted Fixed Asset Liens granted at any time by the Company or any Guarantor will be allocated and distributed equally and ratably on account of Permitted Fixed Asset Debt and other Permitted Fixed Asset Obligations, notwithstanding:
     (1) anything to the contrary contained in the Security Documents;
     (2) the time of incurrence of any Series of Fixed Asset Debt;
     (3) the order or method of attachment or perfection of any Liens securing any Series of Fixed Asset Debt;
     (4) the time or order of filing or recording of financing statements, mortgages or other documents filed or recorded to perfect any Lien upon any Collateral;
     (5) the time of taking possession or control over any Collateral;
     (6) that any Permitted Fixed Asset Debt may not have been perfected or may be or have become subordinated, by equitable subordination or otherwise, to any other Lien; or
     (7) the rules of determining priority under any law governing relative priorities of Liens.
     This Section 10.02(a) is intended for the benefit of, and will be enforceable as a third party beneficiary by, each current and future holder of Permitted Fixed Asset Obligations, each current and future Permitted Fixed Asset Representative and the Collateral Trustee as the holder of Permitted Fixed Asset Liens.
     (b) The Permitted Fixed Asset Representative of each future Series of Fixed Asset Debt is required to deliver a joinder to the Collateral Trust Agreement to the Collateral Trustee and the Trustee at the time of incurrence of such Series of Fixed Asset Debt.

Section 10.03 Relative Rights
     Nothing in the Permitted Fixed Asset Documents will:
     (1) impair, as between the Company and the Holders of Notes, the obligation of the Company to pay principal of, premium and interest, if any, on the Notes in accordance with their terms or any other obligation of the Company or any Guarantor;
     (2) affect the relative rights of Holders of Notes as against any other creditors of the Company or any Guarantor (other than holders of Permitted ABL Liens, Permitted Liens or Permitted Fixed Asset Liens);
     (3) restrict the right of any Holders of Notes to sue for payments that are then due and owing (but not enforce any judgment in respect thereof against any Collateral to the extent specifically prohibited by the Intercreditor Agreement);
     (4) restrict or prevent any Holders of Notes or Permitted ABL Obligations, the Collateral Trustee or any Permitted ABL Representative from exercising any of its rights or remedies upon a Default or Event of Default not specifically restricted or prohibited by the Intercreditor Agreement; or
     (5) restrict or prevent any Holders of Notes or Permitted ABL Obligations, the Collateral Trustee or any Permitted ABL Representative from taking any lawful action in an insolvency or liquidation proceeding not specifically restricted or prohibited by the Intercreditor Agreement.
Section 10.04 Suits To Protect the Collateral.
     Subject to the provisions of Article 7 hereof, the Intercreditor Agreement and the Collateral Trust Agreement, the Trustee in its sole discretion and without the consent of the Holders, on behalf of the Holders, may direct the Collateral Trustee to take all actions it deems necessary or appropriate in order to:
     (a) enforce any of the terms of the Security Documents; and
     (b) collect and receive any and all amounts payable in respect of the Obligations hereunder.
     Subject to the provisions of the Security Documents, the Trustee shall have power to institute and to maintain such suits and proceedings as it may deem expedient to prevent any impairment of the Collateral by any acts which may be unlawful or in violation of any of the Secuirty Documents or this Indenture, and such suits and proceedings as the Trustee, in its sole discretion, may deem expedient to preserve or protect its interests and the interests of the Holders in the Collateral (including power to institute and maintain suits or proceedings to restrain the enforcement of or compliance with any legislative or other governmental enactment, rule or order that may be unconstitutional or otherwise invalid if the enforcement of, or compliance with, such enactment, rule or order would impair the Lien on the Collateral or be prejudicial to the interests of the Holders or the Trustee). Nothing in this Section 10.04 shall be considered to impose any such duty or obligation to act on the part of the Trustee.

Section 10.05 Authorization of Receipt of Funds by the Trustee Under the Security Documents.
     Subject to the provisions of the Intercreditor Agreement and the Collateral Trust Agreement, the Trustee is authorized to receive any funds for the benefit of the Holders distributed under the Security Documents, to apply such funds as provided in this Indenture and to make further distributions of such funds to the Holders according to the provisions of this Indenture.
Section 10.06 Purchaser Protected.
     In no event shall any purchaser in good faith of any property purported to be released hereunder be bound to ascertain the authority of the Collateral Trustee or the Trustee to execute the release or to inquire as to the satisfaction of any conditions required by the provisions hereof for the exercise of such authority or to see to the application of any consideration given by such purchaser or other transferee; nor shall any purchaser or other transferee of any property or rights permitted by this Article 10 to be sold be under any obligation to ascertain or inquire into the authority of the Company or the applicable Guarantor to make any such sale or other transfer.
Section 10.07 Powers Exercisable by Receiver or Trustee.
     In case the Collateral shall be in the possession of a receiver or trustee, lawfully appointed, the powers conferred in this Article 10 upon the Company or a Guarantor, as applicable, with respect to the release, sale or other disposition of such property may be exercised by such receiver or trustee, and an instrument signed by such receiver or trustee shall be deemed the equivalent of any similar instrument of the Company or a Guarantor, as applicable, or of any officer or officers thereof required by the provisions of this Article 10.
Section 10.08 Collateral Trustee.
     (a) The Trustee and each of the Holders by acceptance of the Notes hereby acknowledges appointment of the Collateral Trustee as collateral trustee under this Indenture and the Security Documents and the Trustee and each of the Holders by acceptance of the Notes hereby irrevocably authorizes the Collateral Trustee to (i) execute and enter into and make any representations in the Security Documents, (ii) bind the Trustee and such Holder on the terms as set forth in the Security Documents and (iii) take such action on its behalf under the provisions of this Indenture, the Collateral Trust Agreement, and the Security Documents and to exercise such powers and perform such duties as are expressly delegated to the Collateral Trustee by the terms of this Indenture and the Security Documents, together with such powers as are reasonably incidental thereto. In addition, the Trustee and each of the Holders, by acceptance of the Notes hereby authorizes the Collateral Trustee to act at the direction of the Trustee (acting at the direction of the requisite percentage of the Holders), subject to the terms of this Indenture and the Security Documents.
     (b) Except as provided in the Collateral Trust Agreement or as directed by an act of Required Debtholders in accordance with the Collateral Trust Agreement, the Collateral Trustee will not be obliged:
(1) to act upon directions purported to be delivered to it by any Person;
(2) to foreclose upon or otherwise enforce any Lien; or
(3) to take any other action whatsoever with regard to any or all of the Security Documents, the Liens created thereby or the Collateral.

     The Company shall deliver to each Permitted Fixed Asset Representative copies of all Security Documents delivered to the Collateral Trustee.
     (c) Notwithstanding any provision to the contrary contained elsewhere in this Indenture and the Security Documents, the Collateral Trustee shall not have any duties or responsibilities hereunder nor shall the Collateral Trustee have or be deemed to have any fiduciary relationship with the Trustee, any Holder, the Company or any Guarantor, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Indenture and the Security Documents or otherwise exist against the Collateral Trustee. Except as expressly otherwise provided in this Indenture and the Collateral Trust Agreement, the Collateral Trustee shall have and may use its sole discretion with respect to exercising or refraining from exercising any discretionary rights or taking or refraining from taking any actions which the Collateral Trustee is expressly entitled to take or assert under this Indenture and the Security Documents, including the exercise of remedies pursuant to Article 6, and any action so taken or not taken shall be deemed consented to by the Trustee and the Holders.
     (d) None of the Collateral Trustee or any of its respective Affiliates shall (i) be liable for any action taken or omitted to be taken by any of them under or in connection with this Indenture or the transactions contemplated hereby (except for its own gross negligence or willful misconduct) or under or in connection with the Security Documents or the transactions contemplated thereby (except for its own gross negligence or willful misconduct), or (ii) be responsible in any manner to any of the Trustee or any Holder for any recital, statement, representation, warranty, covenant or agreement made by the Company or any Guarantor or Affiliate of any Guarantor, or any officer or Related Person thereof, contained in this or any Indenture, or in any certificate, report, statement or other document referred to or provided for in, or received by the Collateral Trustee under or in connection with, this or any other Indenture or the Security Documents, or the validity, effectiveness, genuineness, enforceability or sufficiency of this or any other Indenture or Security Documents, or for any failure of the Company or any Guarantor or any other party to this Indenture or the Security Documents to perform its obligations hereunder or thereunder. None of the Collateral Trustee or any of its respective Affiliates shall be under any obligation to the Trustee or any Holder to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this or any other Indenture or the Security Documents or to inspect the properties, books, or records of the Company or any Guarantor or any of their Affiliates.
     (e) The Collateral Trustee and its respective Affiliates may make loans to, issue letters of credit for the account of, accept deposits from, acquire equity interests in and generally engage in any kind of banking, trust, financial advisory, underwriting, or other business with the Company or any Guarantor or any of their Affiliates as though it was not the Collateral Trustee hereunder and without notice to or consent of the Trustee. The Trustee and the Holders acknowledge that, pursuant to such activities, the Collateral Trustee or its respective Affiliates may receive information regarding the Company or any Guarantor or any of their Affiliates (including information that may be subject to confidentiality obligations in favor of any such Person) and acknowledge that the Collateral Trustee shall not be under any obligation to provide such information to the Trustee or the Holders. Nothing herein shall impose or imply any obligation on the part of the Collateral Trustee to advance funds.
     (f) The Trustee agrees that it shall not (and shall not be obliged to), and shall not instruct the Collateral Trustee to, unless specifically requested to do so by a majority of the Holders, take or cause to be taken any action to enforce its rights under this Indenture or against any Guarantor, including the commencement of any legal or equitable proceedings, to foreclose any Lien on, or otherwise enforce any security interest in, any of the Collateral.
     If at any time or times the Trustee shall receive (i) by payment, foreclosure, set-off or otherwise, any proceeds of Collateral or any payments with respect to the Obligations arising under, or relating to, this Indenture, except for any such proceeds or payments received by the Trustee from the Collateral Trustee pursuant to the terms of this Indenture, or (ii) payments from the Collateral Trustee in excess of the amount required to be paid to the Trustee pursuant to Article 6, the Trustee shall promptly turn the same over to the Collateral Trustee, in kind, and with such endorsements as may be required to negotiate the same to the Collateral Trustee.
     (g) The Collateral Trustee shall have no obligation whatsoever to the Trustee or any of the Holders to assure that the Collateral exists or is owned by any Guarantor or is cared for, protected, or insured or has been encumbered, or that the Collateral Trustee’s Liens have been properly or sufficiently or lawfully created, perfected, protected, maintained or enforced or are entitled to any particular priority, or to determine whether all or the Guarantor’s property constituting collateral intended to be subject to the Lien and security interest of the Security Documents has been properly and completely listed or delivered, as the case may be, or the genuineness, validity, marketability or sufficiency thereof or title thereto, or to exercise at all or in any particular manner or under any duty of care, disclosure, or fidelity, or to continue exercising, any of the rights, authorities, and powers granted or available to the Collateral Trustee pursuant to this Indenture, any Collateral Document or the Intercreditor Agreement, it being understood and agreed that in respect of the Collateral, or any act, omission, or event related thereto, the Collateral Trustee may act in any manner it may deem appropriate, in its sole discretion given the Collateral Trustee’s own interest in the Collateral and that the Collateral Trustee shall have no other duty or liability whatsoever to the Trustee or any Holder as to any of the foregoing.
     (h) No provision of this Indenture, the Security Documents or the Intercreditor Agreement shall require the Collateral Trustee (or the Trustee) to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or thereunder or to take or omit to take any action hereunder or thereunder or take any action at the request or direction of Holders (or the Trustee in the case of the Collateral Trustee) if it shall have reasonable grounds for believing that repayment of such funds is not assured to it.
     (i) The Collateral Trustee (i) shall not be liable for any action it takes or omits to take in good faith which it reasonably believes to be authorized or within its rights or powers, or for any error of judgment made in good faith by a Responsible Officer, unless it is proved that the Collateral Trustee was grossly negligent in ascertaining the pertinent facts, (ii) shall not be liable for interest on any money received by it except as the Collateral Trustee may agree in writing with the Company (and money held in trust by the Collateral Trustee need not be segregated from other funds except to the extent required by law), (iii) the Collateral Trustee may consult with counsel of its selection and the advice or opinion of such counsel as to matters of law shall be full and complete authorization and protection from liability in respect of any action taken, omitted or suffered by it in good faith and in accordance with the advice or opinion of such counsel. The grant of permissive rights or powers to the Collateral Trustee shall not be construed to impose duties to act.
     (j) Neither the Collateral Trustee nor the Trustee shall be liable for delays or failures in performance resulting from acts beyond its control. Such acts shall include but not be limited to acts of God, strikes, lockouts, riots, acts of war, epidemics, governmental regulations superimposed after the fact, fire, communication line failures, computer viruses, power failures, earthquakes or other disasters. Neither the Collateral Trustee nor the Trustee shall be liable for any indirect, special or consequential damages (included but not limited to lost profits) whatsoever, even if it has been informed of the likelihood thereof and regardless of the form of action.

ARTICLE 11
GUARANTEES
Section 11.01 Guarantee.
     (a) Subject to this Article 11, each of the Guarantors hereby, jointly and severally, unconditionally guarantees to each Holder of a Note authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, irrespective of the validity and enforceability of this Indenture, the Notes or the obligations of the Company hereunder or thereunder, that:
     (1) the principal of, premium on, if any, interest and Additional Interest, if any, on, the Notes will be promptly paid in full when due, whether at maturity, by acceleration, redemption or otherwise, and interest on the overdue principal of, premium on, if any, interest and Additional Interest, if any, on, the Notes, if lawful, and, within applicable grace periods, all other obligations of the Company to the Holders or the Trustee hereunder or thereunder will be promptly paid in full or performed, all in accordance with the terms hereof and thereof; and
     (2) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, that same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise.
     Failing payment when due of any amount so guaranteed or any performance so guaranteed for whatever reason, the Guarantors will be jointly and severally obligated to pay the same immediately. Each Guarantor agrees that this is a guarantee of payment and not a guarantee of collection.
     (b) The Guarantors hereby agree that their obligations hereunder are unconditional, irrespective of the validity, regularity or enforceability of the Notes or this Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder of the Notes with respect to any provisions hereof or thereof, the recovery of any judgment against the Company, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a guarantor. Each Guarantor hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company, protest, notice and all demands whatsoever and covenant that this Guarantee will not be discharged except by complete performance of the obligations contained in the Notes and this Indenture.
     (c) If any Holder or the Trustee is required by any court or otherwise to return to the Company, the Guarantors or any custodian, trustee, liquidator or other similar official acting in relation to either the Company or the Guarantors, any amount paid by either to the Trustee or such Holder, this Guarantee, to the extent theretofore discharged, will be reinstated in full force and effect.
     (d) Each Guarantor agrees that it will not be entitled to any right of subrogation in relation to the Holders in respect of any obligations guaranteed hereby until payment in full of all obligations guaranteed hereby. Each Guarantor further agrees that, as between the Guarantors, on the one hand, and the Holders and the Trustee, on the other hand, (1) the maturity of the obligations guaranteed hereby may be accelerated as provided in Article 6 hereof for the purposes of this Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (2) in the event of any declaration of acceleration of such obligations as provided in Article 6 hereof, such obligations (whether or not due and payable) will forthwith become due and payable by the Guarantors for the purpose of this Guarantee. The Guarantors will have the right to seek contribution from any non-paying Guarantor so long as the exercise of such right does not impair the rights of the Holders under the Guarantee.
Section 11.02 Limitation on Guarantor Liability.
     Each Guarantor, and by its acceptance of Notes, each Holder, hereby confirms that it is the intention of all such parties that the Guarantee of such Guarantor not constitute a fraudulent transfer or conveyance for purposes of Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar federal or state law to the extent applicable to any Guarantee. To effectuate the foregoing intention, the Trustee, the Holders and the Guarantors hereby irrevocably agree that the obligations of such Guarantor will be limited to the maximum amount that will, after giving effect to such maximum amount and all other contingent and fixed liabilities of such Guarantor that are relevant under such laws, and after giving effect to any collections from, rights to receive contribution from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under this Article 11, result in the obligations of such Guarantor under its Guarantee not constituting a fraudulent transfer or conveyance.
Section 11.03 Execution and Delivery of Guarantee.
     To evidence its Guarantee set forth in Section 11.01 hereof, each Guarantor hereby agrees that this Indenture will be executed on behalf of such Guarantor by one of its Officers.
     Each Guarantor hereby agrees that its Guarantee set forth in Section 11.01 hereof will remain in full force and effect notwithstanding any failure to endorse on each Note a notation of such Guarantee.
     If an Officer whose signature is on this Indenture or on the Guarantee no longer holds that office at the time the Trustee authenticates the Note on which a Guarantee is endorsed, the Guarantee will be valid nevertheless.
     The delivery of any Note by the Trustee, after the authentication thereof hereunder, will constitute due delivery of the Guarantee set forth in this Indenture on behalf of the Guarantors.
     In the event that the Company or any of its Restricted Subsidiaries creates or acquires any Domestic Subsidiary after the date of this Indenture, if required by Section 4.16(a) hereof, the Company will cause such Domestic Subsidiary to comply with the provisions of Section 4.16(a) hereof and this Article 11, to the extent applicable.
ARTICLE 12
SATISFACTION AND DISCHARGE
Section 12.01 Satisfaction and Discharge.
     This Indenture will be discharged and will cease to be of further effect as to all Notes issued hereunder, when:
     (1) either:
     (a) all such Notes theretofore authenticated and delivered, except lost, stolen or destroyed Notes which have been replaced or paid and Notes for whose payment money has theretofore been deposited in trust, have been delivered to the Trustee for cancellation; or

     (b) all such Notes not theretofore delivered to the Trustee for cancellation have become due and payable by reason of the making of a notice of redemption or otherwise or will become due and payable within one year or are to be called for redemption within one year in the name, and at the expense of the Company and the Company or any Guarantor has irrevocably deposited or caused to be deposited with the Trustee as trust funds in trust solely for the benefit of the Holders, cash in U.S. dollars, non-callable Government Securities, or a combination thereof, in such amounts as will be sufficient, without consideration of any reinvestment of interest, to pay and discharge the entire Indebtedness on such Notes not theretofore delivered to the Trustee for cancellation for principal, premium, if any, and accrued interest and Additional Interest, if any, to the date of maturity or redemption;
     (2) no Default or Event of Default (other than that resulting from borrowing funds to be applied to make such deposit and any similar and simultaneous deposit relating to other Indebtedness and, in each case, the granting of Liens in connection therewith) with respect to this Indenture or the Notes issued hereunder shall have occurred and be continuing on the date of such deposit or shall occur as a result of such deposit and such deposit will not result in a breach or violation of, or constitute a default under, the ABL Facility or any other material agreement or instrument (other than this Indenture) governing Indebtedness to which an Company or any Guarantor is a party or by which an Company or any Guarantor is bound;
     (3) the Company or any Guarantor has paid or caused to be paid all sums payable by the Company to the Trustee under this Indenture and the Collateral Trustee under the Collateral Trust Agreement; and
     (4) the Company has delivered irrevocable instructions to the Trustee to apply the deposited money toward the payment of such Notes issued hereunder at maturity or the redemption date, as the case may be.
     In addition, the Company must deliver an Officer’s Certificate and an Opinion of Counsel to the Trustee stating that all conditions precedent to satisfaction and discharge have been satisfied.
     The Collateral will be released from the Lien securing the Notes, as provided under the Collateral Trust Agreement upon a satisfaction and discharge in accordance with the provisions described above.
     Notwithstanding the satisfaction and discharge of this Indenture, if money has been deposited with the Trustee pursuant to subclause (b) of clause (1) of this Section 12.01, the provisions of Sections 12.02 and 8.06 hereof will survive. In addition, nothing in this Section 12.01 will be deemed to discharge those provisions of Section 7.07 hereof, that, by their terms, survive the satisfaction and discharge of this Indenture.
Section 12.02 Application of Trust Money.
     Subject to the provisions of Section 8.06 hereof, all money and Government Securities deposited with the Trustee pursuant to Section 12.01 hereof shall be held in trust and applied by it, in accordance with the provisions of the Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as its own Paying Agent) as the Trustee may determine, to the Persons entitled thereto, of the principal, premium, if any, interest and Additional Interest, if any, for whose payment such money has been deposited with the Trustee; but such money need not be segregated from other funds except to the extent required by law.

     If the Trustee or Paying Agent is unable to apply any money or Government Securities in accordance with Section 12.01 hereof by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company’s and any Guarantor’s obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to Section 12.01 hereof; provided that if the Company has made any payment of principal of, premium on, if any, interest or Additional Interest, if any, on, any Notes because of the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money or Government Securities held by the Trustee or Paying Agent.
     Any money or non-callable Government Securities deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of, premium on, if any, interest or Additional Interest, if any, on, any Note and remaining unclaimed for one year after such principal, premium, if any, interest or Additional Interest, if any, has become due and payable shall be paid to the Company on its request unless an abandoned property law designates another person or (if then held by the Company) will be discharged from such trust; and the Holder of such Note will thereafter, as an unsecured creditor, be permitted to look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such money and securities, and all liability of the Company as trustee thereof, will thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Company cause to be published once, in the New York Times and The Wall Street Journal (national edition), notice that such money and securities remains unclaimed and that, after a date specified therein, which will not be less than 30 days from the date of such notification or publication, any unclaimed balance of such money and securities then remaining will be repaid to the Company.
ARTICLE 13
MISCELLANEOUS
Section 13.01 Trust Indenture Act Controls.
     If any provision of this Indenture limits, qualifies or conflicts with the duties imposed by TIA §318(c), the imposed duties will control.
Section 13.02 Notices.
     Any notice or communication by the Company, any Guarantor or the Trustee to the others is duly given if in writing and delivered in Person or by first class mail (registered or certified, return receipt requested), facsimile transmission or overnight air courier guaranteeing next day delivery, to the others’ address:
If to the Company and/or any Guarantor:
Thermadyne Holdings Corporation
16052 Swingley Ridge Road, Suite 300
Chesterfield, Missouri 63017
Attention: Steven A. Schumm
Fax: (636) 728-3010

With a copy to:
Weil, Gotshal & Manges LLP
767 Fifth Avenue, New York, NY 10153
Attention: Todd Chandler, Esq.
Fax: (212) 310-8007
If to the Trustee:
U.S. Bank National Association
EP-MN-WS3C
60 Livingston Avenue
St. Paul, MN 55107-1419
Attention: Raymond S. Haverstock
Fax: (651) 495-8097
     The Company, any Guarantor or the Trustee, by notice to the others, may designate additional or different addresses for subsequent notices or communications.
     All notices and communications (other than those sent to Holders) will be deemed to have been duly given: at the time delivered by hand, if personally delivered; five calendar days after being deposited in the mail, postage prepaid, if mailed; when receipt acknowledged, if transmitted by facsimile; and the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery.
     Any notice or communication to a Holder will be mailed by first class mail, certified or registered, return receipt requested, or by overnight air courier guaranteeing next day delivery to its address shown on the register kept by the Registrar. Any notice or communication will also be so mailed to any Person described in TIA §313(c), to the extent required by the TIA. Failure to mail a notice or communication to a Holder or any defect in it will not affect its sufficiency with respect to other Holders.
     If a notice or communication is given in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it.
     If the Company gives a notice or communication to Holders, it will mail a copy to the Trustee and each Agent at the same time.
     Notwithstanding any other provision of this Indenture or any Note, where this Indenture or any Note provides for notice of any event (including any notice of redemption) to a Holder of a Global Note (whether by mail or otherwise), such notice shall be sufficiently given if given to DTC for such Note (or its designee), pursuant to the customary procedures of DTC.
Section 13.03 Communication by Holders of Notes with Other Holders of Notes.
     Holders may communicate pursuant to TIA §312(b) with other Holders with respect to their rights under this Indenture or the Notes. The Company, the Trustee, the Registrar and anyone else shall have the protection of TIA §312(c).
Section 13.04 Certificate and Opinion as to Conditions Precedent.
     Upon any request or application by the Company to the Trustee to take any action under this Indenture, the Company shall furnish to the Trustee:

     (1) an Officer’s Certificate in form and substance reasonably satisfactory to the Trustee (which must include the statements set forth in Section 13.05 hereof) stating that, in the opinion of the signers, all conditions precedent and covenants, if any, provided for in this Indenture relating to the proposed action have been satisfied; and
     (2) an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee (which must include the statements set forth in Section 13.05 hereof) stating that, in the opinion of such counsel, all such conditions precedent and covenants have been satisfied.
Section 13.05 Statements Required in Certificate or Opinion.
     Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (other than a certificate provided pursuant to TIA §314(a)(4)) must comply with the provisions of TIA §314(e) and must include:
     (1) a statement that the Person making such certificate or opinion has read such covenant or condition;
     (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;
     (3) a statement that, in the opinion of such Person, he or she has made such examination or investigation as is necessary to enable him or her to express an informed opinion as to whether or not such covenant or condition has been satisfied; and
     (4) a statement as to whether or not, in the opinion of such Person, such condition or covenant has been satisfied.
     With respect to matters of fact, an Opinion of Counsel may rely on an Officer’s Certificate, certificates of public officials or reports or opinions of experts.
Section 13.06 Rules by Trustee and Agents.
     The Trustee may make reasonable rules for action by or at a meeting of Holders. The Registrar or Paying Agent may make reasonable rules and set reasonable requirements for its functions.
Section 13.07 No Personal Liability of Directors, Officers, Employees and Stockholders.
     No director, officer, employee, incorporator or stockholder of the Company or any Guarantor, as such, will have any liability for any obligations of the Company or the Guarantors under the Notes, this Indenture, the Guarantees , the Security Documents or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. The waiver may not be effective to waive liabilities under the federal securities laws.
Section 13.08 Governing Law; Waiver of Jury Trial.
     THE INTERNAL LAW OF THE STATE OF NEW YORK WILL GOVERN AND BE USED TO CONSTRUE THIS INDENTURE, THE NOTES AND THE GUARANTEES WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED

THEREBY. EACH OF THE COMPANY, THE GUARANTORS AND THE TRUSTEE HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, THE NOTES, THE GUARANTEES OR THE TRANSACTIONS CONTEMPLATED HEREBY AND THEREBY.
Section 13.09 No Adverse Interpretation of Other Agreements.
     This Indenture may not be used to interpret any other indenture, loan or debt agreement of the Company or its Subsidiaries or of any other Person. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.
Section 13.10 Successors.
     All agreements of the Company in this Indenture and the Notes will bind its successors. All agreements of the Trustee in this Indenture will bind its successors. All agreements of each Guarantor in this Indenture will bind its successors, except as otherwise provided in Section 5.01(d) hereof.
Section 13.11 Severability.
     In case any provision in this Indenture or in the Notes is invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions will not in any way be affected or impaired thereby.
Section 13.12 Counterpart Originals.
     The parties may sign any number of copies of this Indenture. Each signed copy will be an original, but all of them together represent the same agreement.
Section 13.13 Table of Contents, Headings, etc.
     The Table of Contents, Cross-Reference Table and Headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part of this Indenture and will in no way modify or restrict any of the terms or provisions hereof.
[Signatures on following page]

     IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed as of the day and year first above written.

THERMADYNE HOLDINGS CORPORATION THERMADYNE INDUSTRIES, INC. THERMAL DYNAMICS CORPORATION THERMADYNE INTERNATIONAL CORP. VICTOR EQUIPMENT COMPANY STOODY COMPANY
By	/s/ STEVEN A. SCHUMM
	Name:	STEVEN A. SCHUMM
	Title:	EVP CFO & CAO

Signature Page — Indenture

Executed by THERMADYNE AUSTRALIA PTY	)
LTD ACN 071 843 028 in accordance with section	)
127(1) of the Corporations Act 2001 (Cth):	)
)
)

/s/ Graeme Williams		/s/ Neil Fitzpatrick

Signature of director		Signature of company secretary* *delete whichever does not apply

Graeme Williams		Neil Fitzpatrick

Name (please print)		Name (please print)

Executed by CIGWELD PTY LTD ACN 007 226)
815 in accordance with section 127(1) of the	)
Corporations Act 2001 (Cth):	)
)
)

/s/ Graeme Williams		/s/ Neil Fitzpatrick

Signature of director		Signature of company secretary* *delete whichever does not apply

Graeme Williams		Neil Fitzpatrick

Name (please print)		Name (please print)
Signature Page — Indenture

U.S. BANK NATIONAL ASSOCIATION, as Trustee
By	/s/ Raymond S. Haverstock
	Name:	Raymond S. Haverstock
	Title:	Vice President

U.S. BANK NATIONAL ASSOCIATION, as Collateral Trustee
By	/s/ Raymond S. Haverstock
	Name:	Raymond S. Haverstock
	Title:	Vice President

Signature Page — Indenture

[Face of Note]
CUSIP No. ____________
9% Senior Secured Notes due 2017

No. ___	$____________ *
THERMADYNE HOLDINGS CORPORATION
promises to pay to                      or registered assigns,
the principal sum of ____________________________ DOLLARS* on December 15, 2017.
Interest Payment Dates: June 15 and December 15
Record Dates: June 1 and December 1
Dated: December 3, 2010

THERMADYNE HOLDINGS CORPORATION
By:
Name:
Title:

This is one of the Notes referred to in the within-mentioned Indenture: U.S. BANK NATIONAL ASSOCIATION, as Trustee

By:
Authorized Signatory

[Back of Note]
9% Senior Secured Notes due 2017
[Insert the Global Note Legend, if applicable pursuant to the provisions of the Indenture]
[Insert the Private Placement Legend, if applicable pursuant to the provisions of the Indenture]
     Capitalized terms used herein have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.
     (1) Interest. Thermadyne Holdings Corporation, a Delaware corporation (the “Company”), promises to pay or cause to be paid interest on the principal amount of this Note at 9% per annum from December 3, 2010 until maturity and shall pay the Additional Interest, if any, payable pursuant to the Registration Rights Agreement referred to below. The Company will pay interest and Additional Interest, if any, semi-annually in arrears on June 15 and December 15 of each year, or if any such day is not a Business Day, on the next succeeding Business Day (each, an “Interest Payment Date”). Interest on the Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of issuance; provided that, if this Note is authenticated between a record date referred to on the face hereof and the next succeeding Interest Payment Date, interest shall accrue from such next succeeding Interest Payment Date; provided further that the first Interest Payment Date shall be June 15, 2011. The Company will pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal at a rate that is equal to the then applicable interest rate on the Notes to the extent lawful; it will pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest and Additional Interest, if any (without regard to any applicable grace period), at the same rate to the extent lawful.
     Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.
     (2) Method of Payment. The Company will pay interest on the Notes (except defaulted interest) and Additional Interest, if any, to the Persons who are registered Holders of Notes at the close of business on the June 1 or December 1 next preceding the Interest Payment Date, even if such Notes are canceled after such record date and on or before such Interest Payment Date, except as provided in Section 2.12 of the Indenture with respect to defaulted interest. The Notes will be payable as to principal, premium, if any, interest and Additional Interest, if any, at the office or agency of the Company maintained for such purpose, or, at the option of the Company, payment of interest and Additional Interest, if any, may be made by check mailed to the Holders at their addresses set forth in the register of Holders; provided that payment by wire transfer of immediately available funds will be required with respect to principal of, premium on, if any, interest and Additional Interest, if any, on, all Global Notes and all other Notes the Holders of which will have provided wire transfer instructions to the Company or the Paying Agent. Such payment will be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.
     (3) Paying Agent and Registrar. Initially, U.S. Bank National Association, the Trustee under the Indenture, will act as Paying Agent and Registrar. The Company may change the Paying Agent or Registrar without prior notice to the Holders of the Notes. The Company or any of its Subsidiaries may act as Paying Agent or Registrar.

     (4) Indenture. The Company issued the Notes under an Indenture dated as of December 3, 2010 (the “Indenture”) among the Company, the Guarantors and the Trustee. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the TIA. The Notes are subject to all such terms, and Holders are referred to the Indenture and such Act for a statement of such terms. To the extent any provision of this Note conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling.
     (5) Optional Redemption.
          (a) At any time prior to December 15, 2013, the Company may, at its option, on one or more occasions, redeem up to 35% of the original aggregate principal amount of Notes issued under this Indenture (including any Additional Notes) at a redemption price equal to 109.000% of the aggregate principal amount of the Notes redeemed, plus accrued and unpaid interest and Additional Interest thereon, if any, to but excluding the applicable date of redemption (the “Redemption Date”), subject to the right of Holders of record of the Notes on the relevant record date to receive interest due on the relevant interest payment date, with the net cash proceeds of one or more Equity Offerings of the Company or any direct or indirect parent of the Company to the extent such net cash proceeds are received by or contributed to the Company; provided that:
     (i) at least 65% of the original aggregate principal amount of Notes originally issued under this Indenture (excluding Notes held by the Company and its Subsidiaries) remains outstanding immediately after the occurrence of each such redemption; and
     (ii) each such redemption occurs within 90 days of the date of closing of each such Equity Offering.
          (b) At any time and from time to time prior to December 15, 2013, the Company may redeem, in the aggregate, up to 10% of the original aggregate principal amount of Notes issued under this Indenture (including any Additional Notes issued under this Indenture after the Issue Date) during each 12-month period commencing with the Issue Date at a redemption price of 103% of the aggregate principal amount of the Notes redeemed, plus accrued and unpaid interest and Additional Interest thereon, if any, to but excluding the applicable Redemption Date, subject to the right of Holders of record of the Notes on the relevant record date to receive interest due on the relevant interest payment date.
          (c) At any time prior to December 15, 2013, the Company may redeem all or a part of the Notes, upon not less than 30 nor more than 60 days’ notice (or, if such redemption is accompanied by the satisfaction and discharge of the Notes and this Indenture, upon not less than 30 days’ nor more than one year’s notice) to the registered address of each Holder of Notes or otherwise in accordance with the procedures of DTC, at a redemption price equal to 100% of the principal amount of Notes redeemed plus the Applicable Premium as of, and accrued and unpaid interest and Additional Interest thereon, if any, to but excluding the Redemption Date, subject to the rights of Holders of the Notes on the relevant record date to receive interest due on the relevant interest payment date.
          (d) On and after December 15, 2013, the Company may redeem the Notes, in whole or in part, upon not less than 30 nor more than 60 days’ notice (or, if such redemption is accompanied by the satisfaction and discharge of the Notes and this Indenture, upon not less than

30 days’ nor more than one year’s notice) by first class mail, postage prepaid, with a copy to the Trustee, to each Holder of Notes to the address of such Holder appearing in the security register at the redemption prices (expressed as percentages of principal amount of the Notes to be redeemed) set forth in the table below, plus accrued and unpaid interest and Additional Interest thereon, if any, to but excluding the applicable Redemption Date, subject to the right of Holders of record of the Notes on the relevant record date to receive interest due on the relevant interest payment date, if redeemed during the twelve-month period beginning on of each of the years indicated in the table below:

Year	Percentage
2013	106.750%
2014	104.500%
2015	102.250%
2016 and thereafter	100.000%
     Unless the Company defaults in the payment of the redemption price, interest will cease to accrue on the Notes or portions thereof called for redemption on the applicable redemption date.
     (6) Mandatory Redemption. The Company is not required to make mandatory redemption or sinking fund payments with respect to the Notes.
     (7) Repurchase at the Option of Holder.
          (a) If a Change of Control occurs, unless the Company has previously or concurrently mailed a redemption notice with respect to all of the outstanding Notes as described under Section 3.07(c) or (d) of the Indenture, the Company will make an offer to purchase all of the Notes pursuant to the offer described below (the “Change of Control Offer”) at a price in cash (the “Change of Control Payment”) equal to 101% of the aggregate principal amount of the Notes plus accrued and unpaid interest and Additional Interest, if any, to but excluding the date of purchase, subject to the rights of Holders of Notes on the relevant record date to receive interest due on the relevant interest payment date. The Change of Control Offer shall be made in accordance with Section 4.15 of the Indenture.
          (b) When the aggregate amount of Excess Proceeds exceeds $10.0 million, the Company shall make an Asset Sale Offer and, at the Company’s option, an offer to the holders of any other Permitted Fixed Asset Debt, to purchase or repay the maximum aggregate principal amount of Notes (that is $2,000 or an integral multiple of $1,000 in excess thereof) and such other Permitted Fixed Asset Debt that may be purchased or repaid out of the Excess Proceeds at an offer price in cash in an amount equal to 100% of the principal amount thereof, plus accrued and unpaid interest and Additional Interest, if any, to the date fixed for the closing of such offer, in accordance with the procedures set forth in the Indenture. The Asset Sale Offer shall be made in accordance with Sections 3.09 and 4.10 of the Indenture.
     (8) Notice of Redemption. At least 30 days but not more than 60 days before a Redemption Date, the Company will mail or cause to be mailed, by first class mail, a notice of redemption to each Holder whose Notes are to be redeemed at its registered address, except that redemption notices may be mailed more than 60 days prior to a redemption date if the notice is issued in connection with a defeasance of the Notes or a satisfaction and discharge of the Indenture pursuant to Articles 8 or 12 thereof. Notes and portions of Notes selected will be in amounts of $2,000 or whole multiples of $1,000 in excess thereof; except that if all of the Notes of a Holder are to be redeemed or purchased, the entire outstanding amount of Notes held by such Holder shall be redeemed or purchased
     (9) Denominations, Transfer, Exchange. The Notes are in registered form in denominations of $2,000 and integral multiples of $1,000 in excess thereof. This Note shall represent the aggregate principal amount of outstanding Notes from time to time endorsed hereon and the aggregate principal amount of Notes represented hereby may from time to time be reduced or increased, as appropriate, to reflect exchanges, repurchases and redemptions. The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Company may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. The Company need not exchange or register the transfer of any Note or portion of a Note selected for redemption, except for the unredeemed portion of any Note being redeemed in part. Also, the Company need not exchange or register the transfer of any Notes for a period of 15 days before a selection of Notes to be redeemed or during the period between a record date and the next succeeding Interest Payment Date.
     (10) Security. The Notes will be secured by the Collateral on the terms and subject to the conditions set forth in the Indenture and the Security Documents. The Collateral Trustee holds the Collateral in trust for the benefit of the Secured Parties pursuant to the Security Documents. Each Holder, by accepting this Note, consents and agrees to the terms of the Security Documents (including the provisions providing for the foreclosure and release of Collateral) as the same may be in effect or may be amended from time to time in accordance with their terms and the Indenture and authorizes and directs the Trustee and/or the Collateral Trustee, as applicable, to enter into the Security Documents, and to perform its obligations and exercise its rights thereunder in accordance therewith.
     (11) Persons Deemed Owners. The registered Holder of a Note may be treated as the owner of it for all purposes. Only registered Holders have rights under the Indenture.
     (12) Amendment, Supplement and Waiver. The Indenture, the Security Documents, the Guarantees or the Notes may be amended or supplemented as provided in the Indenture.
     (13) Defaults and Remedies. If an Event of Default with respect to the Notes shall occur and be continuing, the principal, premium, if any, interest and any other monetary obligations on all then outstanding Notes may be declared due and payable in the manner and with the effect provided in the Indenture.
     (14) Guarantees. The Company’s obligations under the Notes are fully and unconditionally guaranteed, jointly and severally, by the Guarantors.
     (15) Trustee Dealings With Company. The Trustee, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Company or its Affiliates, and may otherwise deal with the Company or its Affiliates, as if it were not the Trustee.
     (16) No Recourse Against Others. No director, officer, employee, incorporator or stockholder of the Company or any Guarantor, as such, will have any liability for any obligations of the Company or the Guarantors under the Notes, the Indenture, the Guarantees, the Security Documents or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. The waiver may not be effective to waive liabilities under the federal securities laws.
     (17) Authentication. This Note will not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.
     (18) Abbreviations. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).
     (19) Additional Rights of Holders of Restricted Global Notes and Restricted Definitive Notes. In addition to the rights provided to Holders of Notes under the Indenture, Holders of Restricted Global Notes and Restricted Definitive Notes will have all the rights set forth in the Registration Rights Agreement dated as of December 3, 2010, among the Company, the Guarantors and the other parties named on the signature pages thereof or, in the case of Additional Notes, Holders of Restricted Global Notes and Restricted Definitive Notes will have the rights set forth in one or more registration rights agreements, if any, among the Company, the Guarantors and the other parties thereto, relating to rights given by the Company and the Guarantors to the purchasers of any Additional Notes (collectively, the “Registration Rights Agreement”).
     (20) Cusip Numbers. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Notes, and the Trustee may use CUSIP numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption, and reliance may be placed only on the other identification numbers placed thereon.
     (21) Governing Law; Waiver of Jury Trial. THE INTERNAL LAW OF THE STATE OF NEW YORK WILL GOVERN AND BE USED TO CONSTRUE THE INDENTURE, THIS NOTE AND THE GUARANTEES WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY. EACH OF THE COMPANY, THE GUARANTORS AND THE TRUSTEE HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THE INDENTURE, THIS NOTE, THE GUARANTEES OR THE TRANSACTIONS CONTEMPLATED HEREBY AND THEREBY.
     The Company will furnish to any Holder upon written request and without charge a copy of the Indenture and/or the Registration Rights Agreement. Requests may be made to:
Thermadyne Holdings Corporation
16052 Swingley Ridge Road, Suite 300
Chesterfield, Missouri 63017
Attention: Steven A. Schumm

ASSIGNMENT FORM
     To assign this Note, fill in the form below:

(I) or (we) assign and transfer this Note to:

(Insert assignee’s legal name)

(Insert assignee’s soc. sec. or tax I.D. no.)

(Print or type assignee’s name, address and zip code)
and irrevocably appoint                                                                                                                                                        to transfer this Note on the books of the Company. The agent may substitute another to act for him.
Date: _______________

Your Signature:

(Sign exactly as your name appears on the face of this Note)
Signature Guarantee*: _________________________

*	Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

Option of Holder to Elect Purchase
     If you want to elect to have this Note purchased by the Company pursuant to Section 4.10 or 4.15 of the Indenture, check the appropriate box below:

☐ Section 4.10	☐ Section 4.15
     If you want to elect to have only part of the Note purchased by the Company pursuant to Section 4.10 or Section 4.15 of the Indenture, state the amount you elect to have purchased:
$_______________
Date: _______________

Your Signature:

(Sign exactly as your name appears on the face of this Note)
Tax Identification No.:

Signature Guarantee*: _________________________

*	Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

Schedule of Exchanges of Interests in the Global Note *
     The following exchanges of a part of this Global Note for an interest in another Global Note or for a Definitive Note, or exchanges of a part of another Global Note or Definitive Note for an interest in this Global Note, have been made:

Principal Amount of
this Global Note
	Amount of decrease in	Amount of increase in	following such	Signature of authorized
	Principal Amount of	Principal Amount of	decrease	officer of Trustee or
Date of Exchange	this Global Note	this Global Note	(or increase)	Custodian

*	This schedule should be included only if the Note is issued in global form.

[Face of Regulation S Temporary Global Note]
CUSIP No. ____________
9% Senior Secured Notes due 2017

No. ___	$____________*
THERMADYNE HOLDINGS CORPORATION
promises to pay to                      or registered assigns,
the principal sum of ____________________________ DOLLARS* on December 15, 2017.
Interest Payment Dates: June 15 and December 15
Record Dates: June 1 and December 1
Dated: December 3, 2010

THERMADYNE HOLDINGS CORPORATION
By:
Name:
Title:

This is one of the Notes referred to
in the within-mentioned Indenture:

U.S. BANK NATIONAL ASSOCIATION, as Trustee
By:
Authorized Signatory

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[Back of Regulation S Temporary Global Note] 9%
Senior Secured Notes due 2017
EXCEPT AS SET FORTH BELOW, BENEFICIAL OWNERSHIP INTERESTS IN THIS REGULATION S TEMPORARY GLOBAL NOTE WILL NOT BE EXCHANGEABLE FOR INTERESTS IN THE REGULATION S PERMANENT GLOBAL NOTE OR ANY OTHER NOTE REPRESENTING AN INTEREST IN THE NOTES REPRESENTED HEREBY WHICH DO NOT CONTAIN A LEGEND CONTAINING RESTRICTIONS ON TRANSFER, UNTIL THE EXPIRATION OF THE “40-DAY DISTRIBUTION COMPLIANCE PERIOD” (WITHIN THE MEANING OF RULE 903(B)(2) OF REGULATION S UNDER THE SECURITIES ACT) AND THEN ONLY UPON CERTIFICATION IN FORM REASONABLY SATISFACTORY TO THE TRUSTEE THAT SUCH BENEFICIAL INTERESTS ARE OWNED EITHER BY NON-U.S. PERSONS OR U.S. PERSONS WHO PURCHASED SUCH INTERESTS IN A TRANSACTION THAT DID NOT REQUIRE REGISTRATION UNDER THE SECURITIES ACT. DURING SUCH 40-DAY DISTRIBUTION COMPLIANCE PERIOD, BENEFICIAL OWNERSHIP IN THIS REGULATION S TEMPORARY GLOBAL NOTE MAY ONLY BE TRANSFERRED IN ACCORDANCE WITH THE INDENTURE.
THIS GLOBAL NOTE IS HELD BY THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (1) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 2.06 OF THE INDENTURE, (2) THIS GLOBAL NOTE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.06(a) OF THE INDENTURE, (3) THIS GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 2.11 OF THE INDENTURE AND (4) THIS GLOBAL NOTE MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF THE COMPANY.
UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN DEFINITIVE FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) (“DTC”), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR SUCH OTHER ENTITY AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.
THIS NOTE (OR ITS PREDECESSOR) HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS, EXCEPT AS

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SET FORTH IN THE NEXT SENTENCE. BY ITS ACQUISITION HEREOF OR OF A BENEFICIAL INTEREST HEREIN, THE HOLDER:
(1) REPRESENTS THAT (A) IT IS A “QUALIFIED INSTITUTIONAL BUYER” (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) (A “QIB”), (B) IT HAS ACQUIRED THIS NOTE IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH REGULATION S UNDER THE SECURITIES ACT, OR (C) IT IS AN INSTITUTIONAL “ACCREDITED INVESTOR” (AS DEFINED IN RULE 501(A)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT) (AN “IAI”),
(2) AGREES THAT IT WILL NOT RESELL OR OTHERWISE TRANSFER THIS NOTE OR ANY BENEFICIAL INTEREST HEREIN EXCEPT (A) TO THE ISSUER, THE COMPANY OR ANY OF ITS SUBSIDIARIES, (B) TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QIB PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QIB IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (C) IN AN OFFSHORE TRANSACTION MEETING THE REQUIREMENTS OF RULE 903 OR 904 OF REGULATION S OF THE SECURITIES ACT, (D) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144 UNDER THE SECURITIES ACT, (E) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (AND BASED UPON AN OPINION OF COUNSEL ACCEPTABLE TO THE COMPANY AND THE TRUSTEE), (F) TO AN IAI THAT, PRIOR TO SUCH TRANSFER, FURNISHES TO THE TRUSTEE A SIGNED LETTER CONTAINING CERTAIN REPRESENTATIONS AND AGREEMENTS RELATING TO THE REGISTRATION OF TRANSFER OF THIS NOTE (THE FORM OF WHICH LETTER CAN BE OBTAINED FROM THE TRUSTEE) AND, IF SUCH TRANSFER IS IN RESPECT OF AN AGGREGATE PRINCIPAL AMOUNT OF NOTES AT THE TIME OF TRANSFER OF LESS THAN $250,000, AN OPINION OF COUNSEL ACCEPTABLE TO THE COMPANY THAT SUCH TRANSFER IS IN COMPLIANCE WITH THE SECURITIES ACT OR (G) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT AND, IN EACH CASE, IN ACCORDANCE WITH THE APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION, AND
(3) AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THIS NOTE OR AN INTEREST HEREIN IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND.
AS USED HEREIN, THE TERMS “OFFSHORE TRANSACTIONS” AND “UNITED STATES” HAVE THE MEANINGS GIVEN TO THEM BY RULE 902 OF REGULATION S UNDER THE SECURITIES ACT. THE INDENTURE CONTAINS A PROVISION REQUIRING THE TRUSTEE TO REFUSE TO REGISTER ANY TRANSFER OF THIS NOTE IN VIOLATION OF THE FOREGOING.
     Capitalized terms used herein have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.
     (1) Interest. Thermadyne Holdings Corporation, a Delaware corporation (the “Company”), promises to pay or cause to be paid interest on the principal amount of this Note at 9% per annum from December 3, 2010 until maturity and shall pay the Additional Interest, if any, payable pursuant to the Registration Rights Agreement referred to below. The Company will pay interest and Additional Interest, if any, semi-annually in arrears on June 15 and December 15 of each year, or if any such day is not a Business Day, on the next succeeding Business Day (each,

A2-3

an “Interest Payment Date”). Interest on the Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of issuance; provided that, if this Note is authenticated between a record date referred to on the face hereof and the next succeeding Interest Payment Date, interest shall accrue from such next succeeding Interest Payment Date; provided further that the first Interest Payment Date shall be June 15, 2011. The Company will pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal at a rate that is equal to the then applicable interest rate on the Notes to the extent lawful; it will pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest and Additional Interest, if any (without regard to any applicable grace period), at the same rate to the extent lawful. Interest will be computed on the basis of a 360-day year of twelve 30-day months.
     Until this Regulation S Temporary Global Note is exchanged for one or more Regulation S Permanent Global Notes, the Holder hereof shall not be entitled to receive payments of interest hereon; until so exchanged in full, this Regulation S Temporary Global Note shall in all other respects be entitled to the same benefits as other Notes under the Indenture.
     (2) Method of Payment. The Company will pay interest on the Notes (except defaulted interest) and Additional Interest, if any, to the Persons who are registered Holders of Notes at the close of business on the June 1 or December 1 next preceding the Interest Payment Date, even if such Notes are canceled after such record date and on or before such Interest Payment Date, except as provided in Section 2.12 of the Indenture with respect to defaulted interest. The Notes will be payable as to principal, premium, if any, interest and Additional Interest, if any, at the office or agency of the Company maintained for such purpose, or, at the option of the Company, payment of interest and Additional Interest, if any, may be made by check mailed to the Holders at their addresses set forth in the register of Holders; provided that payment by wire transfer of immediately available funds will be required with respect to principal of, premium on, if any, interest and Additional Interest, if any, on, all Global Notes and all other Notes the Holders of which will have provided wire transfer instructions to the Company or the Paying Agent. Such payment will be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.
     (3) Paying Agent and Registrar. Initially, U.S. Bank National Association, the Trustee under the Indenture, will act as Paying Agent and Registrar. The Company may change the Paying Agent or Registrar without prior notice to the Holders of the Notes. The Company or any of its Subsidiaries may act as Paying Agent or Registrar.
     (4) Indenture. The Company issued the Notes under an Indenture dated as of December 3, 2010 (the “Indenture”) among the Company, the Guarantors and the Trustee. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the TIA. The Notes are subject to all such terms, and Holders are referred to the Indenture and such Act for a statement of such terms. To the extent any provision of this Note conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling.
     (5) Optional Redemption.
          (a) At any time prior to December 15, 2013, the Company may, at its option, on one or more occasions, redeem up to 35% of the original aggregate principal amount of Notes issued under this Indenture (including any Additional Notes) at a redemption price equal to 109.000% of the aggregate principal amount of the Notes redeemed, plus accrued and unpaid

A2-4

interest and Additional Interest thereon, if any, to but excluding the applicable date of redemption (the “Redemption Date”), subject to the right of Holders of record of the Notes on the relevant record date to receive interest due on the relevant interest payment date, with the net cash proceeds of one or more Equity Offerings of the Company or any direct or indirect parent of the Company to the extent such net cash proceeds are received by or contributed to the Company; provided that:
     (i) at least 65% of the original aggregate principal amount of Notes originally issued under this Indenture (excluding Notes held by the Company and its Subsidiaries) remains outstanding immediately after the occurrence of each such redemption; and
     (ii) each such redemption occurs within 90 days of the date of closing of each such Equity Offering.
          (b) At any time and from time to time prior to December 15, 2013, the Company may redeem, in the aggregate, up to 10% of the original aggregate principal amount of Notes issued under this Indenture (including any Additional Notes issued under this Indenture after the Issue Date) during each 12-month period commencing with the Issue Date at a redemption price of 103% of the aggregate principal amount of the Notes redeemed, plus accrued and unpaid interest and Additional Interest thereon, if any, to but excluding the applicable Redemption Date, subject to the right of Holders of record of the Notes on the relevant record date to receive interest due on the relevant interest payment date.
          (c) At any time prior to December 15, 2013, the Company may redeem all or a part of the Notes, upon not less than 30 nor more than 60 days’ notice (or, if such redemption is accompanied by the satisfaction and discharge of the Notes and this Indenture, upon not less than 30 days’ nor more than one year’s notice) to the registered address of each Holder of Notes or otherwise in accordance with the procedures of DTC, at a redemption price equal to 100% of the principal amount of Notes redeemed plus the Applicable Premium as of, and accrued and unpaid interest and Additional Interest thereon, if any, to but excluding the Redemption Date, subject to the rights of Holders of the Notes on the relevant record date to receive interest due on the relevant interest payment date.
          (d) On and after December 15, 2013, the Company may redeem the Notes, in whole or in part, upon not less than 30 nor more than 60 days’ notice (or, if such redemption is accompanied by the satisfaction and discharge of the Notes and this Indenture, upon not less than 30 days’ nor more than one year’s notice) by first class mail, postage prepaid, with a copy to the Trustee, to each Holder of Notes to the address of such Holder appearing in the security register at the redemption prices (expressed as percentages of principal amount of the Notes to be redeemed) set forth in the table below, plus accrued and unpaid interest and Additional Interest thereon, if any, to but excluding the applicable Redemption Date, subject to the right of Holders of record of the Notes on the relevant record date to receive interest due on the relevant interest payment date, if redeemed during the twelve-month period beginning on of each of the years indicated in the table below:

Year	Percentage
2013	106.750%
2014	104.500%
2015	102.250%
2016 and thereafter	100.000%

A2-5

     Unless the Company defaults in the payment of the redemption price, interest will cease to accrue on the Notes or portions thereof called for redemption on the applicable redemption date.
     (6) Mandatory Redemption. The Company is not required to make mandatory redemption or sinking fund payments with respect to the Notes.
     (7) Repurchase at the Option of Holder.
          (a) If a Change of Control occurs, unless the Company has previously or concurrently mailed a redemption notice with respect to all of the outstanding Notes as described under Section 3.07(c) or (d) of the Indenture, the Company will make an offer to purchase all of the Notes pursuant to the offer described below (the “Change of Control Offer”) at a price in cash (the “Change of Control Payment”) equal to 101% of the aggregate principal amount of the Notes plus accrued and unpaid interest and Additional Interest, if any, to but excluding the date of purchase, subject to the rights of Holders of Notes on the relevant record date to receive interest due on the relevant interest payment date. The Change of Control Offer shall be made in accordance with Section 4.15 of the Indenture.
          (b) When the aggregate amount of Excess Proceeds exceeds $10.0 million, the Company shall make an Asset Sale Offer and, at the Company’s option, an offer to the holders of any other Permitted Fixed Asset Debt, to purchase or repay the maximum aggregate principal amount of Notes (that is $2,000 or an integral multiple of $1,000 in excess thereof) and such other Permitted Fixed Asset Debt that may be purchased or repaid out of the Excess Proceeds at an offer price in cash in an amount equal to 100% of the principal amount thereof, plus accrued and unpaid interest and Additional Interest, if any, to the date fixed for the closing of such offer, in accordance with the procedures set forth in the Indenture. The Asset Sale Offer shall be made in accordance with Sections 3.09 and 4.10 of the Indenture.
     (8) Notice of Redemption. At least 30 days but not more than 60 days before a Redemption Date, the Company will mail or cause to be mailed, by first class mail, a notice of redemption to each Holder whose Notes are to be redeemed at its registered address, except that redemption notices may be mailed more than 60 days prior to a redemption date if the notice is issued in connection with a defeasance of the Notes or a satisfaction and discharge of the Indenture pursuant to Articles 8 or 12 thereof. Notes and portions of Notes selected will be in amounts of $2,000 or whole multiples of $1,000 in excess thereof; except that if all of the Notes of a Holder are to be redeemed or purchased, the entire outstanding amount of Notes held by such Holder shall be redeemed or purchased
     (9) Denominations, Transfer, Exchange. The Notes are in registered form in denominations of $2,000 and integral multiples of $1,000 in excess thereof. This Note shall represent the aggregate principal amount of outstanding Notes from time to time endorsed hereon and the aggregate principal amount of Notes represented hereby may from time to time be reduced or increased, as appropriate, to reflect exchanges, repurchases and redemptions. The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Company may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. The Company need not exchange or register the transfer of any Note or portion of a Note selected for redemption, except for the unredeemed portion of any Note being redeemed in part. Also, the Company need not exchange or register the transfer of any Notes for a period of 15 days before a selection of Notes to be

A2-6

redeemed or during the period between a record date and the next succeeding Interest Payment Date.
     This Regulation S Temporary Global Note is exchangeable in whole or in part for one or more Global Notes only (i) on or after the termination of the 40-day distribution compliance period (as defined in Regulation S) and (ii) upon presentation of certificates (accompanied by an Opinion of Counsel, if applicable) required by Article 2 of the Indenture. Upon exchange of this Regulation S Temporary Global Note for one or more Global Notes, the Trustee shall cancel this Regulation S Temporary Global Note.
     (10) Security. The Notes will be secured by the Collateral on the terms and subject to the conditions set forth in the Indenture and the Security Documents. The Collateral Trustee holds the Collateral in trust for the benefit of the Secured Parties pursuant to the Security Documents. Each Holder, by accepting this Note, consents and agrees to the terms of the Security Documents (including the provisions providing for the foreclosure and release of Collateral) as the same may be in effect or may be amended from time to time in accordance with their terms and the Indenture and authorizes and directs the Trustee and/or the Collateral Trustee, as applicable, to enter into the Security Documents, and to perform its obligations and exercise its rights thereunder in accordance therewith.
     (11) Persons Deemed Owners. The registered Holder of a Note may be treated as the owner of it for all purposes. Only registered Holders have rights under the Indenture.
     (12) Amendment, Supplement and Waiver. The Indenture, the Security Documents, the Guarantees or the Notes may be amended or supplemented as provided in the Indenture.
     (13) Defaults and Remedies. If an Event of Default with respect to the Notes shall occur and be continuing, the principal, premium, if any, interest and any other monetary obligations on all then outstanding Notes may be declared due and payable in the manner and with the effect provided in the Indenture.
     (14) Guarantees. The Company’s obligations under the Notes are fully and unconditionally guaranteed, jointly and severally, by the Guarantors.
     (15) Trustee Dealings with Company. The Trustee, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Company or its Affiliates, and may otherwise deal with the Company or its Affiliates, as if it were not the Trustee.
     (16) No Recourse Against Others. No director, officer, employee, incorporator or stockholder of the Company or any Guarantor, as such, will have any liability for any obligations of the Company or the Guarantors under the Notes, the Indenture, the Guarantees, the Security Documents or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. The waiver may not be effective to waive liabilities under the federal securities laws.
     (17) Authentication. This Note will not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

A2-7

     (18) Abbreviations. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).
     (19) Additional Rights of Holders. In addition to the rights provided to Holders of Notes under the Indenture, Holders of this Regulation S Temporary Global Note will have all the rights set forth in the Registration Rights Agreement dated as of December 3, 2010, among the Company, the Guarantors and the other parties named on the signature pages thereof or, in the case of Additional Notes, Holders thereof will have the rights set forth in one or more registration rights agreements, if any, among the Company, the Guarantors and the other parties thereto, relating to rights given by the Company and the Guarantors to the purchasers of any Additional Notes (collectively, the “Registration Rights Agreement”).
     (20) CUSIP Numbers. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Notes, and the Trustee may use CUSIP numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption, and reliance may be placed only on the other identification numbers placed thereon.
     (21) GOVERNING LAW; WAIVER OF JURY TRIAL. THE INTERNAL LAW OF THE STATE OF NEW YORK WILL GOVERN AND BE USED TO CONSTRUE THE INDENTURE, THIS NOTE AND THE GUARANTEES WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY. EACH OF THE COMPANY, THE GUARANTORS AND THE TRUSTEE HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THE INDENTURE, THIS NOTE, THE GUARANTEES OR THE TRANSACTIONS CONTEMPLATED HEREBY AND THEREBY.
     The Company will furnish to any Holder upon written request and without charge a copy of the Indenture and/or the Registration Rights Agreement. Requests may be made to:
Thermadyne Holdings Corporation
16052 Swingley Ridge Road, Suite 300
Chesterfield, Missouri 63017
Attention: Steven A. Schumm

A2-8

Assignment Form
     To assign this Note, fill in the form below:

(I) or (we) assign and transfer this Note to:

(Insert assignee’s legal name)

(Insert assignee’s soc. sec. or tax I.D. no.)

(Print or type assignee’s name, address and zip code)
and irrevocably appoint                                                                                       to transfer this Note on the books of the Company. The agent may substitute another to act for him.
Date: _______________

Your Signature:
(Sign exactly as your name appears on the face of this Note)

Signature Guarantee*: _________________________

*	Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

A2-9

Option of Holder to Elect Purchase
     If you want to elect to have this Note purchased by the Company pursuant to Section 4.10 or 4.15 of the Indenture, check the appropriate box below:
☐ Section 4.10            ☐ Section 4.15
     If you want to elect to have only part of the Note purchased by the Company pursuant to Section 4.10 or Section 4.15 of the Indenture, state the amount you elect to have purchased:
$_______________
Date: _______________

Your Signature:
(Sign exactly as your name appears on the face of this Note)

Tax Identification No.:
Signature Guarantee*: _________________________

*	Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

A2-10

Schedule of Exchanges of Interests in the Regulation S Temporary Global Note
     The following exchanges of a part of this Regulation S Temporary Global Note for an interest in another Global Note, or exchanges of a part of another other Restricted Global Note for an interest in this Regulation S Temporary Global Note, have been made:

Principal Amount of
this Global Note
	Amount of decrease in	Amount of increase in	following such	Signature of authorized
	Principal Amount of	Principal Amount of	decrease	officer of Trustee or
Date of Exchange	this Global Note	this Global Note	(or increase)	Custodian

A2-11

EXHIBIT B
FORM OF CERTIFICATE OF TRANSFER
Thermadyne Holdings Corporation
16052 Swingley Ridge Road, Suite 300
Chesterfield, Missouri 63017
Attention: Steve Schumm
U.S. Bank National Association
EP-MN-WS3C
60 Livingston Avenue St. Paul,
MN 55107-1419
Attention: Raymond S. Haverstock
     Re: 9% Senior Secured Notes due 2017.
     Reference is hereby made to the Indenture, dated as of December 3, 2010 (the “Indenture”), among Thermadyne Holdings Corporation, as issuer (the “Company”), the Guarantors party thereto and U.S. Bank National Association, as trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.
     ___________________, (the “Transferor”) owns and proposes to transfer the Note[s] or interest in such Note[s] specified in Annex A hereto, in the principal amount of $___________ in such Note[s] or interests (the “Transfer”), to ___________________________ (the “Transferee”), as further specified in Annex A hereto. In connection with the Transfer, the Transferor hereby certifies that:
[CHECK ALL THAT APPLY]
     1. ☐ Check if Transferee will take delivery of a beneficial interest in the 144A Global Note or a Restricted Definitive Note pursuant to Rule 144A. The Transfer is being effected pursuant to and in accordance with Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and, accordingly, the Transferor hereby further certifies that the beneficial interest or Definitive Note is being transferred to a Person that the Transferor reasonably believes is purchasing the beneficial interest or Definitive Note for its own account, or for one or more accounts with respect to which such Person exercises sole investment discretion, and such Person and each such account is a “qualified institutional buyer” within the meaning of Rule 144A in a transaction meeting the requirements of Rule 144A, and such Transfer is in compliance with any applicable blue sky securities laws of any state of the United States. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the 144A Global Note and/or the Restricted Definitive Note and in the Indenture and the Securities Act.
     2. ☐ Check if Transferee will take delivery of a beneficial interest in the Regulation S Temporary Global Note, the Regulation S Permanent Global Note or a Restricted Definitive Note pursuant to Regulation S. The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and, accordingly, the Transferor hereby further certifies that (i) the Transfer is not being made to a Person in the United States and (x) at the time the buy order was originated, the Transferee was outside the United States or such Transferor and any Person acting on its behalf reasonably believed and believes that the Transferee was outside the United States or (y) the transaction was executed in, on or through the facilities of a designated offshore securities market and neither such Transferor nor any Person acting on its behalf knows that the transaction was prearranged with a buyer in the United States, (ii) no directed selling efforts have been made in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S under the Securities Act, (iii) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act and (iv) if the proposed transfer is being made prior to the expiration of the Restricted Period, the transfer is not being made to a U.S. Person or for the account or benefit of a U.S. Person (other than an Initial Purchaser). Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on Transfer enumerated in the Private Placement Legend printed on the Regulation S Permanent Global Note, the Regulation S Temporary Global Note and/or the Restricted Definitive Note and in the Indenture and the Securities Act.
     3. ☐ Check and complete if Transferee will take delivery of a beneficial interest in the IAI Global Note or a Restricted Definitive Note pursuant to any provision of the Securities Act other than Rule 144A or Regulation S. The Transfer is being effected in compliance with the transfer restrictions applicable to beneficial interests in Restricted Global Notes and Restricted Definitive Notes and pursuant to and in accordance with the Securities Act and any applicable blue sky securities laws of any state of the United States, and accordingly the Transferor hereby further certifies that (check one):
     (a) ☐ such Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act;
or
     (b) ☐ such Transfer is being effected to the Company or a subsidiary thereof;
or
     (c) ☐ such Transfer is being effected pursuant to an effective registration statement under the Securities Act and in compliance with the prospectus delivery requirements of the Securities Act;
or
     (d) ☐ such Transfer is being effected to an Institutional Accredited Investor and pursuant to an exemption from the registration requirements of the Securities Act other than Rule 144A, Rule 144, Rule 903 or Rule 904, and the Transferor hereby further certifies that it has not engaged in any general solicitation within the meaning of Regulation D under the Securities Act and the Transfer complies with the transfer restrictions applicable to beneficial interests in a Restricted Global Note or Restricted Definitive Notes and the requirements of the exemption claimed, which certification is supported by (1) a certificate executed by the Transferee in the form of Exhibit E to the Indenture and (2) if such Transfer is in respect of a principal amount of Notes at the time of transfer of less than $250,000, an Opinion of Counsel provided by the Transferor or the Transferee (a copy of which the Transferor has attached to this certification), to the effect that such Transfer is in compliance with the Securities Act. Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the IAI Global Note and/or the Restricted Definitive Notes and in the Indenture and the Securities Act.
     4. ☐ Check if Transferee will take delivery of a beneficial interest in an Unrestricted Global Note or of an Unrestricted Definitive Note.

     (a) ☐ Check if Transfer is pursuant to Rule 144. (i) The Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes, on Restricted Definitive Notes and in the Indenture.
     (b) ☐ Check if Transfer is Pursuant to Regulation S. (i) The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes, on Restricted Definitive Notes and in the Indenture.
     (c) ☐ Check if Transfer is Pursuant to Other Exemption. (i) The Transfer is being effected pursuant to and in compliance with an exemption from the registration requirements of the Securities Act other than Rule 144, Rule 903 or Rule 904 and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any State of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will not be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes or Restricted Definitive Notes and in the Indenture.
     This certificate and the statements contained herein are made for your benefit and the benefit of the Company.

[Insert Name of Transferor]

By:
Name:
Title:

Dated: _______________________

EXHIBIT C
ANNEX A TO CERTIFICATE OF TRANSFER

1.	The Transferor owns and proposes to transfer the following:

[CHECK ONE OF (a) OR (b)]

	(a)	☐	a beneficial interest in the:

		(i)	☐	144A Global Note (CUSIP _________), or

		(ii)	☐	Regulation S Global Note (CUSIP _________), or

		(iii)	☐	IAI Global Note (CUSIP _________); or

	(b)	☐	a Restricted Definitive Note.

2.	After the Transfer the Transferee will hold:

[CHECK ONE]

	(a)	☐	a beneficial interest in the:

		(i)	☐	144A Global Note (CUSIP _________), or

		(ii)	☐	Regulation S Global Note (CUSIP _________), or

		(iii)	☐	IAI Global Note (CUSIP _________); or

		(iv)	☐	Unrestricted Global Note (CUSIP _________); or

	(b)	☐	a Restricted Definitive Note; or

	(c)	☐	an Unrestricted Definitive Note,

in accordance with the terms of the Indenture.

EXHIBIT C
FORM OF CERTIFICATE OF EXCHANGE
Thermadyne Holdings Corporation
16052 Swingley Ridge Road, Suite 300
Chesterfield, Missouri 63017
Attention: Steven Schumm
U.S. Bank National Association
EP-MN-WS3C
60 Livingston Avenue
St. Paul, MN 55107-1419
Attention: Raymond S. Haverstock
     Re: 9% Senior Secured Noted due 2017.
(CUSIP [ ])
     Reference is hereby made to the Indenture, dated as of December 3, 2010 (the “Indenture”), among Thermadyne Holdings Corporation, as issuer (the “Company”), the Guarantors party thereto and U.S. Bank National Association, as trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.
     __________________________, (the “Owner”) owns and proposes to exchange the Note[s] or interest in such Note[s] specified herein, in the principal amount of $____________ in such Note[s] or interests (the “Exchange”). In connection with the Exchange, the Owner hereby certifies that:
     1. Exchange of Restricted Definitive Notes or Beneficial Interests in a Restricted Global Note for Unrestricted Definitive Notes or Beneficial Interests in an Unrestricted Global Note
     (a) ☐ Check if Exchange is from beneficial interest in a Restricted Global Note to beneficial interest in an Unrestricted Global Note. In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for a beneficial interest in an Unrestricted Global Note in an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Global Notes and pursuant to and in accordance with the Securities Act of 1933, as amended (the “Securities Act”), (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest in an Unrestricted Global Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.
     (b) ☐ Check if Exchange is from beneficial interest in a Restricted Global Note to Unrestricted Definitive Note. In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for an Unrestricted Definitive Note, the Owner hereby certifies (i) the Definitive Note is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Definitive Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

     (c) ☐ Check if Exchange is from Restricted Definitive Note to beneficial interest in an Unrestricted Global Note. In connection with the Owner’s Exchange of a Restricted Definitive Note for a beneficial interest in an Unrestricted Global Note, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.
     (d) ☐ Check if Exchange is from Restricted Definitive Note to Unrestricted Definitive Note. In connection with the Owner’s Exchange of a Restricted Definitive Note for an Unrestricted Definitive Note, the Owner hereby certifies (i) the Unrestricted Definitive Note is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Unrestricted Definitive Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.
     2. Exchange of Restricted Definitive Notes or Beneficial Interests in Restricted Global Notes for Restricted Definitive Notes or Beneficial Interests in Restricted Global Notes
     (a) ☐ Check if Exchange is from beneficial interest in a Restricted Global Note to Restricted Definitive Note. In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for a Restricted Definitive Note with an equal principal amount, the Owner hereby certifies that the Restricted Definitive Note is being acquired for the Owner’s own account without transfer. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the Restricted Definitive Note issued will continue to be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Definitive Note and in the Indenture and the Securities Act.
     (b) ☐ Check if Exchange is from Restricted Definitive Note to beneficial interest in a Restricted Global Note. In connection with the Exchange of the Owner’s Restricted Definitive Note for a beneficial interest in the [CHECK ONE] ☐ 144A Global Note, ☐ Regulation S Global Note, ☐ IAI Global Note with an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer and (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Notes and pursuant to and in accordance with the Securities Act, and in compliance with any applicable blue sky securities laws of any state of the United States. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the beneficial interest issued will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the relevant Restricted Global Note and in the Indenture and the Securities Act.
     This certificate and the statements contained herein are made for your benefit and the benefit of the Company.

[Insert Name of Transferor]

By:
Name:
Title:

Dated: ______________________

EXHIBIT D
[FORM OF SUPPLEMENTAL INDENTURE
TO BE DELIVERED BY SUBSEQUENT GUARANTORS]
     Supplemental Indenture (this “Supplemental Indenture”), dated as of ________________, among __________________ (the “Guaranteeing Subsidiary”), a subsidiary of Thermadyne Holdings Corporation (or its permitted successor), a Delaware corporation (the “Company”), the Company and U.S. Bank National Association, as trustee under the Indenture referred to below (the “Trustee”).
W I T N E S S E T H
     WHEREAS, the Company has heretofore executed and delivered to the Trustee an indenture (the “Indenture”), dated as of December 3, 2010 providing for the issuance of 9% Senior Secured Notes due 2017 (the “Notes”);
     WHEREAS, the Indenture provides that under certain circumstances the Guaranteeing Subsidiary shall execute and deliver to the Trustee a supplemental indenture pursuant to which the Guaranteeing Subsidiary shall unconditionally guarantee all of the Company’s Obligations under the Notes and the Indenture on the terms and conditions set forth herein (the “Guarantee”); and
     WHEREAS, pursuant to Section 9.01 of the Indenture, the Trustee is authorized to execute and deliver this Supplemental Indenture.
     NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Guaranteeing Subsidiary and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:
     1. Capitalized Terms. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.
     2. Agreement to Guarantee. The Guaranteeing Subsidiary hereby agrees to provide an unconditional Guarantee on the terms and subject to the conditions set forth in the Guarantee and in the Indenture including but not limited to Article 11 thereof.
     4. No Recourse Against Others. No director, officer, employee, incorporator or stockholder of the Company or any Guarantor, as such, will have any liability for any obligations of the Company or the Guarantors under the Notes, this Indenture, the Guarantees, the Security Documents or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. The waiver may not be effective to waive liabilities under the federal securities laws.
     5. NEW YORK LAW TO GOVERN. THE INTERNAL LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS SUPPLEMENTAL INDENTURE WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.
     6. Counterparts. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

     7.  Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction hereof.
     8. The Trustee. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Guaranteeing Subsidiary and the Company.

     IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed and attested, all as of the date first above written.
     Dated: _______________,

[GUARANTEEING SUBSIDIARY]
By
Name:
Title:

THERMADYNE HOLDINGS CORPORATION
By
Name:
Title:

U.S. BANK NATIONAL ASSOCIATION, as Trustee
By
Name:
Title:

U.S. BANK NATIONAL ASSOCIATION, as Collateral Trustee
By
Name:
Title:

EXHIBIT E
FORM OF CERTIFICATE FROM
ACQUIRING INSTITUTIONAL ACCREDITED INVESTOR
Thermadyne Holdings Corporation
16052 Swingley Ridge Road, Suite 300
Chesterfield, Missouri 63017
Attention: Steven Schumm
U.S. Bank National Association
EP-MN-WS3C
60 Livingston Avenue St. Paul,
MN 55107-1419
Attention: Raymond S. Haverstock
Re: 9% Senior Secured Notes due 2017
     Reference is hereby made to the Indenture, dated as of December 3, 2010 (the “Indenture”), among Thermadyne Holdings Corporation, as issuer (the “Company”), the Guarantors party thereto and U.S. Bank National Association, as trustee and collateral trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.
     In connection with our proposed purchase of $____________ aggregate principal amount of:
     (a) ☐ a beneficial interest in a Global Note, or
     (b) ☐ a Definitive Note, we confirm that:
     1. We understand that any subsequent transfer of the Notes or any interest therein is subject to certain restrictions and conditions set forth in the Indenture and the undersigned agrees to be bound by, and not to resell, pledge or otherwise transfer the Notes or any interest therein except in compliance with, such restrictions and conditions and the Securities Act of 1933, as amended (the “Securities Act”).
     2. We understand that the offer and sale of the Notes have not been registered under the Securities Act, and that the Notes and any interest therein may not be offered or sold except as permitted in the following sentence. We agree, on our own behalf and on behalf of any accounts for which we are acting as hereinafter stated, that if we should sell the Notes or any interest therein, we will do so only (A) to the Company or any subsidiary thereof, (B) in accordance with Rule 144A under the Securities Act to a “qualified institutional buyer” (as defined therein), (C) to an institutional “accredited investor” (as defined below) that, prior to such transfer, furnishes (or has furnished on its behalf by a U.S. broker-dealer) to you and to the Company a signed letter substantially in the form of this letter and, if such transfer is in respect of a principal amount of Notes, at the time of transfer of less than $250,000, an Opinion of Counsel in form reasonably acceptable to the Company to the effect that such transfer is in compliance with the Securities Act, (D) outside the United States in accordance with Rule 904 of Regulation S under the Securities Act, (E) pursuant to the provisions of Rule 144 under the Securities Act or (F) pursuant to an effective registration statement under the Securities Act, and we further agree to provide to any Person purchasing the Definitive Note or beneficial interest in a Global Note from us in a transaction meeting the requirements of clauses (A) through (E) of this paragraph a notice advising such purchaser that resales thereof are restricted as stated herein.

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     3. We understand that, on any proposed resale of the Notes or beneficial interest therein, we will be required to furnish to you and the Company such certifications, legal opinions and other information as you and the Company may reasonably require to confirm that the proposed sale complies with the foregoing restrictions. We further understand that the Notes purchased by us will bear a legend to the foregoing effect.
     4. We are an institutional “accredited investor” (as defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act) and have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Notes, and we and any accounts for which we are acting are each able to bear the economic risk of our or its investment.
     5. We are acquiring the Notes or beneficial interest therein purchased by us for our own account or for one or more accounts (each of which is an institutional “accredited investor”) as to each of which we exercise sole investment discretion.
     You and the Company are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby.

[Insert Name of Accredited Investor]

By:
Name:
Title:

Dated: _______________________

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